NUVEEN ENHANCED CLO INCOME FUND

STATEMENT OF ADDITIONAL INFORMATION

Nuveen Enhanced CLO Income Fund (the “Fund”) is a newly organized, non-diversified, closed-end management investment company that continuously offers its shares (the “Common Shares”) and is operated as an “interval fund.” The Fund currently offers three classes of Common Shares: Class I Common Shares, Class A1 Common Shares and Class A2 Common Shares. The Fund may offer additional classes of Common Shares in the future.

This Statement of Additional Information relating to Common Shares does not constitute a prospectus, but should be read in conjunction with the Fund’s prospectus relating thereto dated January 8, 2025 (the “Prospectus”). In this Statement of Additional Information, holders of Common Shares are referred to as “Common Shareholders.” This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing Common Shares. Investors should obtain and read the Fund’s Prospectus prior to purchasing such shares. A copy of the Fund’s Prospectus, annual and semi-annual reports (when available) and additional information about the Fund may be obtained without charge by calling (800) 257-8787, by writing to the Fund at 333 West Wacker Drive, Chicago, Illinois 60606 or from the Fund’s website (http://www.nuveen.com). The information contained in, or that can be accessed through, the Fund’s website is not part of the Fund’s Prospectus or this Statement of Additional Information (“SAI”). You may also obtain a copy of the Fund’s Prospectus on the Securities and Exchange Commission’s website (http://www.sec.gov). Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated January 8, 2025

INVESTMENT OBJECTIVE AND POLICIES

The Fund’s investment objective is to seek to generate attractive risk-adjusted returns. The Fund’s investment objective may be changed by the Board of Trustees upon sixty days’ prior written notice to shareholders.

Fund Strategies

The Fund seeks to generate attractive risk-adjusted returns by investing in CLO securities of broadly syndicated loan CLOs and CLO Warehouses. The Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets. The Fund’s investments in CLOs are anticipated to generate high current income.

Nuveen Asset Management’s CLO investment philosophy is based on a credit focused, bottom-up approach combined with technical analysis of the markets. Nuveen Asset Management’s market position as a CLO manager and senior loan manager provides it with a deep understanding of the types of underlying loans within each CLO that Nuveen Asset Management evaluates for investment by the Fund. Nuveen Asset Management combines its bottom-up credit opinion of the collateral in the CLO with its top-down perspective on the CLO structure and documentation in seeking to select the most attractive tranches for inclusion in the Fund’s portfolio. In addition, Nuveen Asset Management’s CLO issuance platform provides valuable data on current market conditions and levels, which it can use to inform relative value decisions. Nuveen Asset Management believes this approach is a competitive advantage and differentiated versus peers that focus on generic assumptions to value CLOs.

The Fund may also use certain hedging techniques to reduce exposure of the portfolio to adverse business or market conditions. See "—Other Policies” below.

Portfolio Contents

The Fund will invest its assets in CLOs. The Fund may also on an opportunistic basis invest in senior loans; debt securities, including, but not limited to, high yield bonds and convertible bonds; other securitized assets, including asset-backed securities and mortgage-backed securities; and investment vehicles investing in the foregoing. A substantial portion of the Fund’s investments will be rated below investment grade or, if unrated, deemed by the Fund’s portfolio managers to be of comparable quality.

CLOs. CLOs are asset-backed securities that are typically collateralized principally by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade (commonly known as “high yield” or “junk” bonds). The special purpose entity typically issues one or more classes (sometimes referred to as “tranches”) of rated debt securities, one or more unrated classes of debt securities that are generally treated as equity interests, and a residual equity interest. The tranches of CLOs typically have different interest rates, projected weighted average lives and ratings, with the higher rated tranches paying lower interest rates. One or more forms of credit enhancement are almost always necessary in a CLO structure to obtain the desired credit ratings for the most highly rated debt securities issued by a CLO. The types of credit enhancement used include “internal” credit enhancement provided by the underlying assets themselves, such as subordination, excess spread and cash collateral accounts. CLOs can be less liquid than other publicly held debt issues, and require additional structural analysis. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CLOs may be illiquid.

The Fund may also invest in residual interests in CLO Warehouses. Prior to the closing of a CLO, an investment bank or other entity that is financing the CLO’s structuring may provide a CLO Warehouse to finance the acquisition of a portfolio of initial assets. Capital raised during the closing of the CLO is then used to repay the loan. A CLO Warehouse may have several classes of loans with differing seniority levels with a subordinated or “equity” class typically purchased by the manager of the CLO or other investors.

Loans. The Fund may invest in loans, including senior secured loans, unsecured and/or subordinated loans, loan participations, unfunded contracts and assignments, as described further below. These loans are typically made by or issued to corporations primarily to finance acquisitions, refinance existing debt, support organic growth, or pay out dividends. Loans typically bear interest at a floating rate, although some loans pay a fixed rate. Floating rate loans have interest rates that reset periodically, typically monthly or quarterly. The interest rates on floating rate loans are generally based on a percentage above the Secured Overnight Financing Rate (“SOFR”), a U.S. bank’s prime or base rate, the overnight federal funds rate or another rate. Loan participations are loans that are shared by a group of lenders. Unfunded commitments are contractual obligations by lenders (such as the Fund) to loan an amount in the future or that is due to be contractually funded in the future. Assignments may be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Loans may have restrictive covenants limiting the ability of a borrower to further encumber its assets. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the borrower, the nature of the collateral securing the loan and other factors. Such restrictive covenants normally allow for early intervention and proactive mitigation of credit risk by providing lenders with the ability to (1) intervene and either prevent or restrict actions that may potentially compromise the borrower’s ability to repay the loan and/or (2) obtain concessions from the borrower in exchange for waiving or amending a particular covenant. Loans with fewer or weaker restrictive covenants may limit the Fund’s ability to intervene or obtain additional concessions from borrowers.

Certain loans in which the Fund invests may be “covenant-lite.” “Covenant-lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition.

Corporate Debt Securities. The Fund may invest in corporate debt securities issued by companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt securities are fixed income securities issued by businesses to finance their operations. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured. Corporate debt securities may be rated investment-grade or below investment-grade and may carry fixed or floating rates of interest.

High Yield Debt Securities. The Fund may invest in debt securities rated below investment grade or unrated securities deemed by Nuveen Asset Management, LLC (“Nuveen Asset Management”) to be of comparable quality. Debt securities rated below investment grade are commonly referred to as “high yield” securities or “junk” bonds. Below investment grade securities are generally securities rated BB+/Ba1 or lower at the time of investment and are regarded as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest or dividends and repay principal, which implies higher price volatility and default risk than investment grade instruments of comparable terms and duration. These types of bonds are typically issued by companies without long track records of sales and earnings, or by issuers that have questionable credit strength. High yield and comparable unrated debt securities: (a) will likely have some quality and protective characteristics that, in the judgment of the rating agency evaluating the instrument, are outweighed by large uncertainties or major risk exposures to adverse conditions; and (b) are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation.

Convertible Securities. The Fund may also invest in convertible securities. Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred securities that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred securities, until the security matures or is redeemed, converted or exchanged.

Asset-Backed Securities (“ABS”). ABS are securities that are primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period. Asset-backed securitization is a financing technique in which financial assets, in many cases themselves less liquid, are pooled and converted into instruments that may be offered and sold in the capital markets. In a basic securitization structure, an entity, often a financial institution, originates or otherwise acquires a pool of financial assets, either directly or through an affiliate. It then sells the financial assets, again either directly or through an affiliate, to a specially created investment vehicle that issues securities “backed” or supported by those financial assets, which securities are ABS. Payment on the ABS depends primarily on the cash flows generated by the assets in the underlying pool and other rights designed to assure timely payment, such as liquidity facilities, guarantees or other features generally known as credit enhancements.

Mortgage-Backed Securities, including Commercial Mortgage-Backed Securities. A mortgage-backed security (“MBS”) is a type of pass-through security, which is a security representing pooled debt obligations repackaged as interests that pass income through an intermediary to investors. In the case of mortgage-backed securities, the ownership interest is in a pool of mortgage loans. Commercial mortgage-backed securities (“CMBS”) are backed by a pool of mortgages on commercial property.

U.S. Government Securities. U.S. government securities in which the Fund may invest include U.S. Treasury obligations and securities issued or guaranteed by various agencies of the U.S. government, or by various instrumentalities which have been established or sponsored by the U.S. government. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. government. Securities issued or guaranteed by federal agencies and U.S. government sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government.

Sovereign and Supranational Securities. Sovereign securities are issued or guaranteed by foreign sovereign governments or their agencies, authorities, political subdivisions or instrumentalities, and supranational agencies. A supranational agency is a multinational union or association in which member countries cede authority and sovereignty on a limited number of matters to the group, whose decisions are binding upon its members. Quasi-sovereign securities typically are issued by companies or agencies that may receive financial support or backing from a local government or in which the government owns a majority of the issuer’s voting shares.

The ability of a foreign sovereign issuer, especially in an emerging market country, to make timely and ultimate payments on its debt obligations will be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credits and investments, fluctuations of interest rate and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its export in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected. If a sovereign issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multinational organizations. There may be no bankruptcy proceedings similar to those in the U.S. by which defaulted interest may be collected.

Non-U.S. Investments. The Fund may invest both in securities issued by U.S. and non-U.S. companies that are traded over-the-counter (“OTC”) or listed on an exchange. The Fund will classify an issuer of a security as being a U.S. or non-U.S. issuer based on the determination of an unaffiliated, recognized financial data provider. Such determinations are based on a number of criteria, such as the issuer’s country of domicile, the primary exchange on which the security trades, the location from which the majority of the issuer’s revenue comes, and the issuer’s reporting currency.

Restricted Securities. The Fund may invest in securities that have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), including securities sold in private placement transactions between issuers and their purchasers and securities that meet the requirements of Rule 144A under the Securities Act (“Rule 144A securities”). Rule 144A securities may be resold under certain circumstances only to qualified institutional buyers as defined by the rule.

Other Investment Companies. The Fund may invest in securities of other affiliated or unaffiliated open or closed-end investment companies (including exchange-traded funds (“ETFs”)) that invest primarily in the types of investments in which the Fund may invest directly. In addition, the Fund may invest a portion of its Managed Assets in pooled investment vehicles (other than investment companies) that invest primarily in the types of investments in which the Fund may invest directly.

Derivatives. The Fund may also invest in or enter into derivative contracts or instruments in connection with the acquisition, holding or disposition of investments. Such instruments include financial futures contracts and options thereon, forward contracts, swaps (with varying terms, including interest rate swaps), options on swaps and other derivative instruments. See “Portfolio Composition and Other Information—Derivatives” in the Prospectus

See “Portfolio Composition and Other Information” in the Prospectus for additional information on the types of securities in which the Fund may invest.

Investment Policies

Under normal circumstances, the Fund will invest subject to the following policies:

●	The Fund will invest at least 80% of its Assets (as defined below) in CLOs.

●	The Fund will invest at least 70% of its Assets in CLO Debt.

●	The Fund may invest up to 30% of its Assets in CLO Equity and CLO Warehouses.

●	The Fund may invest up to 20% of its Assets in other securities, which would primarily include senior loans, debt securities, including high yield bonds and convertible bonds, other securitized assets and investment vehicles investing in the foregoing.

●	The Fund will not invest more than 25% of its Assets in CLOs managed by a single collateral manager.

The foregoing policies are considered to apply only at the time of investment and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities.

“Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

The Fund’s investment policy to invest at least 80% of its Assets in CLOs (the “Name Policy”) is a non-fundamental investment policy. CLOs are defined to include the debt tranches of CLOs (“CLO Debt”), subordinated tranches of CLOs (often referred to as the “residual” or “equity” tranche) (“CLO Equity”) and CLO Warehouses. The Fund will consider both direct investments and indirect investments (e.g., investments in other investment companies, derivatives and synthetic instruments with economic characteristics similar to the direct investments that meet the Name Policy) when determining compliance with the Name Policy. For purposes of the Name Policy, the Fund will value eligible derivatives at fair value or market value instead of notional value. As a result of having a Name Policy, the Fund must provide shareholders with a notice at least sixty days prior to any change of the Fund’s Name Policy.

The Fund may use derivatives in an attempt to manage market risk, credit risk and yield curve risk, to manage the effective maturity or duration of securities in the Fund’s portfolio, including the use of interest rate derivatives to convert fixed-rate securities to floating rate securities, or for speculative purposes in an effort to increase the Fund’s yield or to enhance returns. The use of a derivative is speculative if the Fund is primarily seeking to enhance returns, rather than offset the risk of other positions.

For temporary defensive purposes, during periods of high cash inflows or outflows, or during a Repurchase Offer Period, the Fund may depart from its principal investment strategies and invest up to 100% of its Managed Assets in cash equivalents, U.S. government securities and other high-quality short-term debt securities. During such periods, the Fund may not be able to achieve its investment objective. The Fund may adopt a defensive strategy when Nuveen Asset Management believes the instruments in which the Fund normally invests have elevated risks due to political or economic factors, in the event that unanticipated legal or regulatory developments interfere with implementation of the Fund’s principal investment strategies, and in other extraordinary circumstances.

Other Policies

Certain investment policies specifically identified in this SAI as such are considered fundamental and may not be changed without shareholder approval. See “Investment Restrictions.” All of the Fund’s other investment policies are not considered to be fundamental by the Fund and can be changed by the Board of Trustees without a vote of the shareholders. The Fund cannot change its fundamental policies without the approval of the holders of a “majority of the outstanding” Common Shares. When used with respect to particular shares of the Fund, a “majority of the outstanding” shares means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy or (ii)  more than 50% of the shares, whichever is less.

LEVERAGE

While the Fund has no current intention to use leverage for investment purposes as of the date of this SAI, the Fund may use leverage to the extent permitted under the 1940 Act. The Fund may source leverage initially and throughout the life of the Fund through a number of methods including through borrowings, issuing Preferred Shares, the issuance of debt securities, entering into reverse repurchase agreements (effectively a borrowing), and entering into total return swaps. The sources of leverage will vary depending on market conditions.

The Fund may use derivatives, such as interest rate swaps with varying terms, in order to hedge duration risk or manage the interest rate expense associated with all or a portion of its leverage. Interest rate swaps are bi-lateral agreements whereby parties agree to exchange future payments, typically based upon the differential of a fixed rate and a variable rate, on a specified notional amount. Interest rate swaps can enable the Fund to effectively convert its variable leverage expense to fixed, or vice-versa. For example, if the Fund issues leverage having a short-term floating rate of interest, the Fund could use interest rate swaps to hedge against a rise in the short-term benchmark interest rates associated with its outstanding leverage. In doing so, the Fund would seek to achieve lower leverage costs, and thereby enhance Common Share distributions, over an extended period, which would be the result if short-term market interest rates on average exceed the fixed interest rate over the term of the swap. To the extent the fixed swap rate is greater than short-term market interest rates on average over the period, overall costs associated with leverage will be greater (and thereby reduce distributions to Common Shareholders) than if the Fund had not entered into the interest rate swap(s). See “Portfolio Composition and Other Information—Derivatives” in the Prospectus.

So long as the net income received from the Fund’s investments purchased with leverage proceeds exceeds the current expense of any leverage, the investment of the proceeds of leverage will generate more net income than if the Fund had not leveraged itself. Under these circumstances, the excess net income will be available to pay higher distributions to Common Shareholders. However, if the net income received from the Fund’s portfolio investments purchased with the proceeds of leverage is less than the current expense of any leverage, the Fund may be required to utilize other Fund assets to make interest and/or dividend payments on its leveraging instruments, which may result in a decline in Common Share NAV and reduced net investment income available for distribution to Common Shareholders.

The Fund may reduce or increase the amount of leverage based upon changes in market conditions and/or composition of the Fund’s holdings. The Fund’s leverage ratio will vary from time to time based upon such changes in the amount of leverage used, variations in the value of the Fund’s holdings and the levels of Common Share subscription and repurchase offer activity related to the Fund’s continuously offered interval fund structure. So long as the net income received from the Fund’s investments purchased with leverage proceeds exceeds the then current expense of any leverage, the investment of the proceeds of leverage will generate more net income than if the Fund had not leveraged itself. Under these circumstances, the excess net income will be available to pay higher distributions to Common Shareholders. However, if the net income received from the Fund’s portfolio investments purchased with the proceeds of leverage is less than the current expense of any leverage, the Fund may be required to utilize other Fund assets to make interest payments on its leveraging instruments which may result in a decline in Common Share NAV and reduced net investment income available for distribution to Common Shareholders.

The Fund pays a management fee to Nuveen Fund Advisors (which in turn pays a portion of such fee to Nuveen Asset Management) based on a percentage of Managed Assets. Managed Assets include the proceeds realized and managed from the Fund’s use of most types of leverage (excluding the leverage exposure attributable to the use of futures, swaps and similar derivatives). Because Managed Assets include the Fund’s net assets as well as assets that are attributable to the Fund’s investment of the proceeds of its leverage, it is anticipated that the Fund’s Managed Assets will be greater than its net assets. Nuveen Fund Advisors and Nuveen Asset Management will be responsible for using leverage to pursue the Fund’s investment objective. Nuveen Fund Advisors and Nuveen Asset Management will base their decision regarding whether and how much leverage to use for the Fund, and the terms of that leverage, on their assessment of whether such use of leverage is in the best interests of the Fund. However, a decision to employ or increase leverage will have the effect, all other things being equal, of increasing Managed Assets and in turn Nuveen Fund Advisors’ and Nuveen Asset Management’s management fees. Thus, Nuveen Fund Advisors and Nuveen Asset Management may have a conflict of interest in determining whether to use or increase leverage. Nuveen Fund Advisors and Nuveen Asset Management will seek to manage that potential conflict by using leverage only when they determine that it would be in the best interests of the Fund and its Common Shareholders, and by periodically reviewing with the Board of Trustees the Fund’s performance and the Fund’s degree of overall use of leverage and the impact of the use of leverage on that performance.

The Fund may issue “senior securities” as defined under the 1940 Act. “Senior securities” have seniority over the Common Shares in regard to the income and assets of the Fund. The 1940 Act generally defines a “senior security” as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends (“Preferred Shares”); however, the term does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made for temporary purposes and in an amount not exceeding five percent of the value of the Fund’s total assets. A loan shall be presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

Under the 1940 Act, the Fund is not permitted to issue “senior securities” that are Preferred Shares if, immediately after the issuance of Preferred Shares, the asset coverage ratio with respect to such Preferred Shares would be less than 200%. With respect to any such Preferred Shares, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate liquidation preference of such Preferred Shares.

Under the 1940 Act, the Fund is not permitted to issue “senior securities representing indebtedness” if, immediately after the issuance of such senior securities representing indebtedness, the asset coverage ratio with respect to such senior securities would be less than 300%. “Senior securities representing indebtedness” include borrowings (including loans from financial institutions) and debt securities. With respect to any such senior securities representing debt, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of such borrowing represented by senior securities issued by the Fund.

If the Fund issues senior securities and the asset coverage with respect to such senior securities declines below the required ratios discussed above (as a result of market fluctuations or otherwise), the Fund may sell portfolio securities when it may be disadvantageous to do so.

Certain types of leverage used by the Fund may result in the Fund being subject to certain covenants, asset coverage or other portfolio composition limits by its lenders, debt or preferred securities purchasers, rating agencies that may rate the debt or preferred securities, or reverse repurchase counterparties. Such limitations may be more stringent than those imposed by the 1940 Act and may impact whether the Fund is able to maintain its desired amount of leverage. At this time Nuveen Fund Advisors does not believe that any such potential investment limitations will impede it from managing the Fund’s portfolio in accordance with its investment objective and policies.

Utilization of leverage is a speculative investment technique and involves certain risks to the Common Shareholders, including increased variability of the Fund’s net income, distributions and NAV in relation to market changes. See “Risks—Leverage Risk” in the Prospectus. If the Fund utilizes leverage, there is no assurance that it will work as planned or achieve its goals.

INVESTMENT RESTRICTIONS

Except as described below, the Fund, as a fundamental policy, may not, without the approval of the holders of a majority of the outstanding Common Shares and, if issued, Preferred Shares voting together as a single class, and of the holders of a majority of the outstanding Preferred Shares voting as a separate class:

(1) Issue senior securities, as defined in the 1940 Act, except as permitted by the 1940 Act1;

(2) Borrow money, except as permitted by the 1940 Act and exemptive orders granted under the 1940 Act1,2;

(3) Act as underwriter of another issuer’s securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) in connection with the purchase and sale of portfolio securities;

(4) Invest more than 25% of its total assets in securities of issuers in any one industry or group of related industries; provided, however, that this restriction shall not be applicable to securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof;

(5) Purchase or sell real estate, but this shall not prevent the Fund from investing in securities secured by real estate or interests therein or foreclosing upon and selling such real estate and this shall not prevent the Fund from investing in securities of companies that deal in real estate or are engaged in the real estate business, including real estate investment trusts, and securities secured by real estate or interests therein and the Fund may hold and sell real estate or mortgages on real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of such securities;

(6) Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from purchasing or selling options, futures contracts or derivative instruments or from investing in securities or other instruments backed by physical commodities);

(7) Make loans, except as permitted by the 1940 Act and exemptive orders granted under the 1940 Act3; and

1 Section 18(c) of the 1940 Act generally limits a registered closed-end investment company to issuing one class of senior securities representing indebtedness and one class of senior securities representing stock, except that the class of indebtedness or stock may be issued in one or more series, and promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed a separate class of senior securities.

2 Section 18(a) of the 1940 Act generally prohibits a registered closed-end fund from incurring borrowings if, immediately thereafter, the aggregate amount of its borrowings exceeds 33 1⁄3% of its total assets. The Fund has not applied for, and currently does not intend to apply for, such exemptive relief, but reserves the right to do so in the future.

3 Section 21 of the 1940 Act makes it unlawful for a registered investment company, like the Fund, to lend money or other property if (i) the investment company’s policies set forth in its registration statement do not permit such a loan or (ii) the borrower controls or is under common control with the investment company. The Fund has not applied for, and currently does not intend to apply for, such exemptive relief, but reserves the right to do so in the future.

Under the 1940 Act, investments of more than 25% of a fund’s total assets in one or more issuers in the same industry or group of industries constitutes concentration. The policy in subparagraph (4) above will be interpreted in accordance with public interpretations of the SEC and its staff pertaining to concentration from time to time. The policy in subparagraph (4) above will be interpreted to give broad authority to the Fund as to how to classify issuers within or among either industries or groups of related industries. The Fund currently utilizes any one or more industry classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by Nuveen Fund Advisors. For the purpose of applying the 25% industry limitation set forth in subparagraph (4) above, the Fund will consider the investments of underlying investment companies when determining compliance with its concentration policy, to the extent the Fund has sufficient information about such investments.

Under the 1940 Act, the Fund may invest only up to 10% of its total assets in the aggregate in shares of other investment companies and only up to 5% of its total assets in any one investment company, provided the investment does not represent more than 3% of the voting stock of the acquired investment company at the time such shares are purchased, unless permitted to exceed such limitation pursuant to SEC rule or exemptive relief. As a shareholder in any investment company, the Fund will bear its ratable share of that investment company’s expenses, and will also remain subject to payment of the Fund’s management, advisory and administrative fees with respect to assets so invested. Holders of Common Shares would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies.

In addition to the foregoing fundamental investment policies, the Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board of Trustees upon sixty days’ prior written notice to shareholders. The Fund may not:

(1)    Purchase securities of open-end or closed-end investment companies except in compliance with the 1940 Act or any exemptive relief obtained thereunder; and

(2)   Purchase securities of companies for the purpose of exercising control, except to the extent that exercise by the Fund of its rights under loan agreements would be deemed to constitute exercising control.

The Fund may be subject to certain restrictions imposed by guidelines of one or more credit rating agencies that may issue ratings for Preferred Shares, commercial paper or notes, or, if the Fund borrows from a lender, by the lender. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. If these restrictions were to apply, it is not anticipated that these guidelines will impede Nuveen Fund Advisors or Nuveen Asset Management from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares and, if issued, Preferred Shares voting together as a single class, and of the holders of a majority of the outstanding Preferred Shares voting as a separate class:

(1)   The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.

(2)   The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board of Trustees (the “Board’) in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than twenty-one and no more than forty-two days after the Fund sends notification to shareholders of the repurchase offer.

(3)   There will be a maximum fourteen calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the NAV applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).

Under certain limited circumstances, the Fund may postpone or suspend repurchase offers. See “Periodic Repurchase Offers—Suspension or Postponement of Repurchase Offers” in the Prospectus.

PORTFOLIO COMPOSITION AND OTHER INFORMATION

The following information supplements the discussion of the Fund’s investment objective, policies, and strategies that are described in the Prospectus.

Collateralized Loan Obligations

The Fund may invest in CLOs, including CLO Debt and CLO Equity. CLOs are asset-backed securities that are typically collateralized principally by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade (commonly known as “high yield” or “junk” bonds). The special purpose entity typically issues one or more classes (sometimes referred to as “tranches”) of rated debt securities, one or more unrated classes of debt securities that are generally treated as equity interests, and a residual equity interest. The tranches of CLOs typically have different interest rates, projected weighted average lives and ratings, with the higher rated tranches paying lower interest rates. One or more forms of credit enhancement are almost always necessary in a CLO structure to obtain the desired credit ratings for the most highly rated debt securities issued by a CLO. The types of credit enhancement used include “internal” credit enhancement provided by the underlying assets themselves, such as subordination, excess spread and cash collateral accounts. The key feature of the CLO structure is the prioritization of the cash flows from a pool of securities among the several tranches of the CLO. As interest payments are received, the CLO makes contractual interest payments to each tranche of debt based on its seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO meets or exceeds required collateral coverage levels (or other similar covenants), the remaining funds may be paid to the subordinated tranche (often referred to as the “residual” or “equity” tranche). The contractual provisions setting out this order of payments are set out in detail in the relevant CLO’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine the terms of payment of any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests that must be complied with, which are different for each CLO. If a coverage test is failing, proceeds will be diverted to repay principal on the senior tranches until the test passes.

The Fund’s CLO holdings are expected to be invested primarily in broadly syndicated leveraged loans and, to a lesser extent, middle-market bank loans (all assets held by a CLO, collectively, the “Collateral Obligations”). It is also possible that the Collateral Obligations of the CLOs in which the Fund invests will include (i) second lien and/or subordinated loans, (ii) debt tranches of other CLOs, (iii) equity securities incidental to investments in senior loans and (iv) corporate bonds, including high-yield corporate bonds. A syndicated loan is generally originated by a bank and then syndicated, or sold, in several pieces to institutional investors as well as to other banks. Broadly syndicated loans are floating rate loans made to a large, diverse group of investors, they are senior in the capital structure and have a first claim on the assets of the borrower. Unlike middle-market loans, which are typically made by a small number of co-lenders in a “club” structure where the lenders know each other and cooperate closely, a broadly syndicated loan may have anywhere from 15 to more than 100 investors in a senior credit facility. Subordinated loans generally are subject to similar risks as those associated with investments in senior loans except that such loans are subordinated in payment and/or lower in lien priority to first lien holders.

The cash flows on the Collateral Obligations will primarily determine the payments to holders of CLO notes. CLOs may have floating interest rates, fixed interest rates or, in the case of CLO Equity, no set interest rate (but rather participate in residual cash flows of the relevant CLO). The rated tranches of CLO Debt are generally assigned credit ratings by one or more NRSROs (whether or not such tranches are issued as part of a component of a composite instrument with one or more other instruments). CLO Equity is not guaranteed by another party and is typically unrated. CLO Equity represents the first loss position in the CLO, meaning that it is generally required to absorb the CLO’s losses before any of the CLO’s other tranches, yet it also has the lowest level of payment priority among the CLO’s tranches. CLO Equity is typically the riskiest tranche of a CLO investment.

The transaction documents relating to the issuance of CLOs impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s manager to trade investments and impose certain portfolio-wide asset quality requirements. In addition, CLOs are generally limited recourse obligations of the CLO payable solely from the underlying assets of the CLO or the proceeds thereof. Consequently, holders of CLOs must rely solely on distributions of the Collateral Obligations or proceeds thereof for payment in respect thereof. The cash flows generated by the Collateral Obligations held in a CLO’s portfolio will generally determine the interest payments on CLO Investments. Payments to holders of tranched CLO investments are made in sequential order of priority. In addition, CLOs can be less liquid than other publicly held debt issues and require additional structural analysis. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CLOs may be illiquid.

The Fund may also invest in residual interests in CLO Warehouses. Prior to the closing of a CLO, an investment bank or other entity that is financing the CLO’s structuring may provide a CLO Warehouse to finance the acquisition of a portfolio of initial assets. Capital raised during the closing of the CLO is then used to repay the loan. A CLO Warehouse may have several classes of loans with differing seniority levels with a subordinated or “equity” class typically purchased by the manager of the CLO or other investors. One of the most significant risks to the holder of the subordinated class of a CLO Warehouse is the market value fluctuation of the loans acquired. Subordinated equity holders generally acquire the first loss positions which bear the impact of market losses before more senior positions upon settling the CLO Warehouse. Further, CLO Warehouse transactions often include event of default provisions and other collateral threshold requirements that grant senior holders or the administrator certain rights (including the right to liquidate warehouse positions) upon the occurrence of various triggering events including a decrease in the value of warehouse collateral. In addition, a subordinate noteholder may be asked to maintain a certain level of loan-to-value ratio to mitigate this market value risk. As a result, if the market value of collateral loans decreases, the subordinated noteholder may need to provide additional funding to maintain the warehouse lender’s loan-to-value ratio.

Loans

The Fund may invest in loans, including senior loans, as described further below. These loans are typically made by or issued to corporations primarily to finance acquisitions, refinance existing debt, support organic growth, or pay out dividends. The loans that the Fund invests typically bear interest at a floating rate, although some loans may pay a fixed rate. Floating rate loans have interest rates that reset periodically, typically monthly or quarterly. The interest rates on floating rate loans are generally based on a percentage above the SOFR, a U.S. bank’s prime or base rate, the overnight federal funds rate or another rate, but may still be based on a percentage above the legacy LIBOR. A loan participation is an arrangement where the lender of a loan sells an interest, or participation, in the loan to an investor. Like an assignment, the terms of the participation are privately negotiated, but unlike an assignment the holder of the participation does not have a contractual relationship with the borrower and must rely on the lender to pass on to the investor the payments made by the borrower and to enforce the rights to collateral. Unfunded commitments are contractual obligations by lenders (such as the Fund) to loan an amount in the future or that is due to be contractually funded in the future. Loan assignments may be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Loans may have restrictive covenants limiting the ability of a borrower to incur additional debt or to further borrow or encumber its assets. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the borrower, the nature of the collateral securing the loan and other factors. Such restrictive covenants normally allow for early intervention and proactive mitigation of credit risk by providing lenders with the ability to (1) intervene and either prevent or restrict actions that may potentially compromise the borrower’s ability to repay the loan and/or (2) obtain concessions from the borrower in exchange for waiving or amending a particular covenant. Loans with fewer or weaker restrictive covenants may limit the Fund’s ability to intervene or obtain additional concessions from borrowers.

Senior Loan Investments

The Fund may invest in (i) senior loans made by banks or other financial institutions to U.S. and foreign corporations, partnerships and other business entities (each a “Borrower” and, collectively, “Borrowers”), (ii) assignments of such interests in senior loans, or (iii) participation interests in senior loans. Senior loans hold the most senior position in the capital structure of a Borrower, are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The capital structure of a Borrower may include senior loans, senior and junior subordinated debt, preferred stock and common stock issued by the Borrower, typically in descending order of seniority with respect to claims on the Borrower’s assets. The proceeds of senior loans primarily are used by Borrowers to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancings, internal growth and for other corporate purposes. A senior loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (“Agent”) for a lending syndicate of financial institutions which typically includes the Agent (“Lenders”). The Agent typically administers and enforces the senior loans on behalf of the other Lenders in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Lenders. The Fund normally will rely primarily on the Agent to collect principal of and interest on a senior loan. Also, the Fund usually will rely on the Agent to monitor compliance by the Borrower with the restrictive covenants in a loan agreement.

Senior loans in which the Fund invests generally pay interest at rates that are redetermined either daily, monthly, quarterly or semi-annually by reference to a base lending rate plus a premium or credit spread. These base lending rates are primarily SOFR (of any tenor, but typically between one month and six months, and currency), or secondarily the prime rate offered by one or more major U.S. banks (the “Prime Rate”) or the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders, but may still be based on a percentage above the legacy LIBOR. As adjustable rate loans, the frequency of how often a senior loan resets its interest rate will impact how closely such senior loans track current market interest rates. Senior loans typically have a stated term of between one and eight years.

The Fund primarily purchases senior loans by assignment from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning Lender.

Loan assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning Lender.

The Fund may purchase participation interests in the original syndicate making senior loans. Loan participation interests typically represent participations in a loan to a corporate Borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a senior loan, becoming a part Lender. When purchasing a participation interest, the Fund assumes the credit risk associated with the corporate Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Fund may invest may not be rated by any NRSRO. See “Risks—Portfolio Level Risks—Senior Loan Risk.”

Although senior loans have the most senior position in a Borrower’s capital structure and are often secured by specific collateral, they are typically below investment grade quality and may have below investment grade ratings; these ratings are associated with investments having speculative characteristics. Senior loans rated below investment grade may therefore be regarded as “junk,” despite their senior capital structure position or specific collateral pledged to secure such loans.” The Fund may purchase and retain in its portfolio senior loans where the Borrowers have experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior debt securities in exchange for all or a portion of a senior loan.

Corporate Debt Securities

The Fund may invest in corporate debt securities, including corporate bonds. Corporate bonds are fully taxable debt obligations issued by corporations. These securities fund capital improvements, expansions, debt refinancing or acquisitions that require more capital than would ordinarily be available from a single lender. Investors in corporate bonds lend money to the issuing corporation in exchange for interest payments and repayment of the principal at a set maturity date. Rates on corporate bonds are set according to prevailing interest rates at the time of the issue, the credit rating of the issuer, the length of the maturity and other terms of the security, such as a call feature.

Corporate bonds come in many varieties and may differ in the way that interest is calculated, the amount and frequency of payments, the type of collateral, if any, and the presence of special features (e.g., conversion rights). The Fund’s investments in corporate bonds may include, but are not limited to, senior, junior, secured and unsecured bonds, notes and other debt securities, and may be fixed rate, variable rate or floating rate, among other things. Holders of corporate bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due to them, and may have a prior claim over other creditors, but are generally subordinate to any existing lenders in the issuer’s capital structure.

Corporate bonds are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, the issuer’s performance or credit rating, market perception of the creditworthiness of the issuer and general market liquidity. In addition, corporate restructurings, such as mergers, leveraged buyouts, takeovers or similar corporate transactions are often financed by an increase in a corporate issuer’s debt securities. As a result of the added debt burden, the credit quality and market value of an issuer’s existing corporate bonds may decline significantly. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.

U.S. Treasury Securities

The Fund may invest in U.S. government direct obligations. U.S. government direct obligation are issued by the United States Treasury and include bills, notes and bonds. Treasury bills are issued with maturities of up to one year. They are issued in bearer form, are sold on a discount basis and are payable at par value at maturity. Treasury notes are longer-term interest-bearing obligations with original maturities of one to seven years. Treasury bonds are longer-term interest-bearing obligations with original maturities from five to thirty years.

Government Securities

U.S. government securities include U.S. Treasury obligations and securities issued or guaranteed by various agencies of the U.S. government, or by various instrumentalities which have been established or sponsored by the U.S. government. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. government. Securities issued or guaranteed by federal agencies and U.S. government sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government.

High Yield Instruments

High yield instruments or “junk” bonds or other instruments that are rated below investment grade involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to, the risks associated with investment grade instruments. Under rating agency guidelines, medium- and lower-rated instruments and comparable unrated instruments will likely have some quality and protective characteristics that are outweighed by large uncertainties or major risk exposures to adverse conditions. Medium- and lower-rated instruments may have poor prospects of ever attaining any real investment standing, may have a current identifiable vulnerability to default or be in default, may be unlikely to have the capacity to pay interest or dividends and repay liquidation preference or principal when due in the event of adverse business, financial or economic conditions, and/or may be likely to be in default or not current in the payment of interest, dividends, liquidation preference or principal. Such instruments are considered speculative with respect to the issuer’s capacity to pay interest or dividends and repay liquidation preference or principal in accordance with the terms of the obligation. Accordingly, it is possible that these types of factors could reduce the value of instruments held by the Fund with a commensurate effect on the value of the Common Shares. High yield instruments involve substantial risk of loss and are susceptible to default or decline in market value due to real or perceived adverse economic and business developments or competitive industry conditions, as compared to higher-rated instruments. These instruments generally provide higher income than investment grade instruments in an effort to compensate investors for their higher risk of default, which is the issuer’s failure to make required interest, dividends, liquidation preference or principal payments on the instruments. Issuers of high yield instruments include small or relatively new companies lacking the history or capital to merit investment-grade status, former blue chip companies downgraded because of financial problems, companies electing to borrow heavily to finance or avoid a takeover or buyout, and firms with heavy debt loads.

The secondary markets for these instruments are generally not as liquid as the secondary markets for higher rated instruments. The secondary markets for high yield instruments are concentrated in relatively few market makers and the participants in the market are mostly institutional investors, including insurance companies, banks, other financial institutions and investment companies. In addition, the trading volume for high yield instruments is generally lower than that for higher-rated instruments, and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the ability of the Fund to dispose of particular portfolio investments, may adversely affect the Fund’s NAV per share and may limit the ability of the Fund to obtain accurate market quotations for purposes of valuing instruments and calculating NAV. If the Fund is not able to obtain precise or accurate market quotations for a particular instrument, it will become more difficult to value the Fund’s portfolio investments, and a greater degree of judgment may be necessary in making such valuations.

Less liquid secondary markets may also affect the ability of the Fund to sell instruments at their fair value. If the secondary markets for high yield instruments contract due to adverse economic conditions or for other reasons, certain instruments in the Fund’s portfolio may become illiquid and the proportion of the Fund’s assets invested in illiquid instruments may significantly increase.

Prices for high yield instruments may be affected by legislative and regulatory developments. These laws could adversely affect the Fund’s NAV and investment practices, the secondary market for high yield instruments, the financial condition of issuers of these instruments and the value of outstanding high yield instruments. See “Risks—Portfolio Level Risks—Below Investment Grade Risk.”

High yield instruments rated in the lower rating categories (Caa1 or lower by Moody’s, CCC+ or lower by S&P or Fitch, or comparably rated by another NRSRO) are subject to very high credit risk.

Convertible Securities

Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred securities that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred securities, until the security matures or is redeemed, converted or exchanged.

The Fund’s investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid. The Fund’s investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Fund may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

Non-U.S. Investments

The Fund will classify an issuer of a security as being a U.S. or non-U.S. issuer based on the determination of an unaffiliated, recognized financial data provider. Such determinations are based on a number of criteria, such as the issuer’s country of domicile, the primary exchange on which the security trades, the location from which the majority of the issuer’s revenue comes, and the issuer’s reporting currency. The Fund may invest in issuers located in emerging markets. Emerging market countries include any country other than Canada, the United States and the countries comprising the MSCI EAFE® Index (currently, Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom).

Emerging Market Issuers

The Fund considers a country an emerging market country based on the determination of an international organization, such as the International Monetary Fund, or an unaffiliated, recognized financial data provider. The Fund’s emerging market debt investments may also include secured loans, unsecured loans, senior loans, second lien loans and subordinated debt.

Hedging Strategies and Other Uses of Derivatives

The Fund may periodically engage in hedging transactions, and otherwise use various types of derivative instruments, described below, to reduce risk, to effectively gain particular market exposures, to seek to enhance returns, and to reduce transaction costs, among other reasons.

“Hedging” is a term used for various methods of seeking to preserve portfolio capital value by offsetting price changes in one investment through making another investment whose price should tend to move in the opposite direction.

A “derivative” is a financial contract whose value is based on (or “derived” from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the Bloomberg US Municipal Index). Some forms of derivatives may trade on exchanges, while non-standardized derivatives, which tend to be more specialized and complex, trade in “over-the-counter” or a one-on-one basis. It may be desirable and possible in various market environments to partially hedge the portfolio against fluctuations in market value due to market interest rate or credit quality fluctuations, or instead to gain a desired investment exposure, by entering into various types of derivative transactions, including financial futures and index futures as well as related put and call options on such instruments, structured notes, or interest rate swaps on taxable or tax-exempt securities or indexes (which may be “forward-starting”), credit default swaps, and options on interest rate swaps, among others.

These transactions present certain risks. In particular, the imperfect correlation between price movements in the futures contract and price movements in the securities being hedged creates the possibility that losses on the hedge by a Fund may be greater than gains in the value of the securities in the Fund’s portfolio. In addition, futures and options markets may not be liquid in all circumstances. As a result, in volatile markets, the Fund may not be able to close out the transaction without incurring losses substantially greater than the initial deposit. Finally, the potential deposit requirements in futures contracts create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to hedging transactions will reduce yield. Net gains, if any, from hedging and other portfolio transactions will be distributed as taxable distributions to shareholders. Successful implementation of most hedging strategies will generate taxable income.

The Fund will invest in these instruments only in markets believed by Nuveen Asset Management to be active and sufficiently liquid. Successful implementation of most hedging strategies will generate taxable income.

Swap Transactions.    The Fund may enter into total return, interest rate and credit default swap agreements and interest rate caps, floors and collars. The Fund may also enter into options on the foregoing types of swap agreements (“swap options”).

The Fund may enter into swap transactions for any purpose consistent with its investment objective and strategies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, as a duration management technique, to attempt to reduce risk arising from the ownership of a particular instrument, or to gain exposure to certain sectors or markets in the most economical way possible.

Swap agreements are two party contracts entered into primarily by institutional investors for a specified period of time. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined asset, reference rate or index. The gross returns to be exchanged or swapped between the parties are generally calculated with respect to a notional amount, e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a basket of securities representing a particular index. The notional amount of the swap agreement generally is only used as a basis upon which to calculate the obligations that the parties to the swap agreement have agreed to exchange.

Some, but not all, swaps may be cleared, in which case a central clearing counterparty stands between each buyer and seller and effectively guarantees performance of each contract, to the extent of its available resources for such purpose. Uncleared swaps have no such protection; each party bears the risk that its direct counterparty will default.

Interest Rate Swaps, Caps, Collars and Floors.    Interest rate swaps are bilateral contracts in which each party agrees to make periodic payments to the other party based on different referenced interest rates (e.g., a fixed rate and a floating rate) applied to a specified notional amount. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. Interest rate collars involve selling a cap and purchasing a floor or vice versa to protect the Fund against interest rate movements exceeding given minimum or maximum levels.

Depending on the state of interest rates in general, the Fund’s use of interest rate swaps could enhance or harm the overall performance of Common Shares. To the extent interest rates decline, the value of the interest rate swap could decline, and could result in a decline in the NAV of Common Shares. In addition, if the counterparty to an interest rate swap defaults, the Fund would not be able to use the anticipated net receipts under the swap to offset the interest payments on borrowings or the dividend payments on any outstanding preferred shares. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap, which in turn would depend on the general state of short-term interest rates at that point in time, such a default could negatively impact the performance of Common Shares. In addition, at the time an interest rate swap transaction reaches its scheduled termination date, there is a risk that the Fund would not be able to obtain a replacement transaction or that the terms of the replacement would not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of Common Shares. The Fund could be required to prepay the principal amount of any borrowings. Such redemption or prepayment would likely result in the Fund seeking to terminate early all or a portion of any swap transaction. Early termination of a swap could result in a termination payment by or to the Fund.

Total Return Swaps.    In a total return swap, one party agrees to pay the other the “total return” of a defined underlying asset during a specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. A total return swap may be applied to any underlying asset but is most commonly used with equity indices, single stocks, bonds and defined baskets of loans and mortgages. The Fund might enter into a total return swap involving an underlying index or basket of securities to create exposure to a potentially widely-diversified range of securities in a single trade. An index total return swap can be used by Nuveen Asset Management to assume risk, without the complications of buying the component securities from what may not always be the most liquid of markets.

Credit Default Swaps.    A credit default swap is a bilateral contract that enables an investor to buy or sell protection against a defined-issuer credit event. The Fund may enter into credit default swap agreements either as a buyer or a seller. The Fund may buy protection to attempt to mitigate the risk of default or credit quality deterioration in an individual security or a segment of the fixed income securities market to which it has exposure, or to take a “short” position in individual bonds or market segments which it does not own. The Fund may sell protection in an attempt to gain exposure to the credit quality characteristics of particular bonds or market segments without investing directly in those bonds or market segments.

As the buyer of protection in a credit default swap, the Fund would pay a premium (by means of an upfront payment or a periodic stream of payments over the term of the agreement) in return for the right to deliver a referenced bond or group of bonds to the protection seller and receive the full notional or par value (or other agreed upon value) upon a default (or similar event) by the issuer(s) of the underlying referenced obligation(s). If no default occurs, the protection seller would keep the stream of payments and would have no further obligation to the Fund. Thus, the cost to the Fund would be the premium paid with respect to the agreement. If a credit event occurs, however, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. The Fund bears the risk that the protection seller may fail to satisfy its payment obligations.

If the Fund is a seller of protection in a credit default swap and no credit event occurs, the Fund would generally receive an up-front payment or a periodic stream of payments over the term of the swap. If a credit event occurs, however, generally the Fund would have to pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As the protection seller, the Fund effectively adds leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. Thus, the Fund bears the same risk as it would by buying the reference obligation(s) directly, plus the additional risks related to obtaining investment exposure through a derivative instrument.

Swap Options.    A swap option is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on specified terms. A cash-settled option on a swap gives the purchaser the right, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. The Fund may write (sell) and purchase put and call swap options. Depending on the terms of the particular option agreement, the Fund generally would incur a greater degree of risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swap option, upon exercise of the option the Fund would become obligated according to the terms of the underlying agreement.

Futures and Options on Futures.    A futures contract is an agreement between two parties to buy and sell a security, index or interest rate (each a “financial instrument”) for a set price on a future date. Certain futures contracts, such as futures contracts relating to individual securities, call for making or taking delivery of the underlying financial instrument. However, these contracts generally are closed out before delivery by entering into an offsetting purchase or sale of a matching futures contract (same exchange, underlying financial instrument, and delivery month). Other futures contracts, such as futures contracts on interest rates and indices, do not call for making or taking delivery of the underlying financial instrument, but rather are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the financial instrument at the close of the last trading day of the contract and the price at which the contract was originally written. These contracts also may be settled by entering into an offsetting futures contract.

Unlike when the Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the futures broker, known as a futures commission merchant (“FCM”), an amount of cash or securities equal to a varying specified percentage of the contract amount. This amount is known as initial margin. The margin deposit is intended to ensure completion of the contract. Minimum initial margin requirements are established by the futures exchanges and may be revised. In addition, FCMs may establish margin deposit requirements that are higher than the exchange minimums. Cash held in the margin account generally is not income producing. However, couponbearing securities, such as Treasury securities, held in margin accounts generally will earn income. Subsequent payments to and from the FCM, called variation margin, will be made on a daily basis as the price of the underlying financial instrument fluctuates, making the futures contract more or less valuable, a process known as marking the contract to market. Changes in variation margin are recorded by the Fund as unrealized gains or losses. At any time prior to expiration of the futures contract, the Fund may elect to close the position by taking an opposite position that will operate to terminate its position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a gain or loss. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the Fund, the Fund may be entitled to the return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the Fund. Futures transactions also involve brokerage costs.

A futures option gives the purchaser of such option the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the purchaser acquires a long position in the futures contract and the writer is assigned the opposite short position. Upon the exercise of a put option, the opposite is true.

The requirements for qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) may also limit the extent to which the Fund may invest in futures, options on futures and swaps. See “Tax Matters.”

Nuveen Fund Advisors and Nuveen Asset Management may use derivative instruments to seek to enhance return, to attempt to hedge some of the risk of the Fund’s investments in floating rate investments, to attempt to manage the effective maturity or duration of securities in the Fund’s portfolio or as a substitute for a position in the underlying asset. These types of strategies may generate taxable income.

There is no assurance that these derivative strategies will be available at any time or that Nuveen Fund Advisors and Nuveen Asset Management will determine to use them for the Fund or, if used, that the strategies will be successful.

Illiquid Investments

The Fund may invest in illiquid investments (i.e., investments that are not readily marketable), including, but not limited to, restricted investments (investments the disposition of which is restricted under the federal securities laws), investments that may be resold only pursuant to Rule 144A under the Securities Act of 1933, as amended ("1933 Act”) that are deemed to be illiquid, and certain repurchase agreements.

Restricted investments may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the 1933 Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell an investment under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than that which prevailed when it decided to sell. To the extent that the Board of Trustees or its delegatee determines that the price of any illiquid investment provided by the pricing service is inappropriate, such investment will be priced at a fair value as determined in good faith by the Board or its delegatee.

Other Investment Companies

The Fund may invest in securities of other open or closed-end investment companies (including exchange-traded funds (“ETFs”)) that invest primarily in the types of securities or other investments in which the Fund may invest directly. In addition, the Fund may invest a portion of its Managed Assets in pooled investment vehicles (other than investment companies) that invest primarily in the types of securities or other investments in which the Fund may invest directly. The Fund generally expects that it may invest in other investment companies and/or other pooled investment vehicles either during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of an offering of its Common Shares or borrowing or during periods when there is a shortage of attractive, high-yielding securities available in the market. The Fund may invest in investment companies that are advised by Nuveen Fund Advisors, Nuveen Asset Management or their respective affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC. As a stockholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management, advisory and administrative fees with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Fund will consider the investments of underlying investment companies when determining compliance with Rule 35d-1 under the 1940 Act. Moreover, the Fund will consider the investments of underlying investment companies when determining compliance with its own concentration policy, to the extent the Fund has sufficient information about such investments.

Nuveen Fund Advisors will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available investments. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described herein. As described in the Fund’s Prospectus, the NAV and market value of leveraged shares will be more volatile and the yield to Common Shareholders will tend to fluctuate more than the yield generated by unleveraged shares.

Repurchase Agreements

As temporary investments, the Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities (U.S. government securities or municipal securities) agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of Nuveen Asset Management, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. Nuveen Asset Management will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, Nuveen Asset Management will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

Short-Term Investments

Short-Term Taxable Fixed Income Securities

For temporary defensive purposes or to keep cash on hand fully invested, the Fund may invest up to 100% of its Managed Assets in cash equivalents and short-term taxable fixed-income securities. Short-term taxable fixed income investments are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government agency securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, and the Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks*, Federal Intermediate Credit Banks, and the Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association*, whose securities are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies, and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

*	These securities are not backed by the full faith and credit of the United States Government.

(2) Certificates of Deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Under current Federal Deposit Insurance Company regulations, the maximum insurance payable as to any one certificate of deposit is $250,000; therefore, certificates of deposit purchased by the Fund may not be fully insured.

(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. Nuveen Asset Management monitors the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. Nuveen Asset Management does so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. Nuveen Asset Management will consider the financial condition of the corporation (e.g., earning power, cash flow, and other liquidity measures) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Short-Term Tax-Exempt Municipal Securities

Short-term tax-exempt municipal securities are securities that are exempt from regular federal income tax and mature within three years or less from the date of issuance. Short-term tax-exempt municipal income securities are defined to include, without limitation, the following:

Bond Anticipation Notes (“BANs”) are usually general obligations of state and local governmental issuers which are sold to obtain interim financing for projects that will eventually be funded through the sale of long-term debt obligations or bonds. The ability of an issuer to meet its obligations on its BANs is primarily dependent on the issuer’s access to the long-term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal and interest on the BANs.

Tax Anticipation Notes (“TANs”) are issued by state and local governments to finance the current operations of such governments. Repayment is generally to be derived from specific future tax revenues. TANs are usually general obligations of the issuer. A weakness in an issuer’s capacity to raise taxes due to, among other things, a decline in its tax base or a rise in delinquencies, could adversely affect the issuer’s ability to meet its obligations on outstanding TANs.

Revenue Anticipation Notes (“RANs”) are issued by governments or governmental bodies with the expectation that future revenues from a designated source will be used to repay the notes. In general, they also constitute general obligations of the issuer. A decline in the receipt of projected revenues, such as anticipated revenues from another level of government, could adversely affect an issuer’s ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal and interest on RANs.

Construction Loan Notes are issued to provide construction financing for specific projects. Frequently, these notes are redeemed with funds obtained from the Federal Housing Administration.

Bank Notes are notes issued by local government bodies and agencies, such as those described above to commercial banks as evidence of borrowings. The purposes for which the notes are issued are varied but they are frequently issued to meet short-term working capital or capital-project needs. These notes may have risks similar to the risks associated with TANs and RANs.

Tax-Exempt Commercial Paper (“Municipal Paper”) represents very short-term unsecured, negotiable promissory notes issued by states, municipalities and their agencies. Payment of principal and interest on issues of municipal paper may be made from various sources, to the extent the funds are available therefrom. Maturities of municipal paper generally will be shorter than the maturities of TANs, BANs or RANs. There is a limited secondary market for issues of Municipal Paper.

Certain municipal securities may carry variable or floating rates of interest whereby the rate of interest is not fixed but varies with changes in specified market rates or indices, such as a bank prime rate or a tax-exempt money market index.

While the various types of notes described above as a group represent the major portion of the short-term tax-exempt note market, other types of notes are available in the marketplace and the Fund may invest in such other types of notes to the extent permitted under its investment objective, policies and limitations. Such notes may be issued for different purposes and may be secured differently from those mentioned above.

When-Issued and Delayed Delivery Transactions

The Fund may buy and sell floating rate investments on a when-issued or delayed delivery basis, making payment or taking delivery at a later date, normally within fifteen and forty-five days of the trade date. On such transactions the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment. Beginning on the date the Fund enters into a commitment to purchase securities on a when-issued or delayed delivery basis, the Fund is required under rules of the SEC to maintain in a separate account liquid assets, consisting of cash, cash equivalents or liquid securities having a market value, at all times, of at least equal to the amount of the commitment. Income generated by any such assets which provide taxable income for federal income tax purposes is includable in the taxable income of the Fund and, to the extent distributed, will be taxable distributions to shareholders. The Fund may enter into contracts to purchase floating rate investments on a forward basis (i.e., where settlement will occur more than sixty days from the date of the transaction) only to the extent that the Fund specifically collateralizes such obligations with a security that is expected to be called or mature within sixty days before or after the settlement date of the forward transaction. The commitment to purchase securities on a when-issued, delayed delivery or forward basis may involve an element of risk because no interest accrues on the bonds prior to settlement and at the time of delivery the market value may be less than their cost.

Zero Coupon Bonds

A zero coupon bond is a bond that typically does not pay interest either for the entire life of the obligation or for an initial period after the issuance of the obligation. When held to its maturity, the holder receives the par value of the zero coupon bond, which generates a return equal to the difference between the purchase price and its maturity value. A zero coupon bond is normally issued and traded at a deep discount from face value. This original issue discount (“OID”) approximates the total amount of interest the security will accrue and compound prior to its maturity and reflects the payment deferral and credit risk associated with the instrument. Because zero coupon securities and other OID instruments do not pay cash interest at regular intervals, the instruments’ ongoing accruals require ongoing judgments concerning the collectability of deferred payments and the value of any associated collateral. As a result, these securities may be subject to greater value fluctuations and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash on a current basis. Because zero coupon bonds, and OID instruments generally, allow an issuer to avoid or delay the need to generate cash to meet current interest payments, they may involve greater payment deferral and credit risk than coupon loans and bonds that pay interest currently or in cash. The Fund generally will be required to distribute dividends to shareholders representing the income of these instruments as it accrues, even though the Fund will not receive all of the income on a current basis or in cash. Thus, the Fund may have to sell other investments, including when it may not be advisable to do so, and use the cash proceeds to make income distributions to its shareholders. For accounting purposes, these cash distributions to shareholders will not be treated as a return of capital.

Further, Nuveen Fund Advisors collects management fees on the value of a zero coupon bond or OID instrument attributable to the ongoing non-cash accrual of interest over the life of the bond or other instrument. As a result, Nuveen Fund Advisors receives non-refundable cash payments based on such non-cash accruals while the Fund and Common Shareholders incur the risk that such non-cash accruals ultimately may not be realized.

Structured Notes

The Fund may utilize structured notes and similar instruments for investment purposes and also for hedging purposes. Structured notes are privately negotiated debt obligations where the principal and/ or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but not ordinarily below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending upon a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index or indices or other assets. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. These types of investments may generate taxable income.

Portfolio Trading and Turnover

Portfolio trading may be undertaken to accomplish the investment objective of the Fund in relation to actual and anticipated movements in interest rates. In addition, a security may be sold and another of comparable quality purchased at approximately the same time to take advantage of what Nuveen Asset Management believes to be a temporary price disparity between the two securities. Temporary price disparities between two comparable securities may result from supply and demand imbalances where, for example, a temporary oversupply of certain securities may cause a temporarily low price for such securities, as compared with other securities of like quality and characteristics.

A security also may be sold when Nuveen Asset Management anticipates a change in the price of such security, Nuveen Asset Management believes the price of a security has reached or is near a realistic maximum, or there are other securities that Nuveen Asset Management believes are more attractive given the Fund’s investment objective. The Fund also may engage to a limited extent in short-term trading consistent with its investment objective. Securities may be sold in anticipation of a market decline or purchased in anticipation of a market rise and later sold, but the Fund will not engage in trading solely to recognize a gain. Subject to the foregoing, the Fund will attempt to achieve its investment objective by prudent selection of securities with a view to holding them for investment. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income.

MANAGEMENT OF THE FUND

Trustees and Officers

The management of the Fund, including general supervision of the duties performed for the Fund under the Investment Management Agreement with Nuveen Fund Advisors (the “Investment Management Agreement”), is the responsibility of the Board of Trustees of the Fund. The number of Trustees of the Fund is twelve, none of whom are an “interested person” (as the term “interested person” is defined in the 1940 Act) (referred to herein as “Independent Trustees”). None of the Independent Trustees has ever been a director, trustee or employee of, or consultant to, Nuveen, Nuveen Fund Advisors, Nuveen Asset Management, or their affiliates. Currently The Board of Trustees consists of Joseph A. Boateng, Michael A. Forrester, Thomas J. Kenny, Amy B. R. Lancellotta, Joanne T. Medero, Albin F. Moschner, John K. Nelson, Loren M. Starr, Matthew Thornton III, Terence J. Toth, Margaret L. Wolff and Robert L. Young. If the Fund issues Preferred Shares, two of the Fund’s trustees would be elected by the holders of such Preferred Shares, voting separately as a class. The remaining trustees of the Fund would be elected by holders of common shares and Preferred Shares, voting together as a class. In the event that the Fund fails to pay dividends on outstanding Preferred Shares for two years, holders of Preferred Shares would be entitled to elect a majority of trustees of the Fund.

The officers of the Fund serve annual terms through August of each year and are elected on an annual basis. The names, business addresses and years of birth of the Trustees and officers of the Fund, their principal occupations and other affiliations during the past five years, the number of portfolios each oversees and other trusteeships they hold are set forth below. Except as noted in the table below, the Trustees of the Fund are directors or trustees, as the case may be, of 216 Nuveen-sponsored registered investment companies (the “Nuveen Funds”), which includes 147 open-end mutual funds, 46 closed-end funds and 23 Nuveen-sponsored exchange-traded funds.

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Independent Trustees:
Thomas J. Kenny 730 Third Avenue New York, NY 10017-3206 1963	Trustee	Term-Indefinite. Length of Service- Since 2011.	Formerly, Advisory Director (2010-2011), Partner (2004-2010), Managing Director (1999-2004) and Co-Head of Global Cash and Fixed Income Portfolio Management Team (2002-2010), Goldman Sachs Asset Management (asset management).	216	Director (since 2015) and Chair of the Finance and Investment Committee (since 2018), Aflac Incorporated; formerly, Director (2021-2022), ParentSquare; formerly, Director (2021-2022) and Finance Committee Chair (2016-2022), Sansum Clinic; formerly, Advisory Board Member (2017-2019), B’Box; formerly, Member (2011-2012), the University of California at Santa Barbara Arts and Lectures Advisory Council; formerly, Investment Committee Member (2012-2020), Cottage Health System; formerly, Board Member (2009-2019) and President of the Board (2014-2018), Crane Country Day School; Trustee (2011-2023) and Chairman (2017-2023), the College Retirement Equities Fund; Manager (2011-2023) and Chairman (2017-2023), TIAA Separate Account VA-1

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Robert L. Young 333 West Wacker Drive Chicago, IL 60606 1963	Chair of the Board and Trustee	Term-Indefinite. Length of Service- Since 2017. Co-Chair/Chair since July 1, 2024	Formerly, Chief Operating Officer and Director, J.P. Morgan Investment Management Inc. (financial services) (2010-2016); formerly, President and Principal Executive Officer (2013-2016), and Senior Vice President and Chief Operating Officer (2005-2010), of J.P. Morgan Funds; formerly, Director and various officer positions for J.P. Morgan Investment Management Inc. (formerly, JPMorgan Funds Management, Inc. and formerly, One Group Administrative Services) and JPMorgan Distribution Services, Inc.(financial services) (formerly, One Group Dealer Services, Inc.) (1999-2017).	216	None

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Joseph A. Boateng* 730 Third Avenue New York, NY 10017 1963	Trustee	Term-Indefinite. Length of Service- Since 2019	Chief Investment Officer, Casey Family Programs (since 2007); formerly, Director of U.S. Pension Plans, Johnson & Johnson (2002- 2006).	211	Board Member, Lumina Foundation (since 2018) and Waterside School (since 2021); Board Member (2012-2019) and Emeritus Board Member (since 2020), Year-Up Puget Sound; Investment Advisory Committee Member and Former Chair (since 2007), Seattle City Employees’ Retirement System; Investment Committee Member (since 2012), The Seattle Foundation; Trustee (2018-2023), the College Retirement Equities Fund; Manager (2019-2023), TIAA Separate Account VA-1.

Michael A. Forrester* 730 Third Avenue New York, NY 10017 1967	Trustee	Term-Indefinite. Length of Service- Since 2007	Formerly, Chief Executive Officer (2014-2021) and Chief Operating Officer (2007-2014), Copper Rock Capital Partners, LLC.	211	Trustee, Dexter Southfield School (since 2019); Member (since 2020), Governing Council of the Independent Directors Council (IDC); Trustee, the College Retirement Equities Fund and Manager, TIAA Separate Account VA-1 (2007-2023).

Amy B.R. Lancellotta 333 West Wacker Drive Chicago, IL 60606 1959	Trustee	Term-Indefinite. Length of Service- Since 2021	Formerly, Managing Director, IDC (supports the fund independent director community and is part of the Investment Company Institute (ICI), which represents regulated investment companies) (2006-2019); formerly, various positions with ICI (1989-2006).	216	President (since 2023) and Member (since 2020) of the Board of Directors, Jewish Coalition Against Domestic Abuse (JCADA).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Joanne T. Medero 333 West Wacker Drive Chicago, IL 60606 1954	Trustee	Term-Indefinite. Length of Service- Since 2021

Formerly, Managing Director, Government Relations and Public Policy (2009-2020) and Senior Advisor to the Vice Chairman (2018-2020), BlackRock, Inc. (global investment management firm); formerly, Managing Director, Global Head of Government Relations and Public Policy, Barclays Group (IBIM) (investment banking, investment management businesses) (2006-2009); formerly, Managing Director, Global General Counsel and Corporate Secretary, Barclays Global Investors (global investment management firm) (1996-2006); formerly, Partner, Orrick, Herrington & Sutcliffe LLP (law firm) (1993-1995); formerly, General Counsel, Commodity Futures Trading Commission (government agency overseeing U.S. derivatives markets) (1989-1993); formerly, Deputy Associate Director/Associate Director for Legal and Financial Affairs, Office of Presidential Personnel, The White House (1986-1989).

				216	Member (since 2019) of the Board of Directors, Baltic-American Freedom Foundation (seeks to provide opportunities for citizens of the Baltic states to gain education and professional development through exchanges in the U.S.).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Albin F. Moschner 333 West Wacker Drive Chicago, IL 60606 1952	Trustee	Term-Indefinite. Length of Service- Since 2016

Founder and Chief Executive Officer, Northcroft Partners, LLC, (management consulting), (since 2012); previously, held positions at Leap Wireless International, Inc., (consumer wireless service) including Consultant (2011-2012), Chief Operating Officer (2008-2011) and Chief Marketing Officer (2004-2008); formerly, President, Verizon Card Services division of Verizon Communications, Inc. (telecommunications services) (2000-2003); formerly, President, One Point Services at One Point Communications (telecommunications services) (1999-2000); formerly, Vice Chairman of the Board, Diba, Incorporated (internet technology provider) (1996-1997); formerly, various executive positions (1991-1996) and Chief Executive Officer (1995-1996) of Zenith Electronics Corporation (consumer electronics).

				216	Formerly, Chairman (2019), and Director (2012-2019), USA Technologies, Inc. (a provider of solutions and services to facilitate electronic payment transactions); formerly, Director, Wintrust Financial Corporation (1996-2016).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
John K. Nelson 333 West Wacker Drive Chicago, IL 60606 1962	Trustee	Term-Indefinite. Length of Service- Since 2016	Formerly, Senior External Advisor to the Financial Services practice of Deloitte Consulting LLP (consulting and accounting) (2012-2014); Chief Executive Officer of ABN AMRO Bank N.V., North America (insurance), and Global Head of the Financial Markets Division (2007-2008), with various executive leadership roles in ABN AMRO Bank N.V. between 1996 and 2007.	216	Formerly, Member of Board of Directors (2008-2023) of Core12 LLC (private firm which develops branding, marketing and communications strategies for clients); formerly, Member of the President’s Council (2010-2019) of Fordham University; formerly, Director (2009-2018) of the Curran Center for Catholic American Studies; formerly, Trustee and Chairman of The Board of Trustees of Marian University (2011-2013).

Loren M. Starr† 730 Third Avenue New York, NY 10017-3206 1961	Trustee	Term-Indefinite. Length of Service- Since 2022	Independent Consultant/Advisor (since 2021), Vice Chair, Senior Managing Director (2020-2021), Chief Financial Officer, Senior Managing Director (2005-2020), Invesco Ltd (asset management).	215	Director (since 2023) and Audit Committee Member (since 2024), AMG; formerly, Chair and Member of the Board of Directors (2014-2021), Georgia Leadership Institute for School Improvement (GLISI); formerly, Chair and Member of the Board of Trustees (2014-2018), Georgia Council on Economic Education (GCEE); Trustee, the College Retirement Equities Fund and Manager, TIAA Separate Account VA-1 (2022-2023).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Matthew Thornton III 333 West Wacker Drive Chicago, IL 60606 1958	Trustee	Term-Indefinite. Length of Service- Since 2020	Formerly, Executive Vice President and Chief Operating Officer (2018- 2019), FedEx Freight Corporation, a subsidiary of FedEx Corporation ("FedEx") (provider of transportation, e-commerce and business services through its portfolio of companies); formerly, Senior Vice President, U.S. Operations (2006-2018), Federal Express Corporation, a subsidiary of FedEx.	216	Member of the Board of Directors (since 2014), The Sherwin-Williams Company (develops, manufactures, distributes and sells paints, coatings and related products); Member of the Board of Directors (since 2020), Crown Castle International (provider of communications infrastructure); formerly, Member of the Board of Directors (2012-2018), Safe Kids Worldwide® (a non-profit organization dedicated to preventing childhood injuries).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Terence J. Toth 333 West Wacker Drive Chicago, IL 60606 1959	Trustee	Term-Indefinite. Length of Service-Since 2008, Chair/Co-Chair of the Board for term ended June 30, 2024

Formerly, Co-Founding Partner, Promus Capital (investment advisory firm) (2008-2017); formerly, Director of Quality Control Corporation (manufacturing) (2012- 2021); formerly, Director, Fulcrum IT Service LLC (information technology services firm to government entities) (2010-2019); formerly, Director, LogicMark LLC (health services) (2012-2016); formerly, Director, Legal & General Investment Management America, Inc. (asset management) (2008-2013); formerly, CEO and President, Northern Trust Global Investments (financial services) (2004-2007); Executive Vice President, Quantitative Management & Securities Lending (2000-2004); prior thereto, various positions with Northern Trust Company (financial services) (since 1994).

				216	Chair and Member of the Board of Directors (since 2021), Kehrein Center for the Arts (philanthropy); Member of the Board of Directors (since 2008), Catalyst Schools of Chicago (philanthropy); Member of the Board of Directors (since 2012), formerly, Investment Committee Chair (2017-2022), Mather Foundation (philanthropy); formerly, Member (2005-2016), Chicago Fellowship Board (philanthropy); formerly, Member, Northern Trust Mutual Funds Board (2005-2007), Northern Trust Global Investments Board (2004-2007), Northern Trust Japan Board (2004-2007), Northern Trust Securities Inc. Board (2003-2007) and Northern Trust Hong Kong Board (1997-2004).

Name, Business Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served in the Fund Complex	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Margaret L. Wolff 333 West Wacker Drive Chicago, IL 60606 1955	Trustee	Term-Indefinite. Length of Service- Since 2016.	Formerly, Of Counsel (2005-2014), Skadden, Arps, Slate, Meagher & Flom LLP (Mergers & Acquisitions Group) (legal services).	216	Member of the Board of Trustees (since 2005), New York- Presbyterian Hospital; Member of the Board of Trustees (since 2004) formerly, Chair (2015-2022), The John A. Hartford Foundation (philanthropy dedicated to improving the care of older adults); formerly, Member (2005-2015) and Vice Chair (2011-2015) of the Board of Trustees of Mt. Holyoke College; formerly, Member of the Board of Directors (2013-2017) of Travelers Insurance Company of Canada and The Dominion of Canada General Insurance Company (each, a part of Travelers Canada, the Canadian operation of The Travelers Companies, Inc.).

*	Mr. Boateng and Mr. Forrester were each elected or appointed as a board member of each of the Nuveen Funds except Nuveen Core Plus Impact Fund, Nuveen Multi-Asset Income Fund, Nuveen Multi-Market Income Fund, Nuveen Real Asset Income and Growth Fund, and Nuveen Variable Rate Preferred & Income Fund, for which each serves as a consultant.

†	Mr. Starr was elected or appointed as a board member of each of the Nuveen Funds except Nuveen Multi-Market Income Fund, for which he serves as a consultant.

Name, Business Address and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served with Funds in the Fund Complex	Principal Occupation(s) During Past Five Years
Officers of the Fund:
David J. Lamb 333 West Wacker Drive Chicago, IL 60606 1963	Chief Administrative Officer (Principal Executive Officer)	Term-Indefinite Length of Service-Since 2015	Senior Managing Director of Nuveen Fund Advisors, LLC; Senior Managing Director of Nuveen Securities, LLC; Senior Managing Director of Nuveen; has previously held various positions with Nuveen.

Brett E. Black 333 West Wacker Drive Chicago, IL 60606 1972	Vice President and Chief Compliance Officer	Term-Indefinite Length of Service-Since 2022	Managing Director, Chief Compliance Officer of Nuveen; formerly, Vice President (2014-2022), Chief Compliance Officer and Anti-Money Laundering Compliance Officer (2017-2022) of BMO Funds, Inc.

Marc Cardella 8500 Andrew Carnegie Blvd Charlotte, NC 28262 1984	Vice President and Controller (Principal Financial Officer)	Term-Indefinite Length of Service-Since 2024	Senior Managing Director, Head of Public Investment Finance of Nuveen; Senior Managing Director of Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC, Managing Director of Teachers Insurance and Annuity Association of America and TIAA SMA Strategies LLC; Principal Financial Officer, Principal Accounting Officer and Treasurer of TIAA Separate Account VA-1 and the College Retirement Equities Fund.

Mark J. Czarniecki 901 Marquette Avenue Minneapolis, MN 55402 1979	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2013	Managing Director and Assistant Secretary of Nuveen Securities, LLC and Nuveen Fund Advisors, LLC; Managing Director and Associate General Counsel of Nuveen; Managing Director Assistant Secretary and Associate General Counsel of Nuveen Asset Management, LLC; has previously held various positions with Nuveen; Managing Director, Associate General Counsel and Assistant Secretary of Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC.

Jeremy D. Franklin 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1983	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2024	Managing Director and Assistant Secretary, Nuveen Fund Advisors, LLC; Vice President Associate General Counsel and Assistant Secretary, Nuveen Asset Management, LLC, Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC; Vice President and Associate General Counsel, Teachers Insurance and Annuity Association of America; Vice President and Assistant Secretary, TIAA-CREF Funds and TIAA-CREF Life Funds; Vice President, Associate General Counsel, and Assistant Secretary, TIAA Separate Account VA-1 and College Retirement Equities Fund; has previously held various positions with TIAA.

Name, Business Address and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served with Funds in the Fund Complex	Principal Occupation(s) During Past Five Years
Diana R. Gonzalez 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1978	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2017	Vice President and Assistant Secretary of Nuveen Fund Advisors, LLC; Vice President, Associate General Counsel and Assistant Secretary of Nuveen Asset Management, LLC, Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC; Vice President and Associate General Counsel of Nuveen.

Nathaniel T. Jones 333 West Wacker Drive Chicago, IL 60606 1979	Vice President and Treasurer	Term-Indefinite Length of Service-Since 2016	Senior Managing Director of Nuveen; Senior Managing Director of Nuveen Fund Advisors, LLC; has previously held various positions with Nuveen; Chartered Financial Analyst.

Brian H. Lawrence 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1982	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2023	Vice President and Associate General Counsel of Nuveen; Vice President, Associate General Counsel and Assistant Secretary of Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC; formerly Corporate Counsel of Franklin Templeton (2018- 2022).

Tina M. Lazar 333 West Wacker Drive Chicago, IL 60606 1961	Vice President	Term-Indefinite Length of Service-Since 2002	Managing Director of Nuveen Securities, LLC.

Brian J. Lockhart 333 West Wacker Drive Chicago, IL 60606 1974	Vice President	Term-Indefinite Length of Service-Since 2019	Senior Managing Director and Head of Investment Oversight of Nuveen; Senior Managing Director of Nuveen Fund Advisors, LLC; has previously held various positions with Nuveen; Chartered Financial Analyst and Certified Financial Risk Manager.

Name, Business Address and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served with Funds in the Fund Complex	Principal Occupation(s) During Past Five Years
John M. McCann 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1975	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2022	Managing Director, General Counsel and Secretary of Nuveen Fund Advisors, LLC; Managing Director, Associate General Counsel and Assistant Secretary of Nuveen Asset Management, LLC; Managing Director and Assistant Secretary of TIAA SMA Strategies LLC; Managing Director, Associate General Counsel and Assistant Secretary of College Retirement Equities Fund, TIAA Separate Account VA-1, TIAA-CREF Funds, TIAA-CREF Life Funds, Teachers Insurance and Annuity Association of America, Teacher Advisors LLC, TIAA-CREF Investment Management, LLC, and Nuveen Alternative Advisors LLC; has previously held various positions with Nuveen/TIAA.

Kevin J. McCarthy 333 West Wacker Drive Chicago, IL 60606 1966	Vice President and Assistant Secretary	Term-Indefinite Length of Service-Since 2007	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc.; Executive Vice President and Assistant Secretary of Nuveen Securities, LLC and Nuveen Fund Advisors, LLC; Executive Vice President and Secretary of Nuveen Asset Management, LLC, Teachers Advisors, LLC, TIAA-CREF Investment Management, LLC and Nuveen Alternative Investments, LLC; Executive Vice President, Associate General Counsel and Assistant Secretary of TIAA-CREF Funds and TIAA-CREF Life Funds; has previously held various positions with Nuveen/TIAA; Vice President and Secretary of Winslow Capital Management, LLC; formerly, Vice President (2007-2021) and Secretary (2016-2021) of NWQ Investment Management Company, LLC and Santa Barbara Asset Management, LLC.

Name, Business Address and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served with Funds in the Fund Complex	Principal Occupation(s) During Past Five Years
Jon Scott Meissner 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1973	Vice President and Assistant Secretary	Term-Indefinite Length of Service- Since 2019	Managing Director, Mutual Fund Tax and Expense Administration of Nuveen, TIAA-CREF Funds, TIAA-CREF Life Funds, TIAA Separate Account VA-1 and the College Retirement Equities Fund; Managing Director of Nuveen Fund Advisors, LLC; has previously held various positions with Nuveen/TIAA.

Mary Beth Ramsay 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1965	Vice President	Term of Service- Length of Service- Since 2024	Chief Risk Officer, Nuveen and TIAA Financial Risk; Head of Nuveen Risk & Compliance; Executive Vice President, Teachers Insurance and Annuity Association of America, TIAA Separate Account VA-1 and the College Retirement Equities Fund; formerly, Senior Vice President, Head of Sales and Client Solutions (2019-2022) and U.S. Chief Pricing Actuary (2016-2019), SCOR Global Life Americas; Member of the Board of Directors of Society of Actuaries.

William A. Siffermann 333 West Wacker Drive Chicago, IL 60606 1975	Vice President	Term-Indefinite Length of Service- Since 2017	Managing Director of Nuveen.

E. Scott Wickerham 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1973	Vice President and Controller (Principal Financial Officer)	Term-Indefinite Length of Service- Since 2019	Senior Managing Director, Head of Public Investment Finance of Nuveen; Senior Managing Director of Nuveen Fund Advisors, LLC, Nuveen Asset Management, LLC, Teacher Advisors, LLC and TIAA-CREF Investment Management, LLC; Principal Financial Officer, Principal Accounting Officer and Treasurer of the TIAA-CREF Funds, the TIAA-CREF Life Funds, the TIAA Separate Account VA- 1 and College Retirement Equities Fund; has previously held various positions with TIAA.

Name, Business Address and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served with Funds in the Fund Complex	Principal Occupation(s) During Past Five Years
Mark L. Winget 333 West Wacker Drive Chicago, IL 60606 1968	Vice President and Secretary	Term-Indefinite Length of Service- Since 2008	Vice President and Assistant Secretary of Nuveen Securities, LLC and Nuveen Fund Advisors, LLC; Vice President, Associate General Counsel and Assistant Secretary of Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC and Nuveen Asset Management, LLC; Vice President and Associate General Counsel of Nuveen.

Rachael Zufall 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1973	Vice President and Assistant Secretary	Term-Indefinite Length of Service- Since 2022	Managing Director and Assistant Secretary of Nuveen Fund Advisors, LLC; Managing Director, Associate General Counsel and Assistant Secretary of the College Retirement Equities Fund, TIAA Separate Account VA-1, TIAA-CREF Funds and TIAA-CREF Life Funds; Managing Director, Associate General Counsel and Assistant Secretary of Teacher Advisors, LLC and TIAA-CREF Investment Management, LLC; Managing Director of Nuveen, LLC and of TIAA.

Board Leadership Structure and Risk Oversight

The Board oversees the operations and management of the Fund, including the duties performed for the Fund by Nuveen Fund Advisors. The Board has adopted a unitary board structure. A unitary board consists of one group of trustees who serves on the board of every fund in the complex. In adopting a unitary board structure, the Trustees seek to provide effective governance through establishing a board the overall composition of which will, as a body, possess the appropriate skills, diversity (including, among other things, gender, race and ethnicity), independence and experience to oversee the Fund’s business. With this overall framework in mind, when the Board, through its Nominating and Governance Committee discussed below, seeks nominees for the Board, the Trustees consider not only the candidate’s particular background, skills and experience, among other things, but also whether such background, skills and experience enhance the Board’s diversity and at the same time complement the Board given its current composition and the mix of skills and experiences of the incumbent Trustees. The Nominating and Governance Committee believes that the Board generally benefits from diversity of background (including, among other things, gender, race and ethnicity), skills, experience and views among Trustees, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy on diversity or any particular definition of diversity.

The Board believes the unitary board structure enhances good and effective governance, particularly given the nature of the structure of the investment company complex. Funds in the same complex generally are served by the same service providers and personnel and are governed by the same regulatory scheme which raises common issues that must be addressed by the Trustees across the fund complex (such as compliance, valuation, liquidity, brokerage, trade allocation or risk management). The Board believes it is more efficient to have a single board review and oversee common policies and procedures which increases the Board’s knowledge and expertise with respect to the many aspects of fund operations that are complex-wide in nature. The unitary structure also enhances the Board’s influence and oversight over Nuveen Fund Advisors and other service providers.

In an effort to enhance the independence of the Board, the Board also has a Chair that is an Independent Trustee. The Board recognizes that a chair can perform an important role in setting the agenda for the Board, establishing the boardroom culture, establishing a point person on behalf of the Board for Fund management and reinforcing the Board’s focus on the long-term interests of shareholders. The Board recognizes that a chair may be able to better perform these functions without any conflicts of interests arising from a position with Fund management. Accordingly, the Trustees have elected Mr. Young to serve as an independent Chair of the Board. Pursuant to the Fund’s By-Laws, the Chair shall perform all duties incident to the office of Chair of the Board and such other duties as from time to time may be assigned to him or her by the Trustees or the By-Laws. Specific responsibilities of the Chair include (i) coordinating with fund management in the preparation of the agenda for each meeting of the Board; (ii) presiding at all meetings of the Board and of the shareholders; and (iii) serving as a liaison with other trustees, the Trust’s officers and other fund management personnel, and counsel to the independent trustees.

Although the Board has direct responsibility over various matters (such as advisory contracts and underwriting contracts), the Board also exercises certain of its oversight responsibilities through several committees that it has established and which report back to the full Board. The Board believes that a committee structure is an effective means to permit Trustees to focus on particular operations or issues affecting the Nuveen Funds, including risk oversight. More specifically, with respect to risk oversight, the Board has delegated matters relating to valuation, compliance and investment risk to certain committees (as summarized below). In addition, the Board believes that the periodic rotation of Trustees among the different committees allows the Trustees to gain additional and different perspectives of the Fund’s operations. The Board has established seven standing committees: the Executive Committee, the Dividend Committee, the Audit Committee, the Compliance, Risk Management and Regulatory Oversight Committee, the Investment Committee, the Nominating and Governance Committee and the Open-End Funds Committee. The Board may also from time to time create ad hoc committees to focus on particular issues as the need arises. The membership and functions of the standing committees are summarized below. For more information on the Board, please visit www.nuveen.com/fundgovernance.

The Executive Committee, which meets between regular meetings of the Board, is authorized to exercise all of the powers of the Board. The members of the Executive Committee are Mr. Kenny and Mr. Young, Co-Chairs, Mr. Nelson and Mr. Toth.

The Dividend Committee is authorized to declare distributions (with subsequent ratification by the Board) on each Nuveen Fund’s shares, including, but not limited to, regular and special dividends, capital gains and ordinary income distributions. The Dividend Committee operates under a written charter adopted and approved by the Board. The members of the Dividend Committee are Mr. Thornton, Chair, Ms. Lancellotta, Mr. Nelson and Mr. Starr.

The Board has an Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “1934 Act”) that is composed of Independent Trustees who are also “independent” as that term is defined in the listing standards pertaining to closed-end funds of the NYSE. The Audit Committee assists the Board in: the oversight and monitoring of the accounting and financial reporting policies, processes and practices of the Nuveen Funds, and the audits of the financial statements of the Nuveen Funds; the quality and integrity of the financial statements of the Nuveen Funds; the Nuveen Funds’ compliance with legal and regulatory requirements relating to the Nuveen Funds’ financial statements; the independent auditors’ qualifications, performance and independence; and the Valuation Policy of the Nuveen Funds and the internal valuation group of the Adviser, as valuation designee for the Nuveen Funds. It is the responsibility of the Audit Committee to select, evaluate and replace any independent auditors (subject only to Board approval and, if applicable, shareholder ratification) and to determine their compensation. The Audit Committee is also responsible for, among other things, overseeing the valuation of securities comprising the Nuveen Funds’ portfolios. The Audit Committee is also primarily responsible for the oversight of the Valuation Policy and actions taken by the Adviser, as valuation designee of the Funds, though its internal valuation group which provides regular reports to the Audit Committee, reviews any issues relating to the valuation of the Nuveen Funds’ securities brought to its attention, and considers the risks to the Nuveen Funds in assessing the possible resolutions to these matters. The Audit Committee may also consider any financial risk exposures for the Nuveen Funds in conjunction with performing its functions.

To fulfill its oversight duties, the Audit Committee regularly meets with Fund management to discuss the Nuveen Funds’ annual and semi-annual reports and has regular meetings with the external auditors for the Nuveen Funds and the Adviser’s internal audit group. In assessing financial risk disclosure, the Audit Committee also may review, in a general manner, the processes the Board or other Board committees have in place with respect to risk assessment and risk management as well as compliance with legal and regulatory matters relating to the Nuveen Funds’ financial statements. The Audit Committee operates under a written Audit Committee Charter (the “Charter”) adopted and approved by the Board. Members of the Audit Committee are independent (as set forth in the Charter) and free of any relationship that, in the opinion of the Trustees, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee are Mr. Nelson, Chair, Mr. Boateng, Mr. Moschner, Mr. Starr, Ms. Wolff and Mr. Young, each of whom is an Independent Trustee of the Nuveen Funds. Mr. Boateng, Mr. Moschner, Mr. Nelson, Mr. Starr and Mr. Young have each been designated as an “audit committee financial expert” as defined by the rules of the SEC. A copy of the Charter is available at https://www.nuveen.com/fund-governance.

The Compliance, Risk Management and Regulatory Oversight Committee (the “Compliance Committee”) is responsible for the oversight of compliance issues, risk management and other regulatory matters affecting the Nuveen Funds that are not otherwise under or within the jurisdiction of the other committees. The Board has adopted and periodically reviews policies and procedures designed to address the Nuveen Funds’ compliance and risk matters. As part of its duties, the Compliance Committee: reviews the policies and procedures relating to compliance matters and recommends modifications thereto as necessary or appropriate to the full Board; develops new policies and procedures as new regulatory matters affecting the Nuveen Funds arise from time to time; evaluates or considers any comments or reports from examinations from regulatory authorities and responses thereto; and performs any special reviews, investigations or other oversight responsibilities relating to risk management, compliance and/or regulatory matters as requested by the Board.

In addition, the Compliance Committee is responsible for risk oversight, including, but not limited to, the oversight of general risks related to investments which are not reviewed by other committees, such as liquidity and derivatives usage; risks related to product structure elements, such as leverage; techniques that may be used to address the foregoing risks, such as hedging and swaps and Fund operational risk and risks related to the overall operation of the TIAA/Nuveen enterprise and, in each case, the controls designed to address or mitigate such risks. In assessing issues brought to the Compliance Committee’s attention or in reviewing a particular policy, procedure, investment technique or strategy, the Compliance Committee evaluates the risks to the Nuveen Funds in adopting a particular approach compared to the anticipated benefits to the Nuveen Funds and their shareholders. In fulfilling its obligations, the Compliance Committee meets on a quarterly basis. The Compliance Committee receives written and oral reports from the Fund’s Chief Compliance Officer (“CCO”) and meets privately with the CCO at each of its quarterly meetings. The CCO also provides an annual report to the full Board regarding the operations of the Nuveen Funds’ and other service providers’ compliance programs as well as any recommendations for modifications thereto. Certain matters not addressed at the committee level are addressed by another committee or directly by the full Board. The Compliance Committee operates under a written charter adopted and approved by the Board. The members of the Compliance Committee are Ms. Wolff, Chair, Mr. Forrester, Mr. Kenny, Ms. Lancellotta, Ms. Medero, Mr. Thornton and Mr. Toth.

The Nominating and Governance Committee is responsible for seeking, identifying and recommending to the Board qualified candidates for election or appointment to the Board. In addition, the Nominating and Governance Committee oversees matters of corporate governance, including the evaluation of Board performance and processes, the assignment and rotation of committee members, and the establishment of corporate governance guidelines and procedures, to the extent necessary or desirable, and matters related thereto. The Nominating and Governance Committee recognizes that as demands on the Board evolve over time (such as through an increase in the number of funds overseen or an increase in the complexity of the issues raised), the Nominating and Governance Committee must continue to evaluate the Board and committee structures and their processes and modify the foregoing as may be necessary or appropriate to continue to provide effective governance. Accordingly, the Nominating and Governance Committee has a separate meeting each year to, among other things, review the Board and committee structures, their performance and functions, and recommend any modifications thereto or alternative structures or processes that would enhance the Board’s governance of the Nuveen Funds.

In addition, the Nominating and Governance Committee, among other things: makes recommendations concerning the continuing education of Trustees; monitors performance of legal counsel; establishes and monitors a process by which security holders are able to communicate in writing with Trustees; and periodically reviews and makes recommendations about any appropriate changes to Trustee compensation. In the event of a vacancy on the Board, the Nominating and Governance Committee receives suggestions from various sources, including shareholders, as to suitable candidates. Suggestions should be sent in writing to William Siffermann, Manager of Fund Board Relations, Nuveen, 333 West Wacker Drive, Chicago, Illinois 60606. The Nominating and Governance Committee sets appropriate standards and requirements for nominations for new Trustees and each nominee is evaluated using the same standards. However, the Nominating and Governance Committee reserves the right to interview any and all candidates and to make the final selection of any new Trustees. In considering a candidate’s qualifications, each candidate must meet certain basic requirements, including relevant skills and experience, time availability (including the time requirements for due diligence meetings with sub-advisers and service providers) and, if qualifying as an Independent Trustee candidate, independence from the Adviser, sub-advisers, Nuveen Asset Management, underwriters and other service providers, including any affiliates of these entities. These skill and experience requirements may vary depending on the current composition of the Board, since the goal is to ensure an appropriate range of skills, diversity and experience, in the aggregate. Accordingly, the particular factors considered and weight given to these factors will depend on the composition of the Board and the skills and backgrounds of the incumbent Trustees at the time of consideration of the nominees. All candidates, however, must meet high expectations of personal integrity, independence, governance experience and professional competence. All candidates must be willing to be critical within the Board and with Fund management and yet maintain a collegial and collaborative manner toward other Trustees. The Nominating and Governance Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Funds’ website at https://www.nuveen.com/fund-governance, and is composed entirely of Independent Trustees, who are also “independent” as defined by NYSE listing standards. Accordingly, the members of the Nominating and Governance Committee are Mr. Kenny and Mr. Young, Co-Chairs, Mr. Boateng, Mr. Forrester, Ms. Lancellotta, Ms. Medero, Mr. Moschner, Mr. Nelson, Mr. Starr, Mr. Thornton, Mr. Toth as Co-Chair and Ms. Wolff.

The Investment Committee is responsible for the oversight of Nuveen Fund performance, investment risk management and other portfolio-related matters affecting the Nuveen Funds which are not otherwise the jurisdiction of the other Board committees. As part of such oversight, the Investment Committee reviews each Nuveen Fund’s investment performance and investment risks, which may include, but is not limited to, an evaluation of Nuveen Fund performance relative to investment objectives, benchmarks and peer group; a review of risks related to portfolio investments, such as exposures to particular issuers, market sectors, or types of securities, as well as consideration of other factors that could impact or are related to Nuveen Fund performance; and an assessment of Nuveen Fund objectives, policies and practices as such may relate to Nuveen Fund performance. In assessing issues brought to the committee’s attention or in reviewing an investment policy, technique or strategy, the Investment Committee evaluates the risks to the Nuveen Funds in adopting or recommending a particular approach or resolution compared to the anticipated benefits to the Nuveen Funds and their shareholders.

In fulfilling its obligations, the Investment Committee receives quarterly reports from the investment oversight and the investment risk groups at Nuveen. Such groups also report to the full Board on a quarterly basis and the full Board participates in further discussions with fund management at its quarterly meetings regarding matters relating to Nuveen Fund performance and investment risks, including with respect to the various drivers of performance and Nuveen Fund use of leverage and hedging. Accordingly, the Board directly and/or in conjunction with the Investment Committee oversees the investment performance and investment risk management of the Nuveen Funds. The Investment Committee operates under a written charter adopted and approved by the Board. This committee is composed of the independent Trustees of the Nuveen Funds. Accordingly, the members of the Investment Committee are Mr. Boateng and Ms. Lancellotta, Co-Chairs, Mr. Forrester, Mr. Kenny, Ms. Medero, Mr. Moschner, Mr. Nelson, Mr. Starr, Mr. Thornton, Mr. Toth, Ms. Wolff and Mr. Young.

The Open-End Funds Committee is responsible for assisting the Board in the oversight and monitoring of the Nuveen Funds that are registered as open-end management investment companies or closed-end interval funds, which make continuous offerings similar to open-end management investment companies (together, “Open-End Funds”). The committee may review and evaluate matters related to the formation and the initial presentation to the Board of any new Open-End Fund and may review and evaluate any matters relating to any existing Open-End Fund. The Open-End Funds Committee operates under a written charter adopted and approved by the Board. The members of the Open-End Funds Committee are Mr. Forrester and Ms. Medero, Co-Chairs, Mr. Boateng, Mr. Kenny, Mr. Thornton, Mr. Toth and Mr. Young.

Board Diversification and Trustee Qualifications

Listed below for each current Trustee are the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each current Trustee should serve as a trustee of the Fund.

Joseph A. Boateng.  Since 2007, Mr. Boateng has served as the Chief Investment Officer for Casey Family Programs. He was previously Director of U.S. Pension Plans for Johnson & Johnson from 2002-2006. Mr. Boateng is a board member of the Lumina Foundation and Waterside School, an emeritus board member of Year Up Puget Sound, member of the Investment Advisory Committee and former Chair for the Seattle City Employees’ Retirement System, and an Investment Committee Member for The Seattle Foundation. Mr. Boateng previously served on the Board of Trustees for the College Retirement Equities Fund (2018-2023) and on the Management Committee for TIAA Separate Account VA-1 (2019-2023). Mr. Boateng received a B.S. from the University of Ghana and an M.B.A. from the University of California, Los Angeles.

Michael A. Forrester. From 2007 to 2021, Mr. Forrester held various positions with Copper Rock Capital Partners, LLC (“Copper Rock”), including Chief Executive Officer (2014-2021), Chief Operating Officer (“COO”) (2007-2014) and Board Member (2007-2021). Mr. Forrester is currently a member of the Independent Directors Council Governing Council of the Investment Company Institute. He also serves on the Board of Trustees of the Dexter Southfield School. Mr. Forrester previously served on the Board of Trustees for the College Retirement Equities Fund and on the Management Committee for TIAA Separate Account VA-1 (2007-2023). Mr. Forrester has a B.A. from Washington and Lee University.

Thomas J. Kenny. Mr. Kenny served as an Advisory Director (2010-2011), Partner (2004-2010), Managing Director (1999-2004) and Co-Head (2002-2010) of Goldman Sachs Asset Management’s Global Cash and Fixed Income Portfolio Management team, having worked at Goldman Sachs since 1999. Mr. Kenny is a Director and the Chair of the Finance and Investment Committee of Aflac Incorporated and a Director of ParentSquare. He is a Former Director and Finance Committee Chair for the Sansum Clinic; former Advisory Board Member, B’Box; former Member of the University of California at Santa Barbara Arts and Lectures Advisory Council; former Investment Committee Member at Cottage Health System; and former President of the Board of Crane Country Day School. Mr. Kenny previously served on the Board of Trustees (2011-2023) and as Chairman (2017-2023) for the College Retirement Equities Fund and on the Management Committee (2011-2023) and as Chairman (2017-2023) for TIAA Separate Account VA-1. He received a B.A. from the University of California, Santa Barbara, and an M.S. from Golden Gate University. He is also a Chartered Financial Analyst.

Amy B. R. Lancellotta. After 30 years of service, Ms. Lancellotta retired at the end of 2019 from the Investment Company Institute (“ICI”), which represents regulated investment companies on regulatory, legislative and securities industry initiatives that affect funds and their shareholders. From November 2006 until her retirement, Ms. Lancellotta served as Managing Director of ICI’s Independent Directors Council (“IDC”), which supports fund independent directors in fulfilling their responsibilities to promote and protect the interests of fund shareholders. At IDC, Ms. Lancellotta was responsible for all ICI and IDC activities relating to the fund independent director community. In conjunction with her responsibilities, Ms. Lancellotta advised and represented IDC, ICI, independent directors and the investment company industry on issues relating to fund governance and the role of fund directors. She also directed and coordinated IDC’s education, communication, governance and policy initiatives. Prior to serving as Managing Director of IDC, Ms. Lancellotta held various other positions with ICI beginning in 1989. Before joining ICI, Ms. Lancellotta was an associate at two Washington, D.C. law firms. In addition, since 2020, she has been a member of the Board of Directors of the Jewish Coalition Against Domestic Abuse (JCADA), an organization that seeks to end power-based violence, empower survivors and ensure safe communities. Ms. Lancellotta received a B.A. degree from Pennsylvania State University in 1981 and a J.D. degree from the National Law Center, George Washington University (currently known as “George Washington University Law School”) in 1984. Ms. Lancellotta joined the Board in 2021.

Joanne T. Medero. Ms. Medero has over 30 years of financial services experience and, most recently, from December 2009 until her retirement in July 2020, she was a Managing Director in the Government Relations and Public Policy Group at BlackRock, Inc. (“BlackRock”). From July 2018 to July 2020, she was also Senior Advisor to BlackRock’s Vice Chairman, focusing on public policy and corporate governance issues. In 1996, Ms. Medero joined Barclays Global Investors (“BGI”), which merged with BlackRock in 2009. At BGI, she was a Managing Director and served as Global General Counsel and Corporate Secretary until 2006. Then, from 2006 to 2009, Ms. Medero was a Managing Director and Global Head of Government Relations and Public Policy at Barclays Group (IBIM), where she provided policy guidance and directed legislative and regulatory advocacy programs for the investment banking, investment management and wealth management businesses. Before joining BGI, Ms. Medero was a Partner at Orrick, Herrington & Sutcliffe LLP from 1993 to 1995, where she specialized in derivatives and financial markets regulation issues. Additionally, she served as General Counsel of the Commodity Futures Trading Commission (the “CFTC”) from 1989 to 1993 and, from 1986 to 1989, she was Deputy Associate Director/Associate Director for Legal and Financial Affairs at The White House Office of Presidential Personnel. Further, from 2006 to 2010, Ms. Medero was a member of the CFTC Global Markets Advisory Committee and she has been actively involved in financial industry associations, serving as Chair of the Steering Committee of the SIFMA (Securities Industry and Financial Markets Association) Asset Management Group (2016-2018) and Chair of the CTA (Commodity Trading Advisor), CPO (Commodity Pool Operator) and Futures Committee of the Managed Funds Association (2010-2012). Ms. Medero also chaired the Corporations, Antitrust and Securities Practice Group of The Federalist Society for Law and Public Policy (from 2010 to 2022 and 2000 to 2002). In addition, since 2019, she has been a member of the Board of Directors of the Baltic-American Freedom Foundation, which seeks to provide opportunities for citizens of the Baltic states to gain education and professional development through exchanges in the United States. Ms. Medero received a B.A. degree from St. Lawrence University in 1975 and a J.D. degree from George Washington University Law School in 1978. Ms. Medero joined the Board in 2021.

Albin F. Moschner. Mr. Moschner is a consultant in the wireless industry and, in July 2012, founded Northcroft Partners, LLC, a management consulting firm that provides operational, management and governance solutions. Prior to founding Northcroft Partners, LLC, Mr. Moschner held various positions at Leap Wireless International, Inc., a provider of wireless services, where he was a consultant from February 2011 to July 2012, Chief Operating Officer from July 2008 to February 2011, and Chief Marketing Officer from August 2004 to June 2008. Before he joined Leap Wireless International, Inc., Mr. Moschner was President of the Verizon Card Services division of Verizon Communications, Inc. from 2000 to 2003, and President of One Point Services at One Point Communications from 1999 to 2000. Mr. Moschner also served at Zenith Electronics Corporation as Director, President and Chief Executive Officer from 1995 to 1996, and as Director, President and Chief Operating Officer from 1994 to 1995. Mr. Moschner was formerly Chairman (2019) and a member of the Board of Directors (2012-2019) of USA Technologies, Inc. and, from 1996 until 2016, he was a member of the Board of Directors of Wintrust Financial Corporation. In addition, he is emeritus (since 2018) of the Advisory Boards of the Kellogg School of Management (1995-2018) and the Archdiocese of Chicago Financial Council (2012-2018). Mr. Moschner received a Bachelor of Engineering degree in Electrical Engineering from The City College of New York in 1974 and a Master of Science degree in Electrical Engineering from Syracuse University in 1979. Mr. Moschner joined the Board in 2016.

John K. Nelson. Mr. Nelson formerly served on the Board of Directors of Core12, LLC from 2008 to 2023, a private firm which develops branding, marketing, and communications strategies for clients. Mr. Nelson has extensive experience in global banking and markets, having served in several senior executive positions with ABN AMRO Holdings N.V. and its affiliated entities and predecessors, including LaSalle Bank Corporation from 1996 to 2008, ultimately serving as Chief Executive Officer of ABN AMRO N.V. North America. During his tenure at the bank, he also served as Global Head of its Financial Markets Division, which encompassed the bank’s Currency, Commodity, Fixed Income, Emerging Markets, and Derivatives businesses. He was a member of the Foreign Exchange Committee of the Federal Reserve Bank of the United States and during his tenure with ABN AMRO served as the bank’s representative on various committees of The Bank of Canada, European Central Bank, and The Bank of England. Mr. Nelson previously served as a senior, external advisor to the financial services practice of Deloitte Consulting LLP (2012-2014). At Fordham University, he served as a director of The President’s Council (2010-2019) and previously served as a director of The Curran Center for Catholic American Studies (2009-2018). He served as a trustee and Chairman of The Board of Trustees of Marian University (2011-2013). Mr. Nelson is a graduate of Fordham University, holding a BA in Economics and an MBA in Finance. Mr. Nelson joined the Board in 2013.

Loren M. Starr. Mr. Starr has been a TC Board Member since 2022. Mr. Starr was Vice Chair, Senior Managing Director from 2020 to 2021, and Chief Financial Officer, Senior Managing Director from 2005 to 2020, for Invesco Ltd. Mr. Starr is also a Director and member of the Audit Committee for AMG. He is former Chair and member of the Board of Directors, Georgia Leadership Institute for School Improvement (GLISI); former Chair and member of the Board of Trustees, Georgia Council on Economic Education (GCEE). Mr. Starr received a B.A. and a B.S. from Columbia College, an M.B.A. from Columbia Business School, and an M.S. from Carnegie Mellon University.

Matthew Thornton III. Mr. Thornton has over 40 years of broad leadership and operating experience from his career with FedEx Corporation (“FedEx”), which, through its portfolio of companies, provides transportation, e-commerce and business services. In November 2019, Mr. Thornton retired as Executive Vice President and Chief Operating Officer of FedEx Freight Corporation (FedEx Freight), a subsidiary of FedEx, where, from May 2018 until his retirement, he had been responsible for day-to-day operations, strategic guidance, modernization of freight operations and delivering innovative customer solutions. From September 2006 to May 2018, Mr. Thornton served as Senior Vice President, U.S. Operations at Federal Express Corporation (FedEx Express), a subsidiary of FedEx. Prior to September 2006, Mr. Thornton held a range of positions of increasing responsibility with FedEx, including various management positions. In addition, Mr. Thornton currently (since 2014) serves on the Board of Directors of The Sherwin-Williams Company, where he is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and the Board of Directors of Crown Castle International (since 2020), where he is a member of the Strategy Committee and the Compensation Committee. Formerly (2012-2018), he was a member of the Board of Directors of Safe Kids Worldwide®, a non-profit organization dedicated to the prevention of childhood injuries. Mr. Thornton is a member (since 2014) of the Executive Leadership Council (ELC), the nation’s premier organization of global black senior executives. He is also a member of the National Association of Corporate Directors (NACD). Mr. Thornton has been recognized by Black Enterprise on its 2017 list of the Most Powerful Executives in Corporate America and by Ebony on its 2016 Power 100 list of the world’s most influential and inspiring African Americans. Mr. Thornton received a B.B.A. degree from the University of Memphis in 1980 and an M.B.A. from the University of Tennessee in 2001. Mr. Thornton joined the Board in 2020.

Terence J. Toth. Mr. Toth was a Co-Founding Partner of Promus Capital (2008-2017). From 2012 to 2021, he was a Director of Quality Control Corporation, from 2008 to 2013, he was a Director of Legal & General Investment Management America, Inc. From 2004 to 2007, he was Chief Executive Officer and President of Northern Trust Global Investments, and Executive Vice President of Quantitative Management & Securities Lending from 2000 to 2004. He also formerly served on the Board of the Northern Trust Mutual Funds. He joined Northern Trust in 1994 after serving as Managing Director and Head of Global Securities Lending at Bankers Trust (1986 to 1994) and Head of Government Trading and Cash Collateral Investment at Northern Trust from 1982 to 1986. He currently serves as Chair of the Board of the Kehrein Center for the Arts (since 2021) and is on the Board of Catalyst Schools of Chicago since 2008. He is on the Mather Foundation Board since 2012 and was Chair of its Investment Committee from 2017 to 2022 and previously served as a Director of LogicMark LLC (2012-2016) and of Fulcrum IT Service LLC (2010-2019). Mr. Toth graduated with a Bachelor of Science degree from the University of Illinois, and received his MBA from New York University. In 2005, he graduated from the CEO Perspectives Program at Northwestern University. Mr. Toth joined the Board in 2008.

Margaret L. Wolff. Ms. Wolff retired from Skadden, Arps, Slate, Meagher & Flom LLP in 2014 after more than 30 years of providing client service in the Mergers & Acquisitions Group. During her legal career, Ms. Wolff devoted significant time to advising boards and senior management on U.S. and international corporate, securities, regulatory and strategic matters, including governance, shareholder, fiduciary, operational and management issues. Ms. Wolff has been a trustee of New York-Presbyterian Hospital since 2005 and, since 2004, she has served as a trustee of The John A. Hartford Foundation (a philanthropy dedicated to improving the care of older adults) where she formerly served as Chair from 2015 to 2022. From 2013 to 2017, she was a Board member of Travelers Insurance Company of Canada and The Dominion of Canada General Insurance Company (each of which is a part of Travelers Canada, the Canadian operation of The Travelers Companies, Inc.). From 2005 to 2015, she was a trustee of Mt. Holyoke College and served as Vice Chair of the Board from 2011 to 2015. Ms. Wolff received her Bachelor of Arts from Mt. Holyoke College and her Juris Doctor from Case Western Reserve University School of Law. Ms. Wolff joined the Board in 2016.

Robert L. Young. Mr. Young, the Nuveen Funds’ Independent Chair, has more than 30 years of experience in the investment management industry. From 1997 to 2017, he held various positions with J.P. Morgan Investment Management Inc. (“J.P. Morgan Investment”) and its affiliates (collectively, “J.P. Morgan”). Most recently, he served as Chief Operating Officer and Director of J.P. Morgan Investment (from 2010 to 2016) and as President and Principal Executive Officer of the J.P. Morgan Funds (from 2013 to 2016). As Chief Operating Officer of J.P. Morgan Investment, Mr. Young led service, administration and business platform support activities for J.P. Morgan’s domestic retail mutual fund and institutional commingled and separate account businesses, and co-led these activities for J.P. Morgan’s global retail and institutional investment management businesses. As President of the J.P. Morgan Funds, Mr. Young interacted with various service providers to these funds, facilitated the relationship between such funds and their boards, and was directly involved in establishing board agendas, addressing regulatory matters, and establishing policies and procedures. Before joining J.P. Morgan, Mr. Young, a former Certified Public Accountant (CPA), was a Senior Manager (Audit) with Deloitte & Touche LLP (formerly, Touche Ross LLP), where he was employed from 1985 to 1996. During his tenure there, he actively participated in creating, and ultimately led, the firm’s midwestern mutual fund practice. Mr. Young holds a Bachelor of Business Administration degree in Accounting from the University of Dayton and, from 2008 to 2011, he served on the investment committee of its board of trustees. Mr. Young joined the Board in 2017.

Share Ownership

The following table sets forth the dollar range of equity securities beneficially owned by each Trustee as of December 31, 2023.

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustees in Nuveen Family Investment Companies[1]
Joseph A. Boateng[2]	None	Over $100,000
Michael A. Forrester[2]	None	Over $100,000
Thomas J. Kenny2[2]	None	Over $100,000
Amy B. R. Lancellotta	None	Over $100,000
Joanne T. Medero	None	Over $100,000
Albin F. Moschner	None	Over $100,000
John K. Nelson	None	Over $100,000
Loren M. Starr[2]	None	Over $100,000
Matthew Thornton III	None	Over $100,000
Terence J. Toth	None	Over $100,000
Margaret L. Wolff	None	Over $100,000
Robert L. Young	None	Over $100,000

1	“Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustees in Nuveen Family of Investment Companies” for Mr. Boateng, Mr. Forrester, Mr. Kenny and Mr. Starr includes holdings in College Retirement Equities Fund (“CREF”) and TIAA Separate Account VA-1 (“VA-1"), as each was a member of the board and management committee of CREF and VA-1, respectively, as of December 31, 2023.
2	Mr. Boateng, Mr. Forrester, Mr. Kenny and Mr. Starr were elected or appointed to the Board of Trustees of the Nuveen Funds effective January 1, 2024.

Other than as noted in the table below, as of December 31, 2023 no trustee who is not an interested person of the Fund or any of his or her immediate family members owns beneficially or of record, any security issued by Nuveen Fund Advisors, Nuveen Asset Management, Nuveen or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Nuveen Fund Advisors, Nuveen Asset Management or Nuveen.

The table below presents information on trustees who own securities in companies (other than investment companies) that are advised by entities that are under common control with the Adviser as of December 31, 2023:

Name of Trustee	Name of Owners/Relationships to Trustee	Companies(1)	Title of Class	Value of Securities(2)	Percent of Class(3)
Thomas J. Kenny	Thomas Joseph Kenny 2021 Trust (Mr. Kenny is Initial Trustee and Settlor).	Global Resources LLC	None	$64,792	0.01%
	KSHFO, LLC[4]	Global Timber Resources Investor Fund, LP	None	$973,390	6.01%
	KSHFO, LLC[4]	Global Agriculture II Investor Fund LP	None	$1,511,340	10.10%

(1)	The Adviser, as well as the investment advisers to these Companies, are indirectly commonly controlled by Nuveen, LLC.
(2)	These amounts reflect the current value of holdings as of December 31, 2023. As of the date of this SAI, that is the most recent information available regarding the Companies.
(3)	These percentages reflect the overall amount committed to invest in the Companies, not current ownership percentages.
(4)	Mr. Kenny owns 6.6% of KSHFO, LLC.

As of the date of this SAI, the officers and trustees of the Fund, in the aggregate, own none of the Fund’s equity securities.

Control Persons and Principal Holders of Securities

Prior to the date of this SAI, no persons owned of record 5% or more of any class of the Fund’s Common Shares, and no person was reflected on the books and records of the Fund as owning beneficially 5% or more of the outstanding Common Shares of any class of the Fund.

As of the date of this SAI, the Fund’s officers and trustees, as a group, owned less than 1% of each class of the Fund’s outstanding Common Shares.

Compensation

The following table shows, for each independent Trustee, (1) the estimated aggregate compensation to be paid by the Fund projected during the Fund’s fiscal year after commencement of operation, (2) the amount of total compensation paid to each Trustee by the Fund that has been deferred and (3) the total compensation paid to each Trustee by the Nuveen Funds during the calendar year ended December 31, 2023. The Fund does not have a retirement or pension plan. The officers and trustees affiliated with Nuveen serve without any compensation from the Fund.

The Fund has a deferred compensation plan (the “Plan”) that permits any trustee who is not an “interested person” of the Fund to elect to defer receipt of all or a portion of his or her compensation as a trustee. The deferred compensation of a participating trustee is credited to a book reserve account of the Fund when the compensation would otherwise have been paid to the trustee. The value of the trustee’s deferral account at any time is equal to the value that the account would have had if contributions to the account had been invested and reinvested in shares of one or more of the eligible Nuveen Funds. At the time for commencing distributions from a trustee’s deferral account, the trustee may elect to receive distributions in a lump sum or over a period of five years. The Fund will not be liable for any other fund’s obligations to make distributions under the Plan.

	Aggregate Compensation from Fund(1)	Amount of Total Compensation That Has Been Deferred(2)	Total Compensation from Fund and Fund Complex(3)
Joseph A. Boateng(4)(5)	$138	$34	$455,000

Jack B. Evans(6)	—	—	465,109

Michael A. Forrester(4)(5)	142	142	465,000

William C. Hunter(6)	—	—	432,750

Thomas J. Kenny(4)(5)	184	46	606,000

Amy B. R. Lancellotta	148	49	437,838

Joanne T. Medero	145	44	428,445

	Aggregate Compensation from Fund(1)	Amount of Total Compensation That Has Been Deferred(2)	Total Compensation from Fund and Fund Complex(3)
Albin F. Moschner	$145	$—	$487,000

John K. Nelson	145	—	374,850

Loren M. Starr(4)(5)	150	53	425,000

Matthew Thornton III	148	—	430,000

Terence J. Toth	143	—	590,850

Margaret L. Wolff	169	51	483,967

Robert L. Young	187	122	496,760

(1)	Proposed on the estimated aggregate compensation to be earned on the independent trustees for the period ending March 31, 2025, representing the Fund’s first fiscal year, for services to the Fund.

(2)	Pursuant to a deferred compensation agreement with certain of the Nuveen Funds, deferred amounts are treated as though an equivalent dollar amount has been invested in shares of one or more eligible Nuveen funds. Total deferred fees for the Fund (including the return from the assumed investment in the eligible Nuveen Funds) payable are stated above.

(3)	Based on the compensation paid (including any amounts deferred) for the calendar year ended December 31, 2023 for services to the Nuveen open-end and closed-end funds. Because the funds in the Nuveen fund complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.

(4)	Mr. Boateng, Mr. Forrester, Mr. Kenny and Mr. Starr were elected to the Board of Directors of the Nuveen Funds effective January 1, 2024.

(5)	“Total Compensation From Nuveen Funds Paid to Director” for Mr. Boateng, Mr. Forrester, Mr. Kenny and Mr. Starr for the period presented includes compensation from College Retirement Equities Fund (“CREF”) and TIAA Separate Account VA-1 (“VA-1"), as each was a member of the board and management committee of CREF and VA-1, respectively, during the period.

(6)	Mr. Evans and Dr. Hunter retired as Trustees of the Nuveen Funds on December 31, 2023.

Prior to January 1, 2024, independent trustees received a $210,000 annual retainer, plus they received (a) a fee of $7,250 per day for attendance at regularly scheduled meetings of the Board; (b) a fee of $4,000 per meeting for attendance at special, non-regularly scheduled Board meetings; (c) a fee of $2,500 per meeting for attendance at Audit Committee meetings, Open-End Funds Committee meetings and Investment Committee Meetings; (d) a fee of $5,000 per meeting for attendance at Compliance, Risk Management and Regulatory Oversight Committee meetings; (e) a fee of $1,250 per meeting for attendance at Dividend Committee meetings; and (f) a fee of $500 per meeting for attendance at all other committee meetings, and $100 per meeting when the Executive Committee acted as pricing committee for IPOs, plus, in each case, expenses incurred in attending such meetings, provided that no fees were received for meetings held on days on which regularly scheduled Board meetings were held. In addition to the payments described above, the Chair of the Board received $140,000, and the chairpersons of the Audit Committee, the Dividend Committee, the Compliance, Risk Management and Regulatory Oversight Committee, the Nominating and Governance Committee, the Open-End Funds Committee and the Investment Committee received $20,000 each as additional retainers. Independent trustees also received a fee of $5,000 per day for site visits to entities that provided services to the Nuveen Funds on days on which no Board meeting was held. Per meeting fees for unscheduled Committee meetings or meetings of Ad Hoc or Special Assignment Committees were determined by the Chair of such Committee based on the complexity or time commitment associated with the particular meeting. The annual retainer, fees and expenses were allocated among the Nuveen Funds on the basis of relative net assets, although management may have, in its discretion, established a minimum amount to be allocated to each fund. In certain instances, fees and expenses were allocated only to those Nuveen Funds that were discussed at a given meeting.

Effective January 1, 2024, independent trustees receive a $350,000 annual retainer, plus they receive (a) an annual retainer of $30,000 for membership on the Audit Committee and Compliance, Risk Management and Regulatory Oversight Committee, respectively; and (b) an annual retainer of $20,000 for membership on the Dividend Committee, Investment Committee, Nominating and Governance Committee and Open-End Funds Committee, respectively. In addition to the payments described above, the Chair and/or Co-Chair of the Board receives $140,000 annually; the chair and/or co-chair of the Audit Committee and Compliance, Risk Management and Regulatory Oversight Committee receive $30,000 annually; and the chair and/or co-chair of the Dividend Committee, Investment Committee, Nominating and Governance Committee and Open-End Funds Committee receive $20,000 annually. Trustees will be paid either $1,000 or $2,500 for any ad hoc meetings of the Board or its Committees depending upon the meeting’s length and immediacy. For any special assignment committees, the chair and/or co-chair will be paid a quarterly fee of $1,250 and members will be paid a quarterly fee of $5,000. The annual retainers, fees and expenses of the Board are allocated among the funds in the Nuveen Fund complex on the basis of relative net assets, although a minimum amount may be established to be allocated to each fund. In certain instances, fees and expenses will be allocated only to those funds that are discussed at a given meeting.

The Fund does not have retirement or pension plans. Certain Nuveen funds (the “Participating Funds”) participate in a deferred compensation plan (the “Deferred Compensation Plan”) that permits an independent Trustee to elect to defer receipt of all or a portion of his or her compensation as an independent Trustee. The deferred compensation of a participating independent Trustee is credited to a book reserve account of the Participating Fund when the compensation would otherwise have been paid to such independent Trustee. The value of an independent Trustee’s deferral account at any time is equal to the value that the account would have had if contributions to the account had been invested and reinvested in shares of one or more of the eligible Nuveen funds. At the time for commencing distributions from an independent Trustee’s deferral account, the Independent trustee may elect to receive distributions in a lump sum or over a period of five years. The Participating Fund will not be liable for any other fund’s obligations to make distributions under the Deferred Compensation Plan.

The Fund has no employees. The officers of the Fund and the trustees of the Fund who are not independent Trustees serve without any compensation from the Fund.

INVESTMENT ADVISER

Nuveen Fund Advisors will be responsible for determining the Fund’s overall investment strategy and its implementation, including the Fund’s use of leverage and ongoing monitoring of Nuveen Asset Management. Nuveen Fund Advisors also is responsible for managing the Fund’s business affairs and providing certain clerical, bookkeeping and other administrative services. For additional information regarding the management services performed by Nuveen Fund Advisors and further information about the investment management agreement between the Fund and Nuveen Fund Advisors, see “Management of the Fund” in the Prospectus.

Nuveen Fund Advisors is an indirect subsidiary of Nuveen, the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the companion organization of College Retirement Equities Fund. As of September 30, 2024, Nuveen managed approximately $1.3 trillion in assets, of which approximately $150.8 billion was managed by Nuveen Fund Advisors.

Pursuant to the Investment Management Agreement, the Fund has agreed to pay an annual management fee for the overall advisory and administrative services and general office facilities provided by Nuveen Fund Advisors. The Fund’s management fee is separated into two components—a complex-level component, based on the aggregate amount of all Nuveen Fund assets managed by Nuveen Fund Advisors, and a specific fund-level component, based only on the amount of assets within the Fund. This pricing structure enables Nuveen Fund shareholders to benefit from growth in the assets within each individual fund as well as from growth in the amount of complex-wide assets managed by Nuveen Fund Advisors.

In addition to Nuveen Fund Advisors’ management fee, the Fund pays all other costs and expenses of its operations, including compensation of its trustees (other than those affiliated with Nuveen), custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of its independent registered accounting firm, expenses of repurchasing Common Shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any. All fees and expenses are accrued daily and deducted before payment of distributions to shareholders.

Nuveen Fund Advisors has agreed to waive fees and/or reimburse expenses through July 31, 2027, so that the total annual operating expenses of the Fund (excluding any distribution and/or service fees that may be applicable to a particular class of shares, issuance and dividend costs of Preferred Shares that may be issued by the Fund, interest expenses, taxes, acquired fund fees and expenses, fees incurred in acquiring and disposing of portfolio securities, litigation expenses and extraordinary expenses) do not exceed 1.50% of the average daily Managed Assets of any class of Fund shares. This expense limitation may be terminated or modified prior to that date only with the approval of the Board of Trustees.

Fund-Level Fee

The fund-level fee shall be applied according to the following schedule:

Fund-Level Average Daily Managed Assets	Fund-Level Fee Rate
For the first $125 million	1.1900%
For the next $125 million	1.1775%
For the next $250 million	1.1650%
For the next $500 million	1.1525%
For the next $1 billion	1.1400%

Complex-Level Fee

The overall complex-level fee, payable monthly, begins at a maximum rate of 0.1600% of the Fund’s average daily managed assets, with breakpoints for eligible complex-level assets above $124.3 billion. Therefore, the maximum management fee rate for the Fund is the Fund-level fee plus 0.1600%. The current overall complex-level fee schedule is as follows:

Effective
Complex-
Level
Fee Rate at
Breakpoint
Complex-Level Asset Breakpoint Level*	Level
For the first $124.3 billion	0.1600%

For the next $75.7 billion	0.1350%

For the next $200 billion	0.1325%

For eligible assets over $400 billion	0.1300%

*	The complex-level fee is calculated based upon the aggregate daily “eligible assets” of all Nuveen-branded closed-end funds and Nuveen Mutual Funds. Except as described below, eligible assets include the net assets of all Nuveen-branded closed-end funds and Nuveen Mutual Funds organized in the United States. Eligible assets do not include the net assets of: Nuveen fund-of-funds, Nuveen money market funds, Nuveen index funds, Nuveen Large Cap Responsible Equity Fund or Nuveen Life Large Cap Responsible Equity Fund. In addition, eligible assets include a fixed percentage of the aggregate net assets of the active equity and fixed income Nuveen Mutual Funds advised by Teachers Advisors, LLC (“TAL”) (except those identified above). Eligible assets will include all of the aggregate net assets of TAL-advised active equity and fixed income Nuveen Mutual Funds (except those identified above) on May 1, 2033. Eligible assets include closed-end fund assets managed by Nuveen Fund Advisors that are attributable to financial leverage. For these purposes, financial leverage includes the closed-end funds’ use of preferred stock and borrowings and certain investments in the residual interest certificates (also called inverse floating rate securities) in tender option bond (TOB) trusts, including the portion of assets held by a TOB trust that has been effectively financed by the trust’s issuance of floating rate securities, subject to an agreement by Nuveen Fund Advisors as to certain funds to limit the amount of such assets for determining eligible assets in certain circumstances.

The Investment Management Agreement was approved by the Trustees of the Fund (including all of the Trustees who are not “interested persons” of the Fund). By its terms, the Investment Management Agreement will remain in effect, unless earlier terminated as described below, for an initial two year period and shall continue thereafter on an annual basis so long as such continuation is approved at least annually by (1) the Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund and (2) a majority of the trustees who are not interested persons of any party to the Investment Management Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated at any time, without penalty, by either the Fund or Nuveen Fund Advisors upon sixty days’ written notice, and is automatically terminated in the event of its assignment as defined in the 1940 Act.

The basis for the Board of Trustees’ initial approval of the Fund’s investment management agreement will be provided in the Fund’s initial shareholder report. The basis for subsequent continuations of the Fund’s investment management agreement will be provided in annual or semiannual reports to shareholders for the periods during which such continuations occur.

SUBADVISER

Nuveen Asset Management, a registered investment adviser, is the Fund’s subadviser responsible for investing the Fund’s Managed Assets and is a wholly-owned subsidiary of Nuveen Fund Advisors. Himani Trivedi and Joshua Grumer will serve as the Fund’s portfolio managers and will be responsible for the day-to-day management of the Fund’s portfolio.

Portfolio Management. Himani Trivedi, Head of Structured Credit, is responsible for managing loans and investments in structured credit across Nuveen-managed CLOs and various fixed income strategies. Previously, she served as a co-head of investments and head of structured credit at Nuveen affiliate Symphony Asset Management. Himani started at Nuveen under Symphony affiliate in 2004 on the convertibles desk, launched the CLO platform in 2005 and became co-Portfolio Manager for all CLOs in 2008. Prior to joining Nuveen, Himani worked on model validation for securitized products at Washington Mutual Bank and started her career in finance at ICICI Bank in India. Himani graduated with a B.S. in Chemical Engineering and an M.B.A. in Finance from Gujarat University, India and a Masters in Financial Engineering (MFE) from the Haas School of Business at University of California, Berkeley.

Joshua Grumer, Research Analyst for Nuveen’s CLO investments since 2017. He focuses on investments in investment grade and speculative grade CLO tranches across various CLO investment mandates. Prior to joining Nuveen, he worked at Crescent Capital investing in CLOs and as a leveraged loan product specialist from 2011 to 2017. From 2005 to 2011, he worked for Trust Company of the West, where he was responsible for CLO surveillance and bank loan analytics. He began his career at Loan Pricing Corporation, where he worked in the bank loan mark-to-market pricing service. Joshua graduated with a B.S. in Business Administration from the University of Delaware and a M.B.A. from New York University’s Stern School of Business.

Pursuant to the Sub-Advisory Agreement between Nuveen Fund Advisors and Nuveen Asset Management, Nuveen Fund Advisors will pay Nuveen Asset Management a portfolio management fee equal to 50% of the investment management fee paid on the Fund’s average daily Managed Assets.

The basis for the Board of Trustees’ initial approval of the Fund’s sub-advisory agreement will be provided in the Fund’s initial shareholder report. The basis for subsequent continuations of the Fund’s subadvisory agreement will be provided in annual or semiannual reports to shareholders for the periods during which such continuations occur.

In addition to serving as a portfolio manager to the Fund, Himani Trivedi is also primarily responsible for the day-to-day portfolio management of the following accounts. Information is provided as of October 31, 2024 unless otherwise indicated:

Type of Account Managed	Number of Accounts (Total)	Assets (Total)

Registered Investment Company	2	$1.29 billion

Other Pooled Vehicles	3	$14.34 billion

Other Accounts	2	$843.41 million

Type of Account Managed	Number of Accounts with Performance-based Fees	Assets (Accounts with Performance-based Fees)

Registered Investment Company	0	$0

Other Pooled Vehicles	0	$0

Other Accounts	0	$0

In addition to serving as a portfolio manager to the Fund, Joshua Grumer is also primarily responsible for the day-to-day portfolio management of the following accounts. Information is provided as of October 31, 2024 unless otherwise indicated:

Type of Account Managed	Number of Accounts (Total)	Assets (Total)

Registered Investment Company	0	$0

Other Pooled Vehicles	0	$0

Other Accounts	0	$0

Type of Account Managed	Number of Accounts with Performance-based Fees	Assets (Accounts with Performance-based Fees)

Registered Investment Company	0	$0

Other Pooled Vehicles	0	$0

Other Accounts	0	$0

Portfolio Manager Securities Ownership

The following table discloses the dollar range of securities beneficially owned by the portfolio managers of the Fund. The information is as of the date of this SAI for Himani Trivedi and Joshua Grumer.

Portfolio Manager	Dollar Range of Securities Beneficially Owned
Himani Trivedi	none

Joshua Grumer	none

Nuveen Asset Management Portfolio Manager Compensation

Portfolio managers are compensated through a combination of base salary and variable components consisting of (i) a cash bonus; (ii) a long-term performance award; and (iii) participation in a profits interest plan.

Base salary. A portfolio manager’s base salary is determined based upon an analysis of the portfolio manager’s general performance, experience and market levels of base pay for such position.

Cash bonus. A portfolio manager is eligible to receive an annual cash bonus that is based on three variables: risk-adjusted investment performance relative to benchmark generally measured over the most recent one, three and five year periods (unless the portfolio manager’s tenure is shorter), ranking versus Morningstar peer funds generally measured over the most recent one, three and five year periods (unless the portfolio manager’s tenure is shorter), and management and peer reviews.

Long-term performance award. A portfolio manager is eligible to receive a long-term performance award that vests after three years. The amount of the award when granted is based on the same factors used in determining the cash bonus. The value of the award at the completion of the three-year vesting period is adjusted based on the risk-adjusted investment performance of Fund(s) managed by the portfolio manager during the vesting period and the performance of the TIAA organization as a whole.

Profits interest plan. Portfolio managers are eligible to receive profits interests in Nuveen Asset Management and its affiliate, Teachers Advisors, LLC, which vest over time and entitle their holders to a percentage of the firms’ annual profits. Profits interests are allocated to each portfolio manager based on such person’s overall contribution to the firms.

There are generally no differences between the methods used to determine compensation with respect to the Funds and the Other Accounts shown in the table above.

Nuveen Asset Management Conflict of Interest Policies

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented a number of potential conflicts, including, among others, those discussed below.

The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. Nuveen Asset Management seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, Nuveen Asset Management has adopted procedures for allocating limited opportunities across multiple accounts.

With respect to many of its clients’ accounts, Nuveen Asset Management determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, Nuveen Asset Management may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, Nuveen Asset Management may place separate, non-simultaneous, transactions for a Fund and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other accounts.

Some clients are subject to different regulations. As a consequence of this difference in regulatory requirements, some clients may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by a portfolio manager. Finally, the appearance of a conflict of interest may arise where Nuveen Asset Management has an incentive, such as a performance-based management fee, which relates to the management of some accounts, with respect to which a portfolio manager has day-to-day management responsibilities.

Conflicts of interest may also arise when the subadviser invests one or more of its client accounts in different or multiple parts of the same issuer’s capital structure, including investments in public versus private securities, debt versus equity, or senior versus junior/subordinated debt, or otherwise where there are different or inconsistent rights or benefits. Decisions or actions such as investing, trading, proxy voting, exercising, waiving or amending rights or covenants, work-out activity, or serving on a board, committee or other involvement in governance may result in conflicts of interest between clients holding different securities or investments. Generally, individual portfolio managers will seek to act in a manner that they believe serves the best interest of the accounts they manage. In cases where a portfolio manager or team faces a conflict among its client accounts, it will seek to act in a manner that it believes best reflects its overall fiduciary duty, which may result in relative advantages or disadvantages for particular accounts.

Nuveen Asset Management has adopted certain compliance procedures which are designed to address these types of conflicts common among investment managers. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Nuveen Asset Management or its affiliates, including TIAA, sponsor an array of financial products for retirement and other investment goals, and provide services worldwide to a diverse customer base. Accordingly, from time to time, a Fund may be restricted from purchasing or selling securities, or from engaging in other investment activities because of regulatory, legal or contractual restrictions that arise due to another client account’s investments and/or the internal policies of Nuveen Asset Management, TIAA or its affiliates designed to comply with such restrictions. As a result, there may be periods, for example, when Nuveen Asset Management will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which investment limits have been reached.

The investment activities of Nuveen Asset Management or its affiliates may also limit the investment strategies and rights of the Funds. For example, in certain circumstances where the Funds invest in securities issued by companies that operate in certain regulated industries, in certain emerging or international markets, or are subject to corporate or regulatory ownership definitions, or invest in certain futures and derivative transactions, there may be limits on the aggregate amount invested by Nuveen Asset Management or its affiliates for the Funds and other client accounts that may not be exceeded without the grant of a license or other regulatory or corporate consent. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of Nuveen Asset Management, on behalf of the Funds or other client accounts, to purchase or dispose of investments or exercise rights or undertake business transactions may be restricted by regulation or otherwise impaired. As a result, Nuveen Asset Management, on behalf of the Funds or other client accounts, may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when Nuveen Asset Management, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds.

Code of Ethics

The Fund, Nuveen Fund Advisors, Nuveen, LLC (“Nuveen”), Nuveen Asset Management and other related entities have adopted codes of ethics under Rule 17j-1 under the 1940 Act that prohibit certain of their personnel, including the Fund’s portfolio manager, from engaging in personal investments that compete or interfere with, or attempt to take advantage of a client’s, including the Fund’s, anticipated or actual portfolio transactions, and are designed to assure that the interests of clients, including Fund shareholders, are placed before the interests of personnel in connection with personal investment transactions. Personnel subject to a code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, but only so long as such investments are made in accordance with a code’s requirements. Text-only versions of the codes of ethics of the Fund, Nuveen Fund Advisors and Nuveen Asset Management can be viewed online or downloaded from the EDGAR Database on the Securities and Exchange Commission’s internet web site at http://www.sec.gov. In addition, copies of those codes of ethics may be obtained, after paying the appropriate duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

PROXY VOTING POLICIES AND PROCEDURES

The Fund has delegated authority to Nuveen Fund Advisors to vote proxies for securities held by the Fund, and Nuveen Fund Advisors has in turn delegated that responsibility to Nuveen Asset Management. Nuveen Asset Management will vote in accordance with the Nuveen Proxy Voting Policy and the Nuveen Proxy Voting Conflicts of Interest Policy and Procedures, which are attached as Appendix B to this SAI.

Voted Proxies. Information regarding how the Fund voted proxies (for periods subsequent to the Fund commencing operations) relating to portfolio securities during the most recent twelve month period ending June 30 (or any lesser period of time ending June 30 if the Fund has not been operating for that long) of each year is available starting August 31 of that year without charge, upon request, by calling toll free (800) 257-8787 or by accessing the SEC’s website at http://www.sec.gov. This reference to the website does not incorporate the contents of the website in the Prospectus or the SAI.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to the supervision of the Board of Trustees, Nuveen Asset Management is primarily responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions. Commissions are negotiated with broker/dealers on all transactions.

Pursuant to the Investment Management Agreement and the Subadvisory Agreement, each of Nuveen Fund Advisors and Nuveen Asset Management is authorized to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The general policy of Nuveen Fund Advisors and Nuveen Asset Management in selecting brokers and dealers is to obtain the best results achievable in the context of a number of factors which are considered both in relation to individual trades and broader trading patterns, including the reliability of the broker/dealer, the competitiveness of the price and the commission, the research services received and whether the broker/dealer commits its own capital.

In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) to the Fund and/or the other accounts over which Nuveen Fund Advisors or its affiliates exercise investment discretion. Nuveen Fund Advisors and Nuveen Asset Management are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Nuveen Fund Advisors or Nuveen Asset Management, as applicable, determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists Nuveen Fund Advisors or Nuveen Asset Management in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to Nuveen Fund Advisors or Nuveen Asset Management in the investment decision making process may be paid in commission dollars. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that Nuveen Fund Advisors or Nuveen Asset Management, as applicable, and its affiliates have with respect to accounts over which they exercise investment discretion. Nuveen Fund Advisors or Nuveen Asset Management may also have arrangements with brokers pursuant to which such brokers provide research services to Nuveen Fund Advisors or Nuveen Asset Management, as applicable, in exchange for a certain volume of brokerage transactions to be executed by such brokers. While the payment of higher commissions increases the Fund’s costs, Nuveen Fund Advisors and Nuveen Asset Management do not believe that the receipt of such brokerage and research services significantly reduces the expenses of Nuveen Fund Advisors or Nuveen Asset Management, as applicable. Arrangements for the receipt of research services from brokers may create conflicts of interest.

Research services furnished to Nuveen Fund Advisors or Nuveen Asset Management by brokers that effect securities transactions for the fund may be used by Nuveen Fund Advisors or Nuveen Asset Management, as applicable, in servicing other investment companies and accounts which it manages. Similarly, research services furnished to Nuveen Fund Advisors or Nuveen Asset Management by brokers who effect securities transactions for other investment companies and accounts which Nuveen Fund Advisors or Nuveen Asset Management manages may be used by Nuveen Fund Advisors or Nuveen Asset Management, as applicable, in servicing the Fund. Not all of these research services are used by Nuveen Fund Advisors or Nuveen Asset Management in managing any particular account, including the Fund.

The Fund contemplates that, consistent with the policy of obtaining the best net results, brokerage transactions may be conducted through “affiliated broker/dealers,” as defined in the 1940 Act. The Board of Trustees has adopted procedures in accordance with Rule 17e-1 under the 1940 Act to ensure that all brokerage commissions paid to such affiliates are reasonable and fair in the context of the market in which such affiliates operate.

In certain instances there may be securities that are suitable as an investment for the Fund as well as for one or more of Nuveen Fund Advisors’ or Nuveen Asset Management’s other clients. Investment decisions for the Fund and for Nuveen Fund Advisors’ or Nuveen Asset Management’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable in a security for the Fund. When purchases or sales of the same security for the Fund and for other portfolios managed by Nuveen Fund Advisors or Nuveen Asset Management, as applicable, occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Fund’s portfolio securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. A high rate of portfolio turnover involves correspondingly greater transaction costs than a lower rate, which costs are borne by the Fund and its shareholders.

Substantially all of the Fund’s trades are effected on a principal basis.

DESCRIPTION OF SHARES AND DEBT

Common Shares

The Declaration of Trust authorizes the issuance of an unlimited number of Common Shares. The Common Shares being offered have a par value of $0.01 per share and, subject to differences between classes, have equal rights to the payment of dividends and the distribution of assets upon liquidation of the Fund. The Common Shares being offered will, when issued, be fully paid and, subject to matters discussed under “Certain Provisions in the Declaration of Trust and By-Laws” in the Prospectus, non-assessable, and will have no preemptive or conversion rights, except as the Board of Trustees may otherwise determine, or rights to cumulative voting. The Fund is currently offering three classes of Common Shares: Class I Common Shares, Class A1 Common Shares and Class A2 Common Shares and may offer additional classes in the future. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the ongoing fees and expenses for each share class may be different. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” in the Prospectus. Certain share class details are set forth in the “Plan of Distribution” in the Prospectus. The Declaration of Trust provides that each whole Common Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Common Share shall be entitled to a proportionate fractional vote. If the Fund issues Preferred Shares, the Common Shareholders will not be entitled to receive any cash distributions from the Fund unless all accrued dividends on Preferred Shares have been paid, and unless asset coverage (as defined in the 1940 Act) with respect to Preferred Shares would be at least 200% after giving effect to the distributions. See “—Preferred Shares” below.

Preferred Shares

The Declaration of Trust authorizes the issuance of an unlimited number of Preferred Shares in one or more classes or series, with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the Common Shareholders. The terms of any Preferred Shares that may be issued by the Fund may be the same as, or different from, the terms described below, subject to applicable law and the Declaration of Trust.

Distribution Preference. Any Preferred Shares would have complete priority over the Common Shares as to distribution of assets.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, holders of Preferred Shares would be entitled to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus accumulated and unpaid dividends thereon, whether or not earned or declared) before any distribution of assets is made to Common Shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Preferred Shares will not be entitled to any further participation in any distribution of assets by the Fund. A consolidation or merger of the Fund with or into any Massachusetts business trust or corporation or a sale of all or substantially all of the assets of the Fund shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

Voting Rights. In connection with any issuance of Preferred Shares, the Fund must comply with Section 18(i) of the 1940 Act, which requires, among other things, that Preferred Shares be voting shares and have equal voting rights with Common Shares. Except as otherwise indicated in this SAI and except as otherwise required by applicable law, holders of Preferred Shares would vote together with Common Shareholders as a single class.

In connection with the election of the Fund’s trustees, holders of Preferred Shares, voting as a separate class, would be entitled to elect two of the Fund’s trustees, and the remaining trustees would be elected by Common Shareholders and holders of Preferred Shares, voting together as a single class. In addition, if at any time dividends on the Fund’s outstanding Preferred Shares would be unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding Preferred Shares, voting as a separate class, would be entitled to elect a majority of the Fund’s trustees until all dividends in arrears have been paid or declared and set apart for payment.

The affirmative vote of the holders of a majority of the Fund’s outstanding Preferred Shares of any class or series, as the case may be, voting as a separate class, would be required to, among other things, (1) take certain actions that would affect the preferences, rights, or powers of such class or series or (2) authorize or issue any class or series ranking prior to the Preferred Shares. Except as may otherwise be required by law, (1) the affirmative vote of the holders of at least two-thirds of the Fund’s Preferred Shares outstanding at the time, voting as a separate class, would be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (2) the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, voting as a separate class, would be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares; provided however, that such separate class vote would be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or the By-laws. The affirmative vote of the holders of a majority of the outstanding Preferred Shares, voting as a separate class, would be required to approve any action not described in the preceding sentence requiring a vote of security holders under Section 13(a) of the 1940 Act including, among other things, changes in the Fund’s investment objective or changes in the investment restrictions described as fundamental policies under “Investment Restrictions” in this SAI. The class or series vote of holders of Preferred Shares described above would in each case be in addition to any separate vote of the requisite percentage of Common Shares and Preferred Shares necessary to authorize the action in question.

The foregoing voting provisions would not apply with respect to the Fund’s Preferred Shares if, at or prior to the time when a vote was required, such shares would have been (1) redeemed or (2) called for redemption and sufficient funds would have been deposited in trust to effect such redemption.

Redemption, Purchase and Sale of Preferred Shares. The terms of the Preferred Shares may provide that they are redeemable by the Fund at certain times, in whole or in part, at the original purchase price per share plus accumulated dividends, that the Fund may tender for or purchase Preferred Shares and that the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of Preferred Shares by the Fund would reduce the leverage applicable to Common Shares, while any resale of such shares by the Fund would increase such leverage.

In the event of any issuance of Preferred Shares, the Fund likely would apply for ratings from an NRSRO. In such event, as long as Preferred Shares are outstanding, the composition of the Fund’s portfolio would reflect guidelines established by such NRSRO. Based on previous guidelines established by such NRSROs for the securities of other issuers, the Fund anticipates that the guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. However, at this time, no assurance can be given as to the nature or extent of the guidelines that may be imposed in connection with obtaining a rating of any Preferred Shares.

For more information, see “Description of Shares and Debt—Preferred Shares” in the Prospectus.

Senior Securities Representing Indebtedness

The Fund’s Declaration of Trust authorizes the Fund, without approval of the Common Shareholders, to borrow money. In this connection, the Fund may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such debt by mortgaging, pledging or otherwise subjecting as security the Fund’s assets. In connection with such borrowing, the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate. Under the requirements of the 1940 Act, the Fund, immediately after issuing any such senior securities representing indebtedness, must have an “asset coverage” of at least 300%. See “Leverage” in the Prospectus. Certain types of debt may result in the Fund being subject to certain restrictions imposed by guidelines of one or more rating agencies which may issue ratings for commercial paper or notes issued by the Fund. Such restrictions may be more stringent than those imposed by the 1940 Act. For more information, see “Description of Shares and Debt—Senior Securities Representing Indebtedness” in the Prospectus.

PURCHASE OF CLASS I COMMON SHARES BY ELIGIBLE INVESTORS

Class I Common Shares are available for purchase by eligible investors. The minimum initial investment for Class I Common Shares is $100,000 per account, except that the minimum investment amount may be modified for eligible investors, including certain financial firms that submit orders on behalf of their customers, members of the Board of Trustees of the Fund and certain employees of Nuveen, LLC ("Nuveen"), its affiliates and extended family members of such individuals.

Class I Common Shares are available for purchase at a modified minimum investment amount by clients of financial intermediaries who charge such clients an ongoing fee for advisory, investment, consulting or related services. Such clients may include individuals, corporations, endowments and foundations. The minimum initial investment for such clients is $100,000, but this minimum will be lowered to $25,000 for clients of financial intermediaries that have accounts holding Class I Common Shares with an aggregate value of at least $100,000. The Distributor may also lower the minimum to $25,000 for clients of financial intermediaries anticipated to reach this Class I Common Shares holdings level.

Class I Common Shares are also available for purchase by family offices and their clients. A family office is a company that provides certain financial and other services to a high net worth family or families. The minimum initial investment for family offices and their clients is $100,000, but this minimum will be lowered to $25,000 for clients of family offices that have accounts holding Class I Common Shares with an aggregate value of at least $100,000. The Distributor may also lower the minimum to $25,000 for clients of family offices anticipated to reach this Class I Common Shares holdings level.

Class I Common Shares also are available for purchase, with no minimum initial investment, by the following categories of investors:

●

bank or broker-affiliated trust departments investing funds over which they exercise exclusive discretionary investment authority and that are held in a fiduciary, agency, advisory, custodial or similar capacity;

●	advisory accounts of Nuveen Fund Advisors and its affiliates, including other Nuveen Mutual and Closed-End Funds whose investment policies permit investments in other investment companies;

●

investors purchasing through a brokerage platform of a financial intermediary that has an agreement with the Distributor to offer such shares solely when acting as an agent for such investors. Investors transacting through a financial intermediary’s brokerage platform may be required to pay a commission directly to the intermediary;

●	any registered investment company that is not affiliated with the Nuveen funds and which invests in securities of other investment companies;

●	any plan organized under section 529 under the Code (i.e., a 529 plan);

●

current and former trustees/directors of any Nuveen fund, and their immediate family members ("immediate family members” are defined as spouses or domestic partners, parents, children, grandparents, grandchildren, parents-in-law, sons-in-law and daughters-in-law, siblings, a sibling’s spouse and a spouse’s siblings);

●	officers of Nuveen and its affiliates, and their immediate family members;

●

full-time and retired employees of Nuveen and its affiliates, and their immediate family members, including any corporation, partnership, sole proprietorship or other business organization that is wholly owned by one or more of such persons; and

●	any person who, for at least the last ninety days, has been an officer, director or employee of any financial intermediary, and their immediate family members.

Holders of Class I Common Shares may purchase additional Class I Common Shares using dividends and capital gain distributions on their shares.

A financial intermediary through which you hold Class I Common Shares may have the authority under its account agreement to exchange your Class I Common Shares for another class of Common Shares having higher expenses than Class I Common Shares if you withdraw from or are no longer eligible for an intermediary’s fee-based program or under other circumstances. You may be subject to the sales charges and service and/or distribution fees applicable to the share class that you receive in such an exchange. You should contact your financial intermediary for more information about your eligibility to purchase Class I Common Shares and the class of Common Shares you would receive in an exchange if you no longer meet Class I Common Share eligibility requirements.

REPURCHASE OF FUND SHARES

In order to provide some liquidity to shareholders, the Fund makes quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at net asset value. Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 7.5% of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. Notices of each quarterly repurchase offer are sent to shareholders at least 21 days before the “Repurchase Request Deadline” (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the 14 days after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than 7 calendar days after such date. The Fund’s Common Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. Accordingly, you may not be able to sell Common Shares when and/or in the amount that you desire. Thus, Common Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks.

The section entitled “Periodic Repurchase Offers” in the Prospectus discusses the type and timing of notice for repurchase offers, the effects of oversubscribed repurchase offers, the determination of the repurchase price, payment by the Fund for Common Shares tendered in a repurchase offer, the effect of repurchase policies on the liquidity of the Fund, the consequences of repurchase offers and other details regarding the repurchase offers, including associated risks. The Fund’s fundamental policies with respect to repurchase offers are discussed in “Investment Restrictions” in this Statement of Additional Information.

In addition, a purchase by the Fund of its Common Shares would decrease the Fund’s total assets which would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Shares at a time when Preferred Shares are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining.

See “Risks—Fund Level Risks—Repurchase Offers Risk” in the Prospectus for a description of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of Common Shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Taxation” below.

In addition to the Fund’s policy to make periodic repurchase offers as described above, the Board may consider additional repurchases of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Fund to an open-end investment company (described below). The Fund cannot assure you that its Board will decide to take or propose any of these actions.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the 1940 Act and the rules and regulations thereunder and other applicable law.

The Fund does not currently charge a repurchase fee. However, the Fund may charge a repurchase fee of up to 2.00% of the repurchase proceeds, which the Fund would retain to help offset non-de minimis estimated costs related to the repurchase incurred by the Fund, directly or indirectly, as a result of repurchasing Common Shares, thus allocating estimated transaction costs to the shareholder whose Common Shares are being repurchased. The Fund may introduce, or modify the amount of, a repurchase fee at any time. The Fund may also waive or reduce the repurchase fee if Nuveen Fund Advisors determines that the repurchase is offset by a corresponding purchase or if for other reasons the Fund will not incur transaction costs or will incur reduced transaction costs.

CONVERSION TO OPEN-END FUND

Conversion to an open-end company would require the approval of the holders of at least two-thirds of the Common Shares and Preferred Shares, if issued in the future, outstanding at the time, voting together as a single class, and of the holders of at least two-thirds of the Preferred Shares, if issued in the future, outstanding at the time, voting as a separate class, provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or By-laws. See “Certain Provisions in the Declaration of Trust and By-Laws” in the Prospectus for a discussion of voting requirements applicable to conversion of the Fund to an open-end company. If the Fund converted to an open-end company, it would likely have to significantly reduce any leverage it is then employing, which may require a repositioning of its investment portfolio, which may in turn generate substantial transaction costs, which would be borne by Common Shareholders, and may adversely affect Fund performance and Fund distributions. Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption The Fund currently expects that any such redemptions would be made in cash. The Fund may charge sales or redemption fees upon conversion to an open-end fund. The Board of Trustees of the Fund may at any time propose conversion of the Fund to an open-end company depending upon its judgment as to the advisability of such action in light of circumstances then prevailing.

TAX MATTERS

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund and the purchase, ownership and disposition of the Common Shares. Because tax laws are complex and often change, you should consult your tax advisor about the tax consequences of an investment in the Fund. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to Common Shareholders in light of their particular circumstances. Unless otherwise noted, this discussion assumes you are a U.S. Common Shareholder (as defined below) and that you hold your shares as a capital asset (generally, for investment). A U.S. Common Shareholder means a person (other than a partnership) that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matters discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. Prospective investors should consult their own tax advisers with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of Common Shares, as well as the tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction.

The discussion below does not represent a detailed description of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, taxpayers subject to the alternative minimum tax, a partnership or other pass-through entity for U.S. federal income tax purposes, U.S. Common Shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, a controlled foreign corporation or a passive foreign investment company, dealers in securities or currencies, traders in securities or commodities that elect mark-to-market treatment, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or persons that will hold Common Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that hold Common Shares and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of Common Shares.

The Fund intends to elect to be treated and to qualify each year as a RIC under the Code. To qualify as a RIC, the Fund must, among other things, derive in each taxable year at least 90% of its gross income from (i) dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies, and (ii) net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must, at the close of each quarter of the taxable year, diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other regulated investment companies) of a single issuer, of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or the securities of one or more qualified publicly traded partnerships. Finally, to qualify for treatment as a RIC, the Fund must distribute at least 90% of its investment company taxable income (which includes, among other items, dividends, interest, income from the interests in certain qualified publicly traded partnerships, and net short-term capital gains in excess of net long-term capital losses) and 90% of its net tax-exempt income each taxable year. If the Fund failed to meet the asset diversification test described above with respect to any quarter, the Fund would nevertheless be considered to have satisfied the requirements for such quarter if the Fund cured such failure within six months and either (i) such failure was de minimis or (ii) (a) such failure was due to reasonable cause and not due to willful neglect and (b) the Fund reported the failure under Treasury regulations to be adopted and paid an excise tax.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid net tax-exempt income) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes to shareholders. If the Fund retains any net capital gain or investment company taxable income, it will be subject to tax at the corporate income tax rate on the amount retained. If the Fund retains any net capital gain, it may report the retained amount as undistributed capital gains as part of its annual reporting to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the tax basis of Common Shares owned by a Common Shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the Common Shareholder under clause (ii) of the preceding sentence. The Fund intends to distribute to its Common Shareholders at least annually that portion of its investment company taxable income necessary to maintain its qualification as a RIC, as well as net capital gains (except for net capital gains credited to them but retained by the Fund).

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to offset capital gains in future years. If the Fund has a net capital loss, the excess of the Fund’s net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund’s next taxable year, and the excess (if any) of the Fund’s net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund’s next taxable year. The carryover of capital losses may be limited under the general loss limitation rules if the Fund experiences an ownership change as defined in the Internal Revenue Code. Generally, the Fund may not carry forward any losses other than net capital losses. Under certain circumstances, the Fund may elect to treat certain losses as though they were incurred on the first day of the taxable year immediately following the taxable year in which they were actually incurred.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years. A distribution will be treated as paid on December 31 of the current calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, and was unable to cure such failure, the Fund would be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its shareholders) and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividends. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” (as defined below) in the case of individual and other noncorporate shareholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC. The Board of Trustees reserves the right not to maintain the qualification of the Fund as a RIC if it determines such course of action to be beneficial to Common Shareholders.

Distributions

Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, are taxable to shareholders as long-term capital gain, regardless of their holding period in the Common Shares. All other distributions out of the Fund’s earnings and profits (including distributions of the Fund’s net realized short-term capital gains) will be taxable as ordinary income. The maximum long-term capital gain tax rate applicable to individuals is 20%. No assurance can be given as to what percentage of the distributions paid on the Common Shares, if any, will consist of long-term capital gains or what the tax rates on various types of income will be in future years. None of the Fund, Nuveen Fund Advisors or the Subadvisers provides tax advice to investors in the Fund or has any knowledge of a particular investor’s tax situation. As a result, investors should consult their own tax advisers when determining the tax characterization of any distributions from the Fund.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each shareholder (up to the amount of the shareholder’s basis in his or her Common Shares) and thereafter as gain from the sale of Common Shares (assuming the Common Shares are held as a capital asset). The amount treated as a tax-free return of capital will reduce the shareholder’s adjusted basis in his or her Common Shares (but not below zero), thereby increasing the potential gain or reducing the potential loss on the subsequent sale or other disposition of the Common Shares. Because the income of the Fund primarily is derived from investments earning interest rather than dividend income, the Fund does not anticipate that any part of its distributions will qualify for qualified dividend treatment or the DRD.

An additional tax at a rate of 3.8% applies to some or all of the net investment income of certain non-corporate taxpayers. For this purpose, “net investment income” includes interest, dividends (including dividends paid with respect to Common Shares), annuities, royalties, rent, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of Common Shares) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the taxation of net investment income.

Shareholders will be notified annually as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of additional shares will receive a report as to the NAV of those shares.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income, capital gains, dividends qualifying for the dividends received deduction, qualified dividend income, interest-related dividends and short-term capital gain dividends) based upon the percentage of total dividends paid out of current or accumulated earnings and profits to each class for the tax year. Accordingly, if the Fund issues Preferred Shares, it intends to allocate capital gain dividends, if any, between its Common Shares and Preferred Shares in proportion to the total dividends paid out of current or accumulated earnings and profits to each class with respect to such tax year. Distributions in excess of the Fund’s current and accumulated earnings and profits, if any, however, will not be allocated proportionately among the Common Shares and Preferred Shares. Since the Fund’s current and accumulated earnings and profits in the event of the issuance of Preferred Shares will first be used to pay dividends on the Preferred Shares, distributions in excess of such earnings and profits, if any, will be made disproportionately to Common Shareholders.

Sale, Exchange or Liquidation of Fund Shares

The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than twelve months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within thirty days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A repurchase by the Fund of a shareholder’s shares pursuant to a repurchase offer (as described in the Prospectus) generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the repurchase offer, or (iii) the repurchase offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the repurchase offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the repurchase offer, and thereafter as capital gain. Any Fund shares held by a shareholder after a repurchase offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular repurchase offer, shareholders who do not sell shares pursuant to that repurchase offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the repurchase offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that repurchase offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the repurchase offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.

The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the repurchase offer.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert long-term capital gain into short-term capital gain or ordinary income, (iii) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely alter the characterization of certain complex financial transactions, and (vi) produce income that will not qualify as good income for purposes of the income requirement that applies to a RIC. The Fund may, but is not required to, make certain tax elections in order to mitigate the effect of these provisions.

If the Fund invests in certain pay-in-kind investments, zero coupon investments, deferred interest investments or, in general, any other investments with original issue discount (or with market discount if the Fund elects to include market discount in income currently), the Fund must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, the Fund must distribute to shareholders, at least annually, all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), including such accrued income, to qualify as a RIC and to avoid federal income and excise taxes. Therefore, the Fund may have to dispose of its portfolio investments under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to satisfy these distribution requirements.

The Fund may hold or acquire obligations that are market discount bonds. A market discount bond is a security acquired in the secondary market at a price below its redemption value (or its adjusted issue price if it is also an original issue discount bond). If the Fund invests in a market discount bond, it will be required to treat any gain recognized on the disposition of such market discount bond as ordinary taxable income to the extent of the accrued market discount.

If the Fund invests in options that qualify as “section 1256 contracts,” Section 1256 of the Code generally requires any gain or loss arising from the lapse, closing out or exercise of such positions to be treated as 60% long-term and 40% short-term capital gain or loss. In addition, the Fund generally would be required to “mark to market” (i.e., treat as sold for fair market value) each such outstanding option position at the close of each taxable year (and on October 31 of each year for excise tax purposes). If a section 1256 contract held by the Fund at the end of a taxable year is sold or closed out in a subsequent year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules. In addition to most exchange traded index options, section 1256 contracts under the Code include certain other options contracts, certain regulated futures contracts, and certain other financial contracts. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement. It cannot be predicted whether the Fund will invest to any significant extent in section 1256 contracts.

The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. Under certain circumstances, the Fund may enter into options transactions or certain other investments that may constitute positions in a straddle. If two or more positions constitute a straddle, recognition of a realized loss from one position must generally be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss.

Investment by the Fund in passive foreign investment companies (“PFICs”) could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from such a company or on the proceeds from the sale of its investment in such a company. A PFIC is any foreign corporation: (i) 75% or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.

Passive income for this purpose does not include rents and royalties received by the foreign corporation from active businesses and certain income received from related persons. The tax on PFIC distributions and the sale of interests in PFICs cannot be eliminated by making distributions to Fund shareholders; however, it can be avoided by making an election to mark such investments to market annually (treating gains as ordinary income) or to treat the PFIC as a “qualified electing fund” (a “QEF election”). In the latter case, the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation.

The Fund may not be able to make a QEF election due to the difficulty of satisfying the requirements of QEF elections. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

The Fund may be subject to foreign withholding or other taxes with respect to income from foreign securities, which could reduce the amount of the Fund’s distributions. Shareholders may be able to claim a credit or deduction for foreign taxes if more than 50% of the Fund’s assets are invested in foreign securities at the end of a fiscal year and the Fund makes an election to pass through to the shareholders their pro rata share of foreign taxes paid by the Fund. If this election is made, the Fund may report more taxable income to the shareholders than it actually distributes. The shareholders will then be entitled either to deduct their share of these taxes in computing their taxable income or to claim a foreign tax credit for these taxes against their U.S. federal income tax (subject to limitations for certain shareholders). The Fund will provide the shareholders with the information necessary to claim this deduction or credit on their personal income tax return if the Fund makes this election. It is not anticipated that the Fund will invest in foreign securities to the extent necessary to meet the above 50% threshold to pass through the foreign taxes it pays to shareholders.

Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder’s exercise of the conversion privilege is generally treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.

The Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which is uncertain or subject to recharacterization by the IRS. To the extent the tax treatment of such securities or their income differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to a RIC under the Code. The Fund’s investment program and the tax treatment of Fund distributions may be affected by the IRS interpretations of the Code and future changes in tax laws and regulations.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax from all taxable distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. The withholding percentage is currently 24%. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Shareholders

U.S. taxation of a shareholder who is not a U.S. Common Shareholder (“foreign shareholder”) depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Fund shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Fund shares should consult its tax advisors with respect to the purchase, ownership and disposition of Fund shares.

Income not Effectively Connected

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. Distributions which are reported by the Fund as “interest-related dividends” or “short-term capital gain dividends” are currently exempt from the 30% withholding tax. Interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a foreign person and satisfy certain other requirements.

Distributions of capital gain dividends (including any amounts retained by the Fund which are reported as undistributed capital gains) and gains recognized on the sale or other disposition of our common stock will not be subject to U.S. tax at the rate of 30% (or lower treaty rate) unless the foreign shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% U.S. tax. In the case of a foreign shareholder who is a nonresident alien individual, the Fund may be required to withhold U.S. income tax from distributions of net capital gain unless the foreign shareholder certifies his or her non-U.S. status under penalties of perjury or otherwise establishes an exemption. See “Tax Matters—Backup Withholding.”

Income Effectively Connected

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Foreign corporate shareholders also may be subject to the branch profits tax imposed by the Code.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

FATCA Reporting and Withholding Requirements

Under legislation known as “FATCA” (the Foreign Account Tax Compliance Act), the Fund will be required to withhold 30% on income dividends made by the Fund to shareholders that fail to meet prescribed information reporting or certification requirements. After, December 31, 2018, FATCA withholding also would have applied to certain capital gain dispositions, return of capital distributions and the proceeds arising from the sale of Fund shares; however, based on proposed regulations issued by the IRS, which can be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected). In general, no such withholding will be required with respect to a U.S. person or foreign individual that timely provides the certifications required by the Fund or its agent on a valid IRS Form W-9, W-8BEN or W-8BEN-E, respectively. Shareholders potentially subject to withholding include foreign financial institutions (“FFIs”), such as foreign investment funds, and non-financial foreign entities (“NFFEs”). To avoid withholding under FATCA, an FFI generally must enter into an information sharing agreement with the IRS in which it agrees to report certain identifying information (including name, address, and taxpayer identification number) with respect to its U.S. account holders (which, in the case of an entity shareholder, may include its direct and indirect U.S. owners), and an NFFE generally must identify itself and may be required to provide other required information to the Fund or other withholding agent regarding its U.S. owners, if any. Such foreign shareholders also may fall into certain exempt, excepted or deemed compliant categories as established by regulations and other guidance. A non-U.S. entity that invests in the Fund will need to provide the Fund with documentation properly certifying the entity’s status under FATCA in order to avoid FATCA withholding. A foreign shareholder resident or doing business in a country that has entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different requirements provided that the shareholder and the applicable foreign government comply with the terms of such agreement. Foreign shareholders are encouraged to consult with their tax advisers regarding the possible implications of these requirements on their investment in Fund shares.

Other Tax Considerations

Fund shareholders may be subject to state, local and foreign taxes on their Fund distributions. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Common Shares should consult their own tax advisors as to the tax consequences of investing in such Common Shares, including under state, local and other tax laws. Finally, the foregoing discussion is based on applicable provisions of the Code, regulations, judicial authority and administrative interpretations in effect on the date hereof. Changes in applicable authority could materially affect the conclusions discussed above, and such changes often occur.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, LLP (“PwC”), an independent registered public accounting firm, has been selected to provide auditing services to the Fund. The principal business address of PwC is One North Wacker Dr, Chicago, IL 60606.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund will be State Street Bank and Trust Company (“State Street”), One Congress Street, Suite 1, Boston, Massachusetts 02114-2016. State Street will perform custodial, fund accounting and portfolio accounting services. The transfer agent of the Fund is DST Systems, Inc., 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the shares offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC or on the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

The Fund is new and has no performance history as of the date of this SAI. Financial information therefore is not yet available. The audited financial statements, financial highlights and notes thereto and the independent registered public accounting firm’s report thereon appearing in the Fund’s Annual Report, once issued, will be incorporated herein by reference in this SAI. Once available, incorporated materials not delivered with the SAI may be obtained, without charge, by calling (800) 257-8787, by writing to the Fund at 333 West Wacker Drive, Chicago, Illinois 60606, or from the Fund’s website (http://www.nuveen.com).

The Predecessor Fund’s and the Master Fund’s audited financial statements for the year ended December 31, 2023 are attached hereto as Appendix C. The audited financial statements of the Predecessor Fund and the Master Fund have been audited by PwC, the independent auditor for the Predecessor Fund and the Master Fund. Unaudited financial statements for the period ended October 31, 2024 for the Predecessor Fund and Master Fund are also attached hereto as Appendix D.

SUPPLEMENTAL FINANCIAL INFORMATION

A table showing the fees and expenses of the Fund after giving effect to the Reorganization is included in the Prospectus. The Reorganization will not result in a material change to the Predecessor Fund’s investment portfolio due to the investment restrictions of the Fund. As a result, a schedule of investments of the Predecessor Fund modified to show the effects of such change is not required and is not included. There are no material differences in the accounting policies of the Predecessor Fund as compared to those of the Fund.

APPENDIX A

Ratings of Investments

S&P Global Ratings-A brief description of the applicable S&P Global Ratings, a Division of S&P Global Inc. (“S&P”), rating symbols and their meanings (as published by S&P) follows:

A S&P issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion evaluates the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default. The issue credit rating is not a recommendation to purchase, sell, or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

Issue credit ratings are based on current information furnished by the obligors or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any credit rating and may, on occasion, rely on unaudited financial information. Credit ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

Issue credit ratings can be either long term or short term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days-including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.

LONG-TERM ISSUE CREDIT RATINGS

Issue credit ratings are based, in varying degrees, on the following considerations:

●	Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

●	Nature of and provisions of the obligation;

●	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA

An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA

An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C

An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D

An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if its subject to distressed debt restructuring.

Plus (+) or minus (-)

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitment on the obligation.

B

A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D

A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Dual Ratings

S&P assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long- term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ’SP-1+/A-1+’).

Moody’s Investors Service, Inc.-A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

Municipal Bonds

Aaa

Obligations rated ‘Aaa’ are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa

Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A

Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa

Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba

Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B

Obligations rated B are considered speculative and are subject to high credit risk.

Caa

Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca

Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C

Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates mat the issue ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Short-Term Loans

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2

This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3

This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG

This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 2

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 3

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.

SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

Commercial Paper

Issuers (or supporting institutions) rated Prime-1 have a superior ability for repayment of senior short-term debt obligations.

Issuers (or supporting institutions) rated Prime-2 have a strong ability for repayment of senior short-term debt obligations.

Issuers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term debt obligations.

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch Ratings-A brief description of the applicable Fitch Ratings (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

Long-Term Credit Ratings Investment Grade

AAA

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB

Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB

Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B

Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC, CC, C

High default risk. Default is a real possibility. Substantial credit risk. Very low margin for safety. A ‘CC’ rating indicates that default of some kind appears probable. ‘C’ ratings signal a default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired.

RD and D

Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and has not otherwise ceased operating. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding.

Short-Term Credit Ratings

The following ratings scale applies to foreign currency and local currency ratings. A Short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for US public finance, in line with industry standards, to reflect unique risk characteristics of bond, tax, and revenue anticipation notes that are commonly issued with terms up to three years. Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Fl

Highest short-term credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+” to denote any exceptionally strong credit feature.

F2

Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3

Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B

Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C

High short-term default risk. Default is a real possibility.

RD

Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D

Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Notes to Long-term and Short-term ratings:

"+" or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-term rating category, to categories below ‘CCC’, or to Short-term ratings other than ‘FT’.

‘NR’ indicates that Fitch Ratings does not rate the issuer or issue in question.

‘Withdrawn’: The rating has been withdrawn and the issue or issuer is no longer rated by Fitch. When a public rating is withdrawn, Fitch will issue a RAC that details the current rating and Outlook or Watch status (if applicable), a statement that the rating is withdrawn and the reason for the withdrawal. A RAC is not required when an issue has been redeemed, matured, repaid or paid in full. Withdrawals cannot be used to forestall a rating action. Every effort is therefore made to ensure that the rating opinion upon withdrawal reflects an updated view. However, this is not always possible, for example if a rating is withdrawn due to a lack of information. Rating Watches are also resolved prior to or concurrent with withdrawal unless the timing of the event driving the Rating Watch does not support an immediate resolution. Ratings that have been withdrawn will be indicated by the symbol ‘WD’.

Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

A Rating Outlook indicates the direction a rating is likely to move over a one to two year period. Outlooks may be positive, stable, or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are ’stable’ could be downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch Ratings may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

APPENDIX B

Nuveen proxy voting policies

Nuveen proxy voting policy

Applicability

This Policy applies to Nuveen employees acting on behalf of Nuveen Asset Management, LLC, Teachers Advisors, LLC, and TIAA-CREF Investment Management, LLC

Policy purpose and statement

Proxy voting is the primary means by which shareholders may influence a publicly traded company’s governance and operations and thus create the potential for value and positive long-term investment performance. When an SEC registered investment adviser has proxy voting authority, the adviser has a fiduciary duty to vote proxies in the best interests of its clients and must not subrogate its clients’ interests to its own. In their capacity as fiduciaries and investment advisers, Nuveen Asset Management, LLC (“NAM”), Teachers Advisors, LLC (“TAL”) and TIAA-CREF Investment Management, LLC (“TCIM”), (each an “Adviser” and collectively, the “Advisers”), vote proxies for the Portfolio Companies held by their respective clients, including investment companies and other pooled investment vehicles, institutional and retail separate accounts, and other clients as applicable. The Advisers have adopted this Policy, the Nuveen Proxy Voting Guidelines, and the Nuveen Proxy Voting Conflicts of Interest Policy for voting the proxies of the Portfolio Companies they manage. The Advisers leverage the expertise and services of an internal group referred to as the Responsible Investing Team (RI Team) to administer the Advisers’ proxy voting. The RI Team adheres to the Advisers’ Proxy Voting Guidelines which are reasonably designed to ensure that the Advisers vote client securities in the best interests of the Advisers’ clients.

Policy statement

Proxy voting is a key component of a Portfolio Company’s corporate governance program and is the primary method for exercising shareholder rights and influencing the Portfolio Company’s behavior. Nuveen makes informed voting decisions in compliance with Rule 206(4)-6 (the “Rule”) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and applicable laws and regulations, (e.g., the Employee Retirement Income Security Act of 1974, “ERISA”).

Enforcement

As provided in the TIAA Code of Business Conduct, all employees are expected to comply with applicable laws and regulations, as well as the relevant policies, procedures and compliance manuals that apply to Nuveen’s business activities. Violation of this Policy may result in disciplinary action up to and including termination of employment.

Terms and definitions

Advisory Personnel includes the Adviser’s portfolio managers and/or research analysts.

Proxy Voting Guidelines (the “Guidelines”) are a set of pre-determined principles setting forth the manner in which the Advisers intend to vote on specific voting categories, and serve to assist clients, Portfolio Companies, and other interested parties in understanding how the Advisers intend to vote on proxy-related matters. The Guidelines are not exhaustive and do not necessarily dictate how the Advisers will ultimately vote with respect to any proposal or resolution.

Portfolio Company includes any publicly traded company held in an account that is managed by an Adviser.

Policy requirements

Investment advisers, in accordance with the Rule, are required to (i) adopt and implement written policies and procedures that are reasonably designed to ensure that proxies are voted in the best interest of clients, and address resolution of material conflicts that may arise, (ii) describe their proxy voting procedures to their clients and provide copies on request, and (iii) disclose to clients how they may obtain information on how the Advisers voted their proxies.

The Nuveen Proxy Voting Committee (the “Committee”), the Advisers, the RI Team and Nuveen Compliance are subject to the respective requirements outlined below under Roles and Responsibilities.

Although it is the general policy to vote all applicable proxies received in a timely fashion with respect to securities selected by an Adviser for current clients, the Adviser may refrain from voting in certain circumstances where such voting would be disadvantageous, materially burdensome or impractical, or otherwise inconsistent with the overall best interest of clients.

Roles and responsibilities

Nuveen Proxy Voting Committee

The purpose of the Committee is to establish a governance framework to oversee the proxy voting activities of the Advisers in accordance with the Policy. The Committee has delegated responsibility for the implementation and ongoing administration of the Policy to the RI Team, subject to the Committee’s ultimate oversight and responsibility as outlined in the Committee’s Proxy Voting Charter.

Advisers

1.

Advisory Personnel maintain the ultimate decision-making authority with respect to how proxies will be voted, unless otherwise instructed by a client, and may determine to vote contrary to the Guidelines and/or a vote recommendation of the RI Team if such Advisory Personnel determines it is in the best interest of the Adviser’s clients to do so. The rationale for all such contrary vote determinations will be documented and maintained.

2.

When voting proxies for different groups of client accounts, Advisory Personnel may vote proxies held by the respective client accounts differently depending on the facts and circumstances specific to such client accounts. The rationale for all such vote determinations will be documented and maintained.

3.	Advisory Personnel must comply with the Nuveen Proxy Voting Conflicts of Interest Policy with respect to potential material conflicts of interest.

Responsible Investing Team

1.	Performs day-to-day administration of the Advisers’ proxy voting processes.

2.

Seeks to vote proxies in adherence to the Guidelines, which have been constructed in a manner intended to align with the best interests of clients. In applying the Guidelines, the RI Team, on behalf of the Advisers, takes into account several factors, including, but not limited to:

Input from Advisory Personnel

Third-party research

Specific Portfolio Company context, including environmental, social and governance practices, and financial performance.

3.	Delivers copies of the Advisers’ Policy to clients and prospective clients upon request in a timely manner, as appropriate.

4.	Assists with the disclosure of proxy votes as applicable on corporate websites and elsewhere as required by applicable regulations.

5.	Prepares reports of proxies voted on behalf of the Advisers’ investment company clients to their Boards or committees thereof, as applicable.

6.	Performs an annual vote reconciliation for review by the Committee.

7.	Arranges the annual service provider due diligence, including a review of the service provider’s potential conflicts of interests, and presents the results to the Committee.

8.	Facilitates quarterly Committee meetings, including agenda and meeting minute preparation.

9.	Complies with the Nuveen Proxy Voting Conflicts of Interest Policy with respect to potential material conflicts of interest.

10.	Creates and retains certain records in accordance with Nuveen’s Record Management program.

11.	Oversees the proxy voting service provider in making and retaining certain records as required under applicable regulation.

12.	Assesses, in cooperation with Advisory Personnel, whether securities on loan should be recalled in order to vote their proxies.

Nuveen Compliance

1.	Ensures proper disclosure of Advisers’ Policy to clients as required by regulation or otherwise.

2.	Ensures proper disclosure to clients of how they may obtain information on how the Advisers voted their proxies.

3.	Assists the RI Team with arranging the annual service provider due diligence and presenting the results to the Committee.

4.	Monitors for compliance with this Policy and retains records relating to its monitoring activities pursuant to Nuveen’s Records Management program.

Governance

Review and approval

This Policy will be reviewed at least annually and will be updated sooner if substantive changes are necessary. The Policy Leader, the Committee and the NEFI Compliance Committee are responsible for the review and approval of this Policy.

Implementation

Nuveen has established the Committee to provide centralized management and oversight of the proxy voting process administered by the RI Team for the Advisers in accordance with its Proxy Voting Committee Charter and this Policy.

Exceptions

Any request for a proposed exception or variation to this Policy will be submitted to the Committee for approval and reported to the appropriate governance committee(s), where appropriate.

Nuveen proxy voting conflicts of interest policy and procedures

Applicability

This Policy applies to employees of Nuveen (“Nuveen”) acting on behalf of Nuveen Asset Management, LLC (“NAM”), Teachers Advisors, LLC (“TAL”) and TIAA-CREF Investment Management, LLC (“TCIM”), (each an “Adviser” and collectively referred to as the “Advisers”)

Policy purpose and statement

Proxy voting by investment advisers is subject to U.S. Securities and Exchange Commission (“SEC”) rules and regulations, and for accounts subject to ERISA, U.S. Department of Labor (“DOL”) requirements. These rules and regulations require policies and procedures reasonably designed to ensure proxies are voted in the best interest of clients and that such procedures set forth how the adviser addresses material conflicts that may arise between the Adviser’s interests and those of its clients. The purpose of this Proxy Voting Conflicts of Interest Policy and Procedures (“Policy”) is to describe how the Advisers monitor and address the risks associated with Material Conflicts of Interest arising out of business and personal relationships that could affect proxy voting decisions.

Nuveen’s Responsible Investing Team (“RI Team”) is responsible for providing vote recommendations, based on the Nuveen Proxy Voting Guidelines (the “Guidelines”), to the Advisers and for administering the voting of proxies on behalf of the Advisers. When determining how to vote proxies, the RI Team adheres to the Guidelines which are reasonably designed to ensure that the Advisers vote proxies in the best interests of the Advisers’ clients.

Advisers may face certain potential Material Conflicts of Interest when voting proxies. The procedures set forth below have been reasonably designed to identify, monitor, and address potential Material Conflicts of Interest to ensure that the Advisers’ voting decisions are based on the best interest of their clients and are not the product of a conflict.

Policy statement

The Advisers have a fiduciary duty to vote proxies in the best interests of their clients and must not subrogate the interests of their clients to their own.

Enforcement

As provided in the TIAA Code of Business Conduct, all employees are expected to comply with applicable laws and regulations, as well as the relevant policies, procedures and compliance manuals that apply to Nuveen’s business activities. Violation of this Policy may result in disciplinary action up to and including termination of employment.

Terms and definitions

Advisory Personnel includes the Advisers’ portfolio managers and research analysts.

Conflicts Watch List (“Watch List”) refers to a list maintained by the RI Team based on the following:

1.	The positions and relationships of the following categories of individuals are evaluated to assist in identifying a potential Material Conflict with a Portfolio Company:

i.	The TIAA CEO

ii.	Nuveen Executive Leadership Team

iii.	RI Team members who provide proxy voting recommendations on behalf of the Advisers,

iv.	Advisory Personnel, and

v.	Household Members of the parties listed above in Nos. 1(i)–1(iv)

The following criteria constitute a potential Material Conflict:

●	Any individual identified above in 1(i)–1(v) who serves on a Portfolio Company’s board of directors; and/or

●	Any individual identified above in 1(v) who serves as a senior executive of a Portfolio Company.

2.	In addition, the following circumstances have been determined to constitute a potential Material Conflict:

i.	Voting proxies for Funds sponsored by a Nuveen Affiliated Entity (i.e., registered investment funds and other funds that require proxy voting) held in client accounts,

ii.	Voting proxies for Portfolio Companies that are direct advisory clients of the Advisers and/or the Nuveen Affiliated Entities,

iii.	Voting proxies for Portfolio Companies that have a material distribution relationship* with regard to the products or strategies of the Advisers and/or the Nuveen Affiliated Entities,

iv.

Voting proxies for Portfolio Companies that are institutional investment consultants with which the Advisers and/or the Nuveen Affiliated Entities have engaged for any material business opportunity* and

v.

Any other circumstance where the RI Team, the Nuveen Proxy Voting Committee (the “Committee”), the Advisers, Nuveen Legal or Nuveen Compliance are aware of in which the Adviser’s duty to serve its clients’ interests could be materially compromised.

In addition, certain conflicts may arise when a Proxy Service Provider or their affiliate(s), have determined and/or disclosed that a relationship exists with i) a Portfolio Company ii) an entity acting as a primary shareholder proponent with respect to a Portfolio Company or iii) another party. Such relationships include, but are not limited to, the products and services provided to, and the revenue obtained from, such Portfolio Company or its affiliates. The Proxy Service Provider is required to disclose such relationships to the Advisers, and the RI Team reviews and evaluates the Proxy Service Provider’s disclosed conflicts of interest and associated controls annually and reports its assessment to the Committee.

Household Member includes any of the following who reside or are expected to reside in your household for at least ninety days a year: i) spouse or Domestic Partner, ii) sibling, iii) child, stepchild, grandchild, parents, grandparent, stepparent, and in-laws (mother, father, son, daughter, brother, sister).

Domestic Partner is defined as an individual who is neither a relative of, or legally married to, a Nuveen employee but shares a residence and is in a mutual commitment similar to marriage with such Nuveen employee.

Material Conflicts of Interest (“Material Conflict”) A conflict of interest that reasonably could have the potential to influence a recommendation based on the criteria described in this Policy.

Nuveen Affiliated Entities refers to TIAA and entities that are under common control with the Advisers and that provide investment advisory services to third party clients.† TIAA and the Advisers will undertake reasonable efforts to identify and manage any potential TIAA-related conflicts of interest.

Portfolio Company refers to any publicly traded company held in an account that is managed by an Adviser or a Nuveen Affiliated Entity.

*	Such criteria is defined in a separate standard operating procedure.

†	Such list is maintained in a separate standard operating procedure.

Proxy Service Provider(s) refers to any independent third-party vendor(s) who provides proxy voting administrative, research and/or recordkeeping services to Nuveen.

Proxy Voting Guidelines (the “Guidelines”) are a set of pre-determined principles setting forth the manner in which the Advisers generally intend to vote on specific voting categories and serve to assist clients, Portfolio Companies, and other interested parties in understanding how the Advisers generally intend to vote proxy-related matters. The Guidelines are not exhaustive and do not necessarily dictate how the Advisers will ultimately vote with respect to any proposal or resolution.

Proxy Voting Conflicts of Interest Escalation Form (“Escalation Form”) Used in limited circumstances as described below to formally document certain requests to deviate from the Guidelines, the rationale supporting the request, and the ultimate resolution.

Policy requirements

The Advisers have a fiduciary duty to vote proxies in the best interests of their clients and must not subrogate the interests of their clients to their own.

The RI Team and Advisory Personnel are prohibited from being influenced in their proxy voting decisions by any individual outside the established proxy voting process. The RI Team and Advisory Personnel are required to report to Nuveen Compliance any individuals or parties seeking to influence proxy votes outside the established proxy voting process.

The RI Team generally seeks to vote proxies in adherence to the Guidelines. In the event that a potential Material Conflict has been identified, the Committee, the RI Team, Advisory Personnel and Nuveen Compliance are required to comply with the following:

Proxies are generally voted in accordance with the Guidelines. In instances where a proxy is issued by a Portfolio Company on the Watch List, and the RI Team’s vote direction is in support of company management and either contrary to the Guidelines or the Guidelines require a case by case review, then the RI Team vote recommendation is evaluated using established criteria‡ to determine whether a potential conflict exists. In instances where it is determined a potential conflict exists, the vote direction shall default to the recommendation of an independent third-party Proxy Service Provider based on such provider’s benchmark policy. To the extent the RI Team believes there is a justification to vote contrary to the Proxy Service Provider’s benchmark recommendation in such an instance, then such requests are evaluated and mitigated pursuant to an Escalation Form review process as described in the Roles and Responsibilities section below. In all cases votes are intended to be in line with the Guidelines and in the best interests of clients.

The Advisers are required to adhere to the baseline standards and guiding principles governing client and personnel conflicts as outlined in the TIAA Conflicts of Interest Policy to assist in identifying, escalating and addressing proxy voting conflicts in a timely manner.

‡	Such criteria is defined in a separate standard operating procedure.

Roles and responsibilities

Nuveen Proxy Voting Committee

1.	Annually, review and approve the criteria constituting a Material Conflict involving the individuals and entities named on the Watch List.

2.	Review and approve the Policy annually, or more frequently as required.

3.	Review Escalation Forms as described above to determine whether the rationale of the recommendation is clearly articulated and reasonable relative to the potential Material Conflict.

4.	Review RI Team Material Conflicts reporting.

5.	Review and consider any other matters involving the Advisers’ proxy voting activities that are brought to the Committee.

Responsible Investing Team

1.	Promptly disclose RI Team members’ Material Conflicts to Nuveen Compliance.

2.

RI Team members must recuse themselves from all decisions related to proxy voting for the Portfolio Company seeking the proxy for which they personally have disclosed, or are required to disclose, a Material Conflict.

3.	Compile, administer and update the Watch List promptly based on the Watch List criteria described herein as necessary.

4.

Evaluate vote recommendations for Portfolio Companies on the Watch List, based on established criteria to determine whether a vote shall default to the third-party Proxy Service Provider, or whether an Escalation Form is required.

5.

In instances where an Escalation Form is required as described above, the RI Team member responsible for the recommendation completes and submits the form to an RI Team manager and the Committee. The RI Team will specify a response due date from the Committee typically no earlier than two business days from when the request was delivered. While the RI Team will make reasonable efforts to provide a two business day notification period, in certain instances the required response date may be shortened. The Committee reviews the Escalation Form to determine whether a Material Conflict exists and whether the rationale of the recommendation is clearly articulated and reasonable relative to the existing conflict. The Committee will then provide its response in writing to the RI Team member who submitted the Escalation Form.

6.	Provide Nuveen Compliance with established reporting.

7.	Prepare Material Conflicts reporting to the Committee and other parties, as applicable.

8.	Retain Escalation Forms and responses thereto and all other relevant documentation in conformance with Nuveen’s Record Management program.

Advisory Personnel

1.	Promptly disclose Material Conflicts to Nuveen Compliance.

2.

Provide input and/or vote recommendations to the RI Team upon request. Advisory Personnel are prohibited from providing the RI Team with input and/or recommendations for any Portfolio Company for which they have disclosed, or are required to disclose, a Material Conflict.

3.

From time to time as part of the Adviser’s normal course of business, Advisory Personnel may initiate an action to override the Guidelines for a particular proposal. For a proxy vote issued by a Portfolio Company on the Watch List, if Advisory Personnel request a vote against the Guidelines and in favor of Portfolio Company management, then the request will be evaluated by the RI Team in accordance with their established criteria and processes described above. To the extent an Escalation Form is required, the Committee reviews the Escalation Form to determine whether the rationale of the recommendation is clearly articulated and reasonable relative to the potential Material Conflict.

Nuveen Compliance

1.	Determine criteria constituting a Material Conflict involving the individuals and entities named on the Watch List.

2.	Determine parties responsible for collection of, and providing identified Material Conflicts to, the RI Team for inclusion on the Watch List.

3.	Perform periodic reviews of votes where Material Conflicts have been identified to determine whether the votes were cast in accordance with this Policy.

4.	Develop and maintain, in consultation with the RI Team, standard operating procedures to support the Policy.

5.	Perform periodic monitoring to determine adherence to the Policy.

6.	Administer training to the Advisers and the RI Team, as applicable, to ensure applicable personnel understand Material Conflicts and disclosure responsibilities.

7.	Assist the Committee with the annual review of this Policy.

Nuveen Legal

1.	Provide legal guidance as requested.

Governance

Review and approval

This Policy will be reviewed at least annually and will be updated sooner if changes are necessary. The Policy Leader, the Committee and the NEFI Compliance Committee are responsible for the review and approval of this Policy.

Implementation

Nuveen has established the Committee to provide centralized management and oversight of the proxy voting process administered by the RI Team for the Advisers in accordance with its Proxy Voting Committee Charter and this Policy.

Exceptions

Any request for a proposed exception or variation to this Policy will be submitted to the Committee for approval and reported to the appropriate governance committee(s), where appropriate.

APPENDIX C

Audited Financial Statements of Predecessor Fund and Master Fund

Nuveen CLO Opportunities Fund LP

(A Delaware Limited Partnership)

Audited Financial Statements

For the year ended December 31, 2023

Nuveen CLO Opportunities Fund LP

December 31, 2023

Report of Independent Auditors

To the General Partner of Nuveen CLO Opportunities Fund LP

Opinion

We have audited the accompanying financial statements of Nuveen CLO Opportunities Fund LP (the “Partnership”), which comprise the statement of assets, liabilities and partners’ capital as of December 31, 2023, and the related statements of operations, of changes in partners’ capital and of cash flows, including the related notes for the year then ended (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2023, and the results of its operations, changes in its partners’ capital and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017

T: (646) 471 3000, www.pwc.com/us

1

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

New York, New York

March 28, 2024

2

Nuveen CLO Opportunities Fund, L.P.
Statement of Assets, Liabilities and Partners’ Capital
December 31, 2023

Assets
Investments in Master Fund	$162,352,901
Total assets	162,352,901

Liabilities and Partners’ Capital:
Total liabilities	—
Partners’ capital	162,352,901

Total liabilities and partners’ capital	$162,352,901

The accompanying notes are an integral part of these financial statements.

3

Nuveen CLO Opportunities Fund, L.P.
Statement of Operations
For the year ended December 31, 2023

Net investment income/(expense) allocated from Master Fund
Investment income	$23,289,835
Investment expenses	(1,559,333)

Net investment income/(expense) allocated from Master Fund	21,730,502

Realized and change in unrealized gain/(loss) on investments allocated from Master Fund
Net realized gain/(loss) on investments	1,584,689
Net change in unrealized gain/(loss) on investments	7,737,044

Net realized and change in unrealized gain/(loss) on investments allocated from Master Fund	9,321,733

Net increase/(decrease) in partners’ capital resulting from operations	$31,052,235

The accompanying notes are an integral part of these financial statements.

4

Nuveen CLO Opportunities Fund, L.P.
Statement of Changes in Partners’ Capital
For the year ended December 31, 2023

	General Partner	Limited Partner	Total

Partners’ capital, beginning of year	$—	$156,458,586	$156,458,586

Net investment income/(expense) allocated from Master Fund	—	21,730,502	21,730,502
Net realized gain/(loss) on investments allocated from Master Fund	—	1,584,689	1,584,689
Net change in unrealized gain/(loss) allocated from Master Fund	—	7,737,044	7,737,044

Incentive allocation at Master Fund	—	(2,781,920)	(2,781,920)

Distributions	—	(22,376,000)	(22,376,000)

Partners’ capital, end of year	$—	$162,352,901	$162,352,901

The accompanying notes are an integral part of these financial statements.

5

Nuveen CLO Opportunities Fund, L.P.
Statement of Cash Flows
For the year ended December 31, 2023

Cash flows from operating activities
Net increase/(decrease) in partners’ capital resulting from operations	$31,052,235
Adjustments to reconcile net increase/(decrease) in partners’ capital resulting from operations to net cash provided by/(used in) operating activities:
Withdrawals of Master Fund	22,376,000
Net investment (income)/expense allocated from Master Fund	(21,730,502)
Net realized (gain)/loss on investments allocated from Master Fund	(1,584,689)
Net change in unrealized (gain)/loss on investments allocated from Master Fund	(7,737,044)
Net change in assets and liabilities:
Net cash provided by/(used in) operating activities	22,376,000
Cash flows from financing activities
Distributions	(22,376,000)
Net cash provided by/(used in) financing activities	(22,376,000)
Net change in cash and cash equivalents	—
Cash and cash equivalents, and beginning of year	—
Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of these financial statements.

6

Nuveen CLO Opportunities Fund LP
Notes to Financial Statements
December 31, 2023

1. Organization and Investment Objective

Nuveen CLO Opportunities Fund LP (the “The Partnership”) is a Delaware limited partnership which was organized on August 15, 2022. The Partnership commenced operations on September 30, 2022.

The Partnership is managed by Nuveen CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company.

The term of the Partnership commenced upon the registration of the Partnership as a limited partnership in accordance with the provisions of the Partnership Act on August 15, 2022, and shall continue indefinitely, unless the Partnership is terminated.

The Partnership invests all of its assets in Nuveen CLO Opportunities Master Fund LP (the “The Master Fund”).

The primary purpose of the Master Fund is to seek to generate attractive risk-adjusted returns by investing primarily in CLO Securities, denominated in U.S. dollars, of broadly syndicated loan CLOs and CLO Warehouse Interests (collectively, “BSL CLO Investments”). The Master Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets, predominantly through investments in BSL CLO Investments issued by CLOs managed or sponsored by investment managers that are unaffiliated with Nuveen. Subject to the investment restrictions, the Master Fund may also on an opportunistic basis invest in senior loans, high yield bonds, convertible bonds, other securitized assets and investment vehicles investing in the foregoing, including, without limitation, Nuveen Related Investments (other than Nuveen Related Investments that are BSL CLO Investments).

The Partnership has retained JP Morgan Hedge Fund Services (the “Administrator”) as the Partnership’s administrator for certain administrative and accounting services on behalf of the Partnership, including maintaining the official books and records.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in United States (“U.S.”) dollars in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Partnership is an investment company and follows the accounting and reporting guidance in FASB ASC Topic 946.

Cash and Cash Equivalents

Cash accounts are maintained with financial institutions where balances may exceed insured limits. Cash equivalents include short-term, highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less.

Income Taxes

The Partnership is not subject to U.S. Federal income taxes; each partner is individually liable for income taxes based on each partner’s share of the Partnership’s net taxable income. Interest, dividends and other income realized by the Partnership from non-U.S. sources as well as capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

7

Nuveen CLO Opportunities Fund LP
Notes to Financial Statements
December 31, 2023

The investment manager is required to determine whether a tax position of the Partnership is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The investment manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits or losses will significantly change in the next twelve months. However, the investment manager’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Partnership files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Partnership may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for open tax years prior to the period covered by these financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Investment in Master Fund

The administrator values the Partnership’s investment in the Master Fund using the net asset value of the Master Fund as practical expedient. Income, expenses and realized gains/(losses) and unrealized appreciation/(depreciation) on securities held by the Master Fund are allocated to the Partnership on a pro rata basis.

As of December 31, 2023, the Partnership owned 100% of the net assets of the Master Fund. As the Partnership invests substantially all of its assets in the Master Fund, the accounting policies of the Master Fund, including the Master Fund’s securities valuation policies, will directly affect the recorded value of the Partnership’s investment in the Master Fund. The financial statements of the Master Fund are attached and should be read in conjunction with the financial statements of the Partnership.

4. Allocation of Partnership Income, Incentive Allocation and Partner Liquidity

Profits and losses are allocated to the partners in proportion to their respective ownership percentages as of the first day of each month.

Limited partner may request a partial or total redemption of its Units acquired in connection with capital contribution as of the last day of each fiscal quarter following expiration of the twelve (12) month period following the date of such capital contribution to the Partnership, by providing at least ninety (90) calendar days’ prior written notice to the Partnership. Each limited partner generally is not permitted to redeem, as of any redemption date applicable to each capital contribution, more than twenty percent (20%) of its Units issued in connection with such capital contribution. Limited partner will generally be permitted to fully redeem its Units issued in connection with any capital contribution over the course of a minimum of five redemption dates.

8

Nuveen CLO Opportunities Fund LP
Notes to Financial Statements
December 31, 2023

Adjustments are made with respect to any limited partner’s partial or complete withdrawal prior to the last day of the measurement period.

Incentive allocation is reflected at the Master Fund level. No additional incentive allocation or performance fee shall accrue at the level of the Partnership.

5. Units of the Partnership

Each limited partner receives Units for their capital contribution into the Partnership equal to the amount of such capital contribution divided by the price per Unit. The number of Units issued to each partner is set forth in the books and records of the Partnership.

Units issued and redeemed during the year ended December 31,2023 were as follows:

	Units outstanding beginning of the year	Transfer of Units	Units issued during the year	Units redeemed during the year	Units outstanding end of year
Limited Partner	150,278	—	—	—	150,278
	150,278	—	—	—	150,278

Per Unit Operating Performance

NAV per Unit
Partners’ capital, beginning of year	$1,041.13
Distributions	(148.90)

Net investment income/(expense)	144.60
Net realized gain/(loss) on investments	10.55
Net change in unrealized gain/(loss) on investments	51.48

Incentive allocation at Master Fund	(18.51)

Partners’ capital, end of year	$1,080.35

9

Nuveen CLO Opportunities Fund LP
Notes to Financial Statements
December 31, 2023

6. Related Parties

As of December 31, 2023, related limited partners, which include employees of Nuveen Asset Management, LLC, represented approximately 100% of partners’ capital.

7. Fees and Expenses

Administrative Fee

The Administrator receives a monthly administrator’s fee at the Master Fund, which represents compensation for administering the business and affairs of the Master Fund and the Partnership. The administrative fee allocated from the Master Fund for the year ended December 31, 2023, was $120,948 of which $19,853 was payable at the Master Fund at December 31, 2023.

Management Fee

Pursuant to the Investment Management Agreement, the Master Fund shall pay to the Investment Manager compensation for the Investment Manager’s services in the form of an annual fee of 1.25%, calculated with respect to each limited partner and payable quarterly in arrears.

The management fee allocated from the Master Fund for the year ended December 31, 2023, was $1,209,306, of which $312,202 was payable at December 31, 2023.

Expenses

The Partnership records its proportionate share of the Master Fund’s portfolio and operating expenses in addition to its own operating expenses. For the year ended December 31, 2023, there were no partnership level expenses.

8. Financial Highlights

Financial highlights for the year ended December 31, 2023, are as follows:

For the year ended December 31, 2023

Net investment income/(expense)	13.65%

Investment expenses (including investment-related and operating expenses)	(0.98)%
Incentive allocation	(3.23)%
Total investment expenses (including investment-related and operating expenses) and incentive allocation	(4.21)%

Total return before incentive allocation	22.66%
Incentive allocation	(3.23)%
Total return after incentive allocation	19.43%

10

Nuveen CLO Opportunities Fund LP
Notes to Financial Statements
December 31, 2023

Financial highlights are calculated for the limited partners taken as a whole. Returns are presented on annualized basis. Weighted average limited partner’s capital is calculated on a monthly basis. An individual limited partner’s return and ratios may vary based on the timing of capital transactions.

9. Subsequent Events

Management has evaluated all subsequent events and transactions from January 1, 2024, through March 28, 2024, the date on which these financial statements were available to be issued and have determined that there were no additional subsequent events requiring recognition or disclosure in the financial statements.

11

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Limited Partnership)

Audited Financial Statements

For the year ended December 31, 2023

Nuveen CLO Opportunities Master Fund LP

December 31, 2023

Report of Independent Auditors

To the General Partner of Nuveen CLO Opportunities Master Fund LP

Opinion

We have audited the accompanying financial statements of Nuveen CLO Opportunities Master Fund LP (the “Master Fund”), which comprise the statement of assets, liabilities and partners’ capital, including the schedule of investments, as of December 31, 2023, and the related statements of operations, of changes in partners’ capital and of cash flows, including the related notes for the year then ended (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Master Fund as of December 31, 2023, and the results of its operations, changes in its partners’ capital and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Master Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Master Fund’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017

T: (646) 471 3000, www.pwc.com/us

1

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Fund’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Master Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

New York, New York

March 28, 2024, except for the effects of the updates discussed in Note 10 to the financial statements, as to which the date is January 6, 2025

2

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Assets, Liabilities, and Partners’ Capital
December 31, 2023

(In U.S. Dollars)

Assets
Investments, at fair value (cost $149,563,677)	$159,900,696
Cash and cash equivalents	2,311,966
Interest receivable	3,286,829
Total assets	165,499,491

Liabilities
Management fee payable	313,202
Accrued expenses	51,468
Capital withdrawals payable	2,781,920
Total liabilities	3,146,590

Partners’ capital	162,352,901
Total liabilities and partners’ capital	$165,499,491

The accompanying notes are an integral part of these financial statements.

3

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Schedule of Investments

December 31, 2023

(In U.S. Dollars)

Principal	Asset-backed security	Coupon %	Maturity Date	Cost	Fair Value	Percentage of Partners' Capital
	Cayman Islands
$1,250,000	Aimco CLO 14 Ltd (a)	11.43%	4/20/2034	$1,074,996	$1,225,054	0.75%
250,000	Anchorage Capital CLO 19 Ltd - F (a)	12.91	10/15/2034	193,804	202,084	0.12
1,500,000	Anchorage Capital CLO 19 Ltd - SUB (a)	0.00	10/15/2034	1,037,791	822,829	0.51
4,000,000	Apidos CLO XVIII (a)	11.37	10/22/2030	3,410,100	3,903,500	2.40
1,000,000	Ares XXXIIR CLO Ltd (a)	11.49	5/15/2030	831,577	935,881	0.58
1,500,000	Ares XXXIV CLO Ltd (a)	12.51	4/17/2033	1,294,783	1,463,074	0.90
2,000,000	ARES XLV CLO Ltd (a)	0.00	10/15/2030	934,780	568,134	0.35
2,000,000	ARES LX CLO LTD (a)	0.00	7/18/2034	1,538,024	1,183,854	0.73
3,500,000	Atrium XV (a)	11.52	1/23/2031	3,041,848	3,499,433	2.16
3,000,000	Basswood Park CLO Ltd - M1 (a)	0.00	4/20/2034	40,601	22,260	0.01
3,000,000	Basswood Park CLO Ltd - M2 (a)	0.00	4/20/2034	79,513	46,947	0.03
3,000,000	Basswood Park CLO Ltd - SUB (a)	0.00	4/20/2034	2,313,576	2,213,415	1.36
1,000,000	Battalion CLO XI Ltd (a)	12.51	4/24/2034	824,776	857,926	0.53
2,500,000	Burnham Park Clo Ltd (a)	11.08	10/20/2029	2,120,569	2,362,085	1.45
1,778,000	CARLYLE US CLO 2018-2 Ltd (a)	0.00	10/15/2031	881,783	664,791	0.41
3,250,000	CIFC Funding 2014-II-R Ltd (a)	11.35	4/24/2030	2,749,860	3,065,442	1.89
1,500,000	CIFC Funding 2017-III Ltd (a)	0.00	7/20/2030	704,732	394,056	0.24
2,580,000	CIFC Funding 2019-I Ltd (a)	12.51	4/20/2032	2,307,620	2,580,918	1.59
2,775,000	CIFC Funding 2020-I Ltd (a)	11.91	7/15/2036	2,434,865	2,771,445	1.71
1,540,000	CIFC Funding 2020-II Ltd (a)	12.18	10/20/2034	1,371,391	1,549,389	0.95
2,000,000	CIFC Funding 2020-III Ltd (a)	12.18	10/20/2034	1,833,334	2,019,662	1.24
750,000	CIFC Funding 2021-II (a)	0.00	4/15/2034	618,033	557,507	0.34
925,000	CIFC Funding 2022-II Ltd (a)	12.40	4/19/2035	806,205	934,339	0.58
2,500,000	CIFC Funding 2022-VII Ltd (a)	14.35	10/22/2035	2,441,570	2,564,908	1.58
1,500,000	Cayuga Park CLO Ltd (a)	11.66	7/17/2034	1,295,370	1,469,151	0.90
750,000	Dryden 50 Senior Loan Fund (a)	11.92	7/15/2030	635,241	710,224	0.44
2,000,000	Elmwood CLO 16 Ltd - D 1*TSFR3M (a)	9.02	4/20/2034	1,996,000	2,010,168	1.24
2,000,000	Elmwood CLO 16 Ltd - E TSFR3M (a)	12.64	4/20/2034	1,834,805	2,021,054	1.24
2,000,000	Elmwood CLO I Ltd (a)	0.00	10/20/2033	1,290,553	1,366,930	0.84
2,250,000	Flatiron CLO 18 Ltd (a)	10.81	4/17/2031	1,909,663	2,179,111	1.34
1,000,000	Flatiron CLO 19 Ltd (a)	11.75	11/16/2034	838,751	1,005,707	0.62
2,750,000	Galaxy 31 Clo Ltd (a)	13.82	4/15/2036	2,710,904	2,820,477	1.74
5,000,000	Goldentree Loan Management US Clo 6 Ltd	12.12	4/20/2035	4,192,098	5,046,225	3.11
3,000,000	Goldentree Loan Management US Clo 7 Ltd (a)	12.18	4/20/2034	2,661,417	3,012,816	1.86
1,000,000	GoldentTree Loan Management US CLO 1 Ltd (a)	13.18	10/20/2034	795,917	860,446	0.53
2,250,000	Goldentree Loan Opportunities IX Ltd (a)	11.31	10/29/2029	1,995,988	2,272,230	1.40
875,000	Harriman Park CLO LTD (a)	12.08	4/20/2034	769,521	864,015	0.53
675,000	Rad CLO 6 Ltd (a)	13.21	1/20/2033	621,626	681,920	0.42
1,500,000	KKR CLO Ltd 22 (a)	11.68	7/20/2031	1,240,009	1,457,861	0.90
1,250,000	KKR CLO 30 Ltd (a)	12.06	10/17/2031	1,060,470	1,253,108	0.77
5,000,000	KKR Clo 32 Ltd (a)	0.00	1/15/2032	3,783,940	3,403,965	2.10
1,000,000	KKR Clo 37 Ltd (a)	12.78	1/20/2035	870,462	950,851	0.59
3,000,000	KKR CLO 40 Ltd (a)	13.38	10/20/2034	2,640,364	2,900,589	1.79
4,750,000	Magnetite XVIII Ltd (a)	10.89	11/15/2028	4,157,663	4,646,621	2.86
800,000	Magnetite XIX Ltd (a)	14.43	4/17/2034	678,636	782,146	0.48
750,000	Magnetite XXVII Ltd (a)	11.68	10/20/2034	654,097	744,852	0.46
3,000,000	Magnetite XXXV Ltd (a)	12.63	10/25/2036	3,000,000	2,983,560	1.84
1,000,000	Magnetite XXXVII Ltd (a)	12.41	10/20/2036	1,000,000	1,001,142	0.62
2,059,000	Madison Park Funding XXIV Ltd (a)	12.88	10/20/2029	1,882,648	2,038,550	1.26
2,000,000	Madison Park Funding XXV Ltd (a)	11.74	4/25/2029	1,755,009	1,947,584	1.18

The accompanying notes are an integral part of these financial statements.

4

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Schedule of Investments (continued)

December 31, 2023

(In U.S. Dollars)

Principal	Asset-backed security	Coupon %	Maturity Date	Cost	Fair Value	Percentage of Partners' Capital
	Cayman Islands (Continued)
$2,500,000	Madison Park Funding XXIX LTD (a)	11.36	10/18/2030	$2,169,766	$2,442,695	1.50%
1,000,000	Newark BSL CLO 1 Ltd (a)	11.90	12/21/2029	870,016	954,671	0.59
2,000,000	Neuberger Berman CLO XVIII Ltd (a)	11.59	10/21/2030	1,720,795	2,019,834	1.24
1,100,000	Neuberger Berman CLO XXI Ltd - ER2 US0003M (a)	12.14	4/20/2034	964,078	1,078,062	0.66
3,600,000	Neuberger Berman CLO XXI Ltd - SUB (a)	0.00	4/20/2034	2,787,807	2,336,062	1.44
1,650,000	Neuberger Berman CLO XVI-S Ltd (a) (b)	13.95	4/15/2034	1,343,036	1,534,873	0.95
4,000,000	Neuberger Berman Loan Advisers CLO 26 Ltd (a)	11.56	10/18/2030	3,618,566	4,039,844	2.49
750,000	Neuberger Berman Loan Advisers CLO 35 Ltd (a)	12.66	1/19/2033	683,349	757,568	0.47
670,000	Neuberger Berman Loan Advisers Clo 40 Ltd (a)	11.51	4/15/2033	583,263	664,201	0.41
2,500,000	Neuberger Berman Loan Advisers CLO 41 Ltd (a)	12.16	4/15/2034	2,210,401	2,504,077	1.54
1,000,000	OHA Credit Funding 4 Ltd (a)	12.07	10/22/2036	877,626	1,009,923	0.62
1,000,000	Octagon Investment Partners 43 Ltd (a)	12.24	10/25/2032	876,492	975,888	0.60
2,750,000	Palmer Square CLO 2015-1 Ltd (a)	0.00	5/21/2034	1,371,596	1,079,952	0.67
1,700,000	Palmer Square CLO 2018-1 Ltd (a)	10.81	4/18/2031	1,447,453	1,678,942	1.03
3,500,000	Palmer Square CLO 2021-4 Ltd (a)	0.00	10/15/2034	2,838,168	2,814,228	1.73
938,000	Palmer Square CLO Ltd (a)	11.77	4/20/2035	789,544	944,009	0.58
2,000,000	Palmer Square CLO 2022-4 Ltd (a)	14.00	10/20/2035	1,904,651	2,055,020	1.27
1,500,000	Palmer Square CLO 2023-1 Ltd (a)	13.50	1/20/2036	1,485,615	1,534,827	0.95
2,625,000	Regatta XX Funding Ltd (a)	11.91	10/15/2034	2,140,481	2,646,814	1.63
1,500,000	Regatta XXIII Funding Ltd (a)	12.38	1/20/2035	1,234,292	1,515,021	0.93
1,250,000	Regatta IX Funding Ltd (a)	11.66	4/17/2030	1,032,408	1,206,360	0.74
1,250,000	Rockford Tower CLO 2017-3 Ltd (a)	11.43	10/20/2030	1,016,327	1,182,615	0.73
1,250,000	Rockford Tower CLO 2019-2 Ltd (a)	8.53	8/20/2032	1,121,166	1,225,504	0.75
1,000,000	Sixth Street CLO XIX Ltd (a)	11.58	7/20/2034	871,503	992,688	0.61
3,330,000	Sixth Street CLO XXI Ltd (a)	14.34	10/15/2035	3,235,827	3,414,083	2.10
500,000	Symphony Static CLO I Ltd (a)	13.39	10/25/2029	416,055	468,720	0.29
250,000	Symphony CLO XVI Ltd (a)	11.76	10/15/2031	205,347	203,131	0.13
2,650,000	Symphony CLO XXIII Ltd (a)	11.81	1/15/2034	2,650,000	2,574,152	1.59
800,000	TCW CLO 2020-1 Ltd (a)	9.08	4/20/2034	719,823	789,165	0.50
2,719,000	TCW CLO 2021-2 Ltd (a)	12.50	7/25/2034	2,422,994	2,637,724	1.62
1,500,000	Thayer Park CLO Ltd (a)	14.55	4/20/2034	1,255,659	1,381,374	0.85
2,000,000	TIAA CLO IV Ltd (a)	11.63	1/20/2032	2,000,000	1,918,616	1.18
1,000,000	TICP CLO VIII Ltd (a)	12.38	10/20/2034	891,723	969,923	0.60
2,000,000	TICP CLO IX Ltd (a)	11.28	1/20/2031	1,736,376	1,949,944	1.20
1,500,000	TICP CLO XI Ltd (a)	11.68	10/20/2031	1,500,000	1,474,843	0.91
2,700,000	TICP CLO XIII Ltd (a)	11.86	4/15/2034	2,334,394	2,686,476	1.66
1,000,000	Trinitas CLO XVIII Ltd (a)	12.73	1/20/2035	861,229	957,382	0.59
	Total Cayman Islands (cost $137,345,109)			137,345,109	147,459,447	90.82

	Jersey
900,000	Danby Park CLO Ltd (a)	14.16	10/21/2035	865,839	922,209	0.57
1,500,000	Goldentree Loan Management US Clo 12 Ltd (a)	12.67	4/20/2034	1,300,635	1,518,797	0.95
2,500,000	Neuberger Berman Loan Advisers NBLA CLO 53 Ltd (a)	13.02	10/24/2032	2,500,000	2,522,972	1.55
3,000,000	Unity-Peace Park CLO Ltd (a)	0.00	4/20/2035	2,480,094	2,405,271	1.48
	Total Jersey (cost $7,146,568)			7,146,568	7,369,249	4.55

	United States
5,072,000	MG.7 T0140O .HAMLIN P ARK WH	0.00	1/1/2030	5,072,000	5,072,000	3.12
	Total United States (cost $5,072,000)			5,072,000	5,072,000	3.12
	Total Investments, at fair value			$149,563,677	$159,900,696	98.49%
	(cost $149,563,677)

(a)  Security is exempt from registration under Rule 144A of the Securities Act of 1933, as amended. These securities are deemed illiquid and may be resold in transactions exempt from registration, which are normally transactions with qualified institutional buyers. As of the end of the reporting period, the aggregate value of these securities is $149,782,471 or 93.7% of Total Investments.

(b)  Floating or variable rate security includes the reference rate and spread, unless the variable rate is based on the underlying assets of the security. Coupon rate reflects the rate at period end.

The accompanying notes are an integral part of these financial statements.

5

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Operations

For the year ended December 31, 2023

(In U.S. Dollars)

Investment income
Interest Income	$23,289,835

Total investment income	23,289,835

Investment Expenses
Administrative fees	(120,948)
Management fees	(1,209,306)
Professional fees	(73,500)
Organizational expense	(79,238)
Other expenses	(76,341)

Total investment expenses	(1,559,333)
Net investment expenses	(1,559,333)

Net investment income/(expense)	21,730,502

Net realized and change in unrealized gain/(loss) on investments
Net realized gain/(loss) on investments	1,584,689
Net change in unrealized gain/(loss) on investments	7,737,044

Net realized and change in unrealized gain/(loss) on investments	9,321,733

Net increase/(decrease) in partners’ capital resulting from operations	$31,052,235

The accompanying notes are an integral part of these financial statements.

6

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Changes in Partners’ Capital

For the year ended December 31, 2023

(In U.S. Dollars)

		Nuveen CLO
	General	Opportunities
	Partner	Fund, L.P.	Total
Partners’ capital, beginning of year	$—	$156,458,586	$156,458,586

Net investment income/(expense)	—	21,730,502	21,730,502
Net realized gain/(loss) on investments	—	1,584,689	1,584,689
Net change in unrealized gain/(loss) on investments	—	7,737,044	7,737,044

Special Profit Allocation	2,781,920	(2,781,920)	—
Capital withdrawals	(2,781,920)	—	(2,781,920)
Distributions		(22,376,000)	(22,376,000)

Partners’ capital, end of year	$—	$162,352,901	162,352,901

The accompanying notes are an integral part of these financial statements.

7

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Cash Flows

For the year ended December 31, 2023

(In U.S. Dollars)

Cash flows from operating activities
Net increase/(decrease) in partners’ capital resulting from operations	$31,052,235
Adjustments to reconcile net increase/(decrease) in partners’ capital resulting from operations to net cash provided by/(used in) operating activities:
Purchases of securities	(35,345,096)
Proceeds from sales of securities	16,498,725
Principal paydowns received on senior loans	7,374,000
Net accretion of discounts and amortization of premiums	(1,959,286)
Net realized (gain)/loss on investments	(1,584,689)
Net change in unrealized (gain)/loss on investments	(7,737,044)
Interest receivable	(672,679)
Management fee payable	15,363
Accrued expenses	(78,959)

Net cash provided by/(used in) operating activities	7,562,570

Cash flows from financing activities

Distributions	(22,376,000)
Capital withdrawals	(2,781,920)
Net of change in capital withdrawal payable	2,189,876
Net cash provided by/(used in) financing activities	(22,968,044)

Net change in cash and cash equivalents	(15,405,474)
Cash and cash equivalents, beginning of year	17,717,440
Cash and cash equivalents, end of year	$2,311,966

The accompanying notes are an integral part of these financial statements.

8

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

1. Organization and Investment Objective

Nuveen CLO Opportunities Master Fund LP (“The Master Fund”) is a Cayman Islands exempted limited partnership which was formed under the laws of the Cayman Islands on August 17, 2022. The Master Fund commenced operations on September 30, 2022. The Master Fund’s limited partnership interest is held by Nuveen CLO Opportunities Fund LP, a Delaware limited partnership and feeder fund.

The Master Fund is managed by Nuveen CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company. The Master Fund’s investment manager is Nuveen Asset Management, LLC, a Delaware limited liability company.

The term of the Master Fund commenced upon the registration of the Master Fund as an exempted limited partnership in accordance with the provisions of the Partnership Act on August 17, 2022 and shall continue indefinitely, unless the Master Fund is terminated.

The primary purpose of the Master Fund is to seek to generate attractive risk-adjusted returns by investing primarily in CLO Securities, denominated in U.S. dollars, of broadly syndicated loan CLOs and CLO Warehouse Interests (collectively, “BSL CLO Investments”). The Master Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets, predominantly through investments in BSL CLO Investments issued by CLOs managed or sponsored by investment managers that are unaffiliated with Nuveen. Subject to the investment restrictions, the Master Fund may also on an opportunistic basis invest in senior loans, high yield bonds, convertible bonds, other securitized assets and investment vehicles investing in the foregoing, including, without limitation, Nuveen Related Investments (other than Nuveen Related Investments that are BSL CLO Investments), as defined in the Master Fund’s Amended and Restated Limited Partnership Agreement.

The Master Fund has retained JP Morgan Hedge Fund Services (the “Administrator”) as the Master Fund’s administrator for certain administrative and accounting services on behalf of the Master Fund, including maintaining the official books and records.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in United States (“U.S.”) dollars in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Master Fund is an investment company and follows the accounting and reporting guidance in FASB ASC Topic 946.

Cash and Cash Equivalents

Cash represents cash on hand at December 31, 2023. Cash accounts are maintained with financial institutions where balances may exceed insured limits. Cash equivalents include short-term, highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less.

Valuation of Investments

The investments are recorded at their estimated fair value, as described in Note 3.

9

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

Income/Expense Recognition

Interest income includes discounts accreted and premiums amortized over the contractual maturities or callable date for debt securities held at premium of the respective fixed income investments using the effective yield method. Non-cash interest income related to such accretion and amortization was ($1,959,286) for the year ended December 31, 2023.

Dividends are recognized on the ex-dividend date and interest is recognized on the accrual basis. Interest income and interest expense include discounts accreted and premiums amortized over the contractual maturities of the respective fixed income securities using the effective yield method.

For the investments owned at the end of the period, the difference between the cost and the market value or estimated fair value represents unrealized appreciated or depreciation.

Income Taxes

The Master Fund is a Cayman Islands exempted partnership. Under the current laws of the Cayman Islands, there are no income, estate, transfer, sale or other taxes payable by the Master Fund. The Master Fund has elected to be taxed and files as a partnership for U.S. Federal income tax purposes, and as such, is not itself subject to U.S. income taxes; however each partner may be individually liable for income taxes, if any, on such partner’s allocation of the Master Fund’s net taxable income.

The Master Fund trades securities for its own account and, as such, non-U.S. partners that are not otherwise subject to U.S. tax are generally not subject to U.S. tax on such earnings (other than certain withholding taxes indicated below). The investment adviser intends to conduct the business of the Master Fund to the maximum extent practicable so that the Master Fund’s activities do not constitute a U.S. trade or business. To the extent there are non-U.S. partners, dividends as well as certain interest and other income received by the Master Fund from sources within the U.S. may be subject to, and reflected net of, U.S. withholding tax at the rate of 30%. Such withholding tax is allocated solely to the non-U.S. investors, if any.

Interest, dividend and other income realized by the Master Fund from non-U.S. sources as well as capital gains realized on the sale of investments of non-U.S. issuers, if any, may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

The investment manager is required to determine whether a tax position of the Master Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The investment manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits or losses will significantly change in the next twelve months. However, the investment manager’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for the period covered by these financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

3. Investments

Investment transactions primarily are cleared through and held in custody by State Street Bank and Trust Company (the “Custodian”).

Generally, Nuveen Asset Management, LLC relies upon independent third-party pricing services and uses ICE Data Services for pricing taxable fixed income and municipal securities, and Markit, Refinitiv, Bloomberg, PricingDirect, and WM Reuters for pricing all other securities.

As of December 31, 2023, all investments were valued per the Nuveen Asset Management, LLC valuation policy.

In connection with the calculation of the Master Fund’s net asset value, the Administrator reviews the valuations provided by the investment adviser in accordance with the valuation policy and compares the prices to its own independent pricing sources. Based on this comparison, if individual prices and total portfolio value variances in excess of certain thresholds are identified, additional support is provided. This instance did not occur in 2023.

4. Fair Value Measurements

Fair Value – Definition and Hierarchy

Fair value is defined under U.S. GAAP as the expected price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Master Fund uses various valuation techniques. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available. Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access.

Level 2 - Valuations based on inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Valuations based on inputs that are unobservable.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Master Fund’s own assumptions are intended to reflect those that market participants would use in pricing the asset or liability at the measurement date.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

11

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

Recurring Fair Value: Assets and liabilities measured at fair value on a recurring basis are summarized in the following table:

	Level 1	Level 2	Level 3	Total
Investments in:
Long-Term bonds	$—	$159,900,696	$—	$159,900,696

5. Principal Risks

The following summary of certain risk factors is not intended to be a comprehensive summary of all risks inherent in the Master Fund.

Market Risk

Market risk represents the potential loss that can be caused by a change in the fair value of the Master Fund’s investment. The Master Fund intends to hold its indirect investment to maturity. Holding investments to maturity adds a level of protection against significant reductions of fair value during the life of the investment by allowing the fair value to potentially recover prior to maturity. However, if such investments do not recover these losses prior to maturity, the Master Fund would realize those losses upon maturity.

Credit Risk

Credit risk represents the potential loss that the Master Fund would incur if the counterparties of the investments failed to perform pursuant to the terms of their obligations to the Master Fund. The Master Fund attempts to minimize its exposure to credit risk by conducting transactions with established, reputable institutions.

Liquidity Risk

Liquidity risk represents the possibility that the Master Fund may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price. The Master Fund does not deem the risk to be material as the CLO securities held by the Master Fund are expected to be held to maturity.

Interest Rate Risk

Interest rate risk represents a change in interest rates, which could result in an adverse change in the fair value of an interest-bearing financial instrument. Fluctuations in interest rates could impact the valuation of the CLO Securities held by the Master Fund.

12

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

6. Allocation of Partnership Income, Special Profit Allocation and Partner Liquidity

Profits and losses are allocated to the partners in proportion to their respective ownership percentages as of the first day of each month.

Limited partner may request a partial or total redemption of its Units acquired in connection with capital contribution as of the last day of each fiscal quarter following expiration of the twelve (12) month period following the date of such capital contribution to the Master Fund, by providing at least ninety (90) calendar days’ prior written notice to the partnership. Each limited partner generally is not permitted to redeem, as of any redemption date applicable to each capital contribution, more than twenty percent (20%) of its Units issued in connection with such capital contribution. Limited partner will generally be permitted to fully redeem its Units issued in connection with any capital contribution over the course of a minimum of five redemption dates. If the value of a limited partner’s Units is less than or equal to $1 million, such limited partner may redeem in full on a single redemption date.

Adjustments are made with respect to any limited partner’s partial or complete withdrawal prior to the last day of the measurement period.

At the end of each special profit allocation period, the General Partner is allocated and paid as a distribution a special profit allocation with respect to each limited partner in an amount equal to twenty percent (20%) of such limited partner’s performance amount through the last day of such special profit allocation period that exceeds the sum of such limited partner’s loss recovery amount, if any, and the hurdle amount, which is calculated as 8% simple rate of return on such limited partner’s proportionate share of the Master Fund’s beginning value adjusted for any capital activity during the special profit allocation period.

For the year ending December 31, 2023 total amount of special profit allocation is $2,781,920.

7. Units of the Master Fund and Organizational Cost Amortization

Each limited partner receives Units for their capital contribution into the Master Fund equal to the amount of such capital contribution divided by the price per Unit. The number of Units issued to each partner is set forth in the books and records of the Master Fund.

Units issued and redeemed during the year ended December 31, 2023, were as follows:

	Units outstanding beginning of the year	Transfer of Units	Units issued during the year	Units redeemed during the year	Units outstanding end of year
General Partner	—	—	2,474	(2,474)	—
Nuveen CLO Opportunities Fund, L.P.	149,711	—	—	(3,876)	145,835
	149,711	—	—	(6,350)	145,835

Units redeemed during the year have been adjusted for miscalculated December 31, 2022 ending balance.

13

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

Per Unit Operating Performance

	GAAP	Adjusted Net Asset Value
Partners’ Capital, beginning of year	$1,045.07	$1,046.43
Distributions	(170.55)	(170.58)
Withdrawals	—	—
Net Investment income/(loss)	167.69	167.94
Net realized gain/(loss) from Investments	12.08	12.08
Net unrealized gain/(loss) from Investments	58 97	58 98
Partners’ Capital, end of year	$1,113.26	$1,114.85

Net Investment income/(loss) has been adjusted for miscalculated December 31, 2022 ending balance.

Adjusted Net Asset Value is adjusted to amortize organizational expense over 60 months after the commencement of operations. For the year ended December 31, 2023 amount of organizational expense was $52,315.

Under US GAAP, organizational expenses are expensed as incurred and totaled $79,238 for the year ended December 31, 2023 as reported on Statement of Operations.

8.       Fees and Expenses Administrative Fee

The Administrator receives a monthly administrator’s fee, which represents compensation for administering the business and affairs of the Master Fund. The administrative fee incurred by the Master Fund for the year ended December 31, 2023, was $120,948 of which $19,853 was payable at December 31, 2023.

Management Fee

Pursuant to the Investment Management Agreement, the Master Fund shall pay to the Investment Manager compensation for the Investment Manager’s services in the form of an annual fee of 1.25%, calculated with respect to each Limited Partner and payable quarterly in arrears.

The management fee incurred by the Master Fund for the year ended December 31, 2023, was $1,209,306, of which $312,202 was payable at December 31, 2023.

Expenses

The Master Fund incurs portfolio and other fund level expenses such as custodian, professional fees, and other operating expenses.

14

Nuveen CLO Opportunities Master Fund LP

Combined Notes to Financial Statements

December 31, 2023

9. Financial Highlights

Financial highlights for the year ended December 31, 2023 are as follows:

For the year ended December 31, 2023

Net Investment income/(expense)	13.65%

Investment expenses
(including investment-related and operating expenses)	(0.98)%
Incentive allocation	(3.23)%
Total Investment expenses (including investment-related and operating expenses) and incentive allocation	(4.21)%

Total return before incentive allocation	22.66%
Incentive allocation	(3.23)%
Total return after incentive allocation	19.43%

The net investment income/(expense), investment expenses (including investment-related and operating expenses), and special profit allocation ratios presented above for the year ended December 31, 2023 are calculated, for the limited partners as of December 31, 2023, taken as a whole using average monthly capital. An individual limited partner’s return and ratios may vary based on the timing of capital transactions.

Total return, which reflects the annual performance of partners’ capital, is calculated by mathematically linking monthly returns for the limited partners as of December 31, 2023.

10. Updates to the Schedule of Investments

All of the assets of Nuveen CLO Opportunities Master Fund LP will be transferred to a 40 ACT Fund on January 10, 2025. The name of the new 40 ACT fund will be Nuveen Enhanced CLO Income Fund. Due to this event, the Schedule of Investments was updated to include the coupon percentage, maturity date, tickmark a), b), and c) for each security, as applicable.

11. Subsequent Events

Management has evaluated all subsequent events and transactions from January 1, 2024, through March 28, 2024, the date on which these financial statements were available to be issued and have determined that there were no additional subsequent events requiring recognition or disclosure in the financial statements.

12. Events Subsequent to Original Issuance of Financial Statements (Unaudited)

In connection with the reissuance of the financial statements, Management has evaluated subsequent events through January 6, 2025, the date the financial statements were available to be reissued.

15

APPENDIX D

Unaudited Financial Statements of Predecessor Fund and Master Fund

Nuveen CLO Opportunities Fund LP

(A Delaware Limited Partnership)

Unaudited Financial Statements

For the period January 1, 2024 through October, 31 2024

Nuveen CLO Opportunities Fund LP

For the period January 1, 2024 through October 31, 2024

Nuveen CLO Opportunities Fund LP

Statement of Assets, Liabilities and Partners’ Capital

October 31, 2024

Assets
Investments in Master Fund	$220,493,808
Total assets	220,493,808

Liabilities and Partners’ Capital:
Total liabilities	—
Partners’ capital	220,493,808

Total liabilities and partners’ capital	$220,493,808

The accompanying notes are an integral part of these unaudited financial statements.

1

Nuveen CLO Opportunities Fund LP

Statement of Operations

For the period January 1, 2024 through October 31, 2024

Net investment income/(expense) allocated from Master Fund
Investment income	$25,664,658
Investment expenses	(1,432,625)

Net investment income/(expense) allocated from Master Fund	24,232,033

Realized and change in unrealized gain/(loss) on investments allocated from Master Fund
Net realized gain/(loss) on investments	5,211,580
Net change in unrealized gain/(loss) on investments	(7,162,739)

Net realized and change in unrealized gain/(loss) on investments allocated from Master Fund	(1,951,159)
Net increase/(decrease) in partners’ capital resulting from operations	$22,280,874

The accompanying notes are an integral part of these unaudited financial statements.

2

Nuveen CLO Opportunities Fund LP

Statement of Changes in Partners’ Capital

For the period January 1, 2024 through October 31, 2024

	General Partner	Limited Partners	Total

Partners’ capital, beginning of period	$—	$162,352,901	$162,352,901

Capital contributions	—	50,000,000	50,000,000

Net investment income/(expense) allocated from Master Fund	—	24,232,033	24,232,033
Net realized gain/(loss) on investments allocated from Master Fund	—	5,211,580	5,211,580
Net change in unrealized gain/(loss) allocated from Master Fund	—	(7,162,739)	(7,162,739)

Incentive allocation at Master Fund	1,502,193	(1,502,193)	—

Distribution	—	(14,139,967)	(14,139,967)

Partners’ capital, end of period	$1,502,193	$218,991,615	$220,493,808

The accompanying notes are an integral part of these unaudited financial statements.

3

Nuveen CLO Opportunities Fund LP

Statement of Cash Flows

For the period January 1, 2024 through October 31, 2024

Cash flows from operating activities
Net increase/(decrease) in partners’ capital resulting from operations	$22,280,874
Adjustments to reconcile net increase/(decrease) in partners’ capital resulting from operations to net cash provided by/(used in) operating activities:
Contributions of Master Fund	(50,000,000)
Withdrawals of Master Fund	14,139,967
Net investment (income)/expense allocated from Master Fund	(24,232,033)
Net realized (gain)/loss on investments allocated from Master Fund	(5,211,580)
Net change in unrealized (gain)/loss on investments allocated from Master Fund	7,162,739

Net cash provided by/(used in) operating activities	(35,860,033)

Cash flows from financing activities

Contributions	50,000,000
Distributions	(14,139,967)
Net cash provided by/(used in) financing activities	35,860,033
Net change in cash and cash equivalents	—
Cash and cash equivalents, and beginning of period	—
Cash and cash equivalents, end of period	$—

The accompanying notes are an integral part of these unaudited financial statements.

4

Nuveen CLO Opportunities Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

1. Organization and Investment Objective

Nuveen CLO Opportunities Fund LP (the “The Partnership”) is a Delaware limited partnership which was organized on August 15, 2022. The Partnership commenced operations on September 30, 2022.

The Partnership is managed by Nuveen CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company.

The term of the Partnership commenced upon the registration of the Partnership as a limited partnership in accordance with the provisions of the Partnership Act on August 15, 2022, and shall continue indefinitely, unless the Partnership is terminated.

The Partnership invests all of its assets in Nuveen CLO Opportunities Master Fund LP (the “The Master Fund”).

The primary purpose of the Master Fund is to seek to generate attractive risk-adjusted returns by investing primarily in CLO Securities, denominated in U.S. dollars, of broadly syndicated loan CLOs and CLO Warehouse Interests (collectively, “BSL CLO Investments”). The Master Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets, predominantly through investments in BSL CLO Investments issued by CLOs managed or sponsored by investment managers that are unaffiliated with Nuveen. Subject to the investment restrictions, the Master Fund may also on an opportunistic basis invest in senior loans, high yield bonds, convertible bonds, other securitized assets and investment vehicles investing in the foregoing, including, without limitation, Nuveen Related Investments (other than Nuveen Related Investments that are BSL CLO Investments).

The Partnership has retained JP Morgan Hedge Fund Services (the "Administrator") as the Partnership’s administrator for certain administrative and accounting services on behalf of the Partnership, including maintaining the official books and records.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in United States (“U.S.”) dollars in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Partnership is an investment company and follows the accounting and reporting guidance in FASB ASC Topic 946.

Cash and Cash Equivalents

Cash accounts are maintained with financial institutions where balances may exceed insured limits. Cash equivalents include short-term, highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less.

Income Taxes

The Partnership is not subject to U.S. Federal income taxes; each partner is individually liable for income taxes based on each partner’s share of the Partnership's net taxable income. Interest, dividends and other income realized by the Partnership from non-U.S. sources as well as capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

5

Nuveen CLO Opportunities Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

The investment manager is required to determine whether a tax position of the Partnership is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The investment manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits or losses will significantly change in the next twelve months. However, the investment manager’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Partnership files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Partnership may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for open tax years prior to the period covered by these financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Investment in Master Fund

The administrator values the Partnership’s investment in the Master Fund using the net asset value of the Master Fund as practical expedient. Income, expenses and realized gains/(losses) and unrealized appreciation/(depreciation) on securities held by the Master Fund are allocated to the Partnership on a pro rata basis.

As of October 31, 2024, the Partnership owned 100% of the net assets of the Master Fund. As the Partnership invests substantially all of its assets in the Master Fund, the accounting policies of the Master Fund, including the Master Fund’s securities valuation policies, will directly affect the recorded value of the Partnership's investment in the Master Fund. The financial statements of the Master Fund are attached and should be read in conjunction with the financial statements of the Partnership.

4. Allocation of Partnership Income, Incentive Allocation and Partner Liquidity

Profits and losses are allocated to the partners in proportion to their respective ownership percentages as of the first day of each month.

Limited partner may request a partial or total redemption of its Units acquired in connection with capital contribution as of the last day of each fiscal quarter following expiration of the twelve (12) month period following the date of such capital contribution to the Partnership, by providing at least ninety (90) calendar days’ prior written notice to the Partnership. Each limited partner generally is not permitted to redeem, as of any redemption date applicable to each capital contribution, more than twenty percent (20%) of its Units issued in connection with such capital contribution. Limited partner will generally be permitted to fully redeem its Units issued in connection with any capital contribution over the course of a minimum of five redemption dates.

6

Nuveen CLO Opportunities Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Adjustments are made with respect to any limited partner’s partial or complete withdrawal prior to the last day of the measurement period.

Incentive allocation is reflected at the Master Fund level. No additional incentive allocation or performance fee shall accrue at the level of the Partnership.

5. Units of the Partnership

Each limited partner receives Units for their capital contribution into the Partnership equal to the amount of such capital contribution divided by the price per Unit. The number of Units issued to each partner is set forth in the books and records of the Partnership.

Units issued and redeemed during the period ended October 31,2024 were as follows:

	Units outstanding beginning of the period	Transfer of Units	Units issued during the period	Units redeemed during the period	Units outstanding end of period
Limited Partner	150,278	—	50,000	—	200,278
	150,278	—	50,000	—	200,278

Per Unit Operating Performance

NAV per Unit
Partners’ capital, beginning of period	$1,080.35
Contributions	17.71
Distributions	(5.01)
Net investment income/(expense)	8.58
Net realized gain/(loss) on investments	1.85
Net change in unrealized gain/(loss) on investments	(2.54)
Partners’ capital, end of period	$1,100.94

6. Related Parties

As of October 31, 2024, related limited partners represented approximately 100% of partners’ capital.

7

Nuveen CLO Opportunities Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

7.   Fees and Expenses

Administrative Fee

The Administrator receives a monthly administrator's fee at the Master Fund, which represents compensation for administering the business and affairs of the Master Fund and the Partnership. The administrative fee allocated from the Master Fund for the period ended October 31, 2024, was $115,427 of which $30,475 was payable at the Master Fund at October 31, 2024.

Management Fee

Pursuant to the Investment Management Agreement, the Master Fund shall pay to the Investment Manager compensation for the Investment Manager’s services in the form of a annual fee of 1.25%, calculated with respect to each limited partner and payable quarterly in arrears.

The management fee allocated from the Master Fund for the period ended October 31, 2024, was $1,182,690 of which $140,271 was payable at October 31, 2024.

Expenses

The Partnership records its proportionate share of the Master Fund’s portfolio and operating expenses in addition to its own operating expenses. For the period ended October 31, 2024, there were no partnership level expenses.

8. Financial Highlights

Financial highlights for the period ended October 31, 2024, are as follows:

For the period ended October 31, 2024

Net investment income/(expense)	12.92%
Investment expenses (including investment-related and operating expenses)	(0.76)%
Incentive allocation	(1.82)%
Total investment expenses (including investment-related and operating expenses) and incentive allocation	(2.58)%
Total return before incentive allocation	13.76%
Incentive allocation	(1.82)%
Total return after incentive allocation	11.94%

Financial highlights are calculated for the limited partners taken as a whole. Returns are presented not on an annualized basis. Weighted average limited partner’s capital is calculated on a monthly basis. An individual limited partner’s return and ratios may vary based on the timing of capital transactions.

8

Nuveen CLO Opportunities Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

9. Subsequent Events

Management has evaluated all subsequent events and transactions from November 1, 2024, through January 6, 2025, the date on which these financial statements were available to be issued. On November 15, 2024 the Partnership made a distribution to partners in the amount of $5,076,805.

9

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Limited Partnership)

Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Nuveen CLO Opportunities Master Fund LP

October 31, 2024

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Assets, Liabilities, and Partners' Capital
October 31, 2024

(In U.S. Dollars)

Assets
Investments, at fair value (cost $211,494,054)	$214,668,334
Cash and cash equivalents	26,568,342
Interest receivable	727,483
Total assets	241,964,159

Liabilities
Payable for securities purchased	21,201,314
Management fee payable	140,271
Interest payable	12,953
Accrued expenses	115,813
Total liabilities	21,470,351
Partners' capital	220,493,808

Total liabilities and partners' capital	$241,964,159

The accompanying notes are an integral part of these unaudited financial statements.

1

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Schedule of Investments
October 31, 2024

(In U.S. Dollars)

Principal	Asset-backed security	Coupon %	Maturity Date	Cost	Fair Value	Percentage of Partner's Capital
	Cayman Islands
1,250,000	Aimco 14A E (a)	10.63%	4/20/2034	$1,082,274	$1,257,241	0.57%
2,876,000	Aimco 16A BR (a)	6.30	7/17/2037	2,880,315	2,882,724	1.31
250,000	Anchorage Capital CLO LTD 19A F (a)	12.16	10/15/2034	195,648	210,896	0.10
1,500,000	Anchorage Capital CLO LTD 19A SUB (a)	—	10/15/2034	1,067,567	645,885	0.29
4,000,000	Apidos CLO Ltd 18A E (a)	10.59	10/22/2030	3,457,332	4,035,680	1.83
1,000,000	ARES CLO Ltd 32RA D (a)	11.23	5/15/2030	846,032	1,003,960	0.46
1,500,000	ARES CLO Ltd 2A ER (a)	11.76	4/17/2033	1,304,455	1,506,000	0.68
2,000,000	ARES CLO Ltd 45A SUB (a)	—	10/15/2030	1,025,685	635,836	0.29
2,000,000	ARES CLO Ltd 60A SUB (a)	—	7/18/2034	1,570,088	1,162,046	0.53
3,000,000	Basswood Park CLO Ltd 1A M1 (a)	—	4/20/2034	56,600	19,779	0.01
3,000,000	Basswood Park CLO Ltd 1A M2 (a)	—	4/20/2034	105,806	41,151	0.02
3,000,000	Basswood Park CLO Ltd 1A SUB (a)	—	4/20/2034	2,362,431	1,953,900	0.89
1,000,000	Battalion CLO LTD 11A ER (a)	11.75	4/24/2034	831,318	919,550	0.42
32,150,000	Buttermilk Park CLO Ltd 1A SUB (a)	—	10/15/2031	11,959,025	11,043,750	5.01
2,500,000	Benefit Street Partners CLO Lt 9A ER2 (a)	10.52	10/20/2037	2,500,000	2,506,735	1.14
1,778,000	Carlyle Global Market Strategi 2A SUB (a)	—	10/15/2031	950,078	470,158	0.21
962,000	Carlyle Global Market Strategi 4A ER (a)	11.38	7/25/2036	962,000	976,115	0.44
1,500,000	CIFC Funding Ltd 3A SUB (a)	—	7/20/2030	775,318	573,300	0.26
6,825,000	CIFC Funding Ltd 2A SUB (a)	—	4/20/2031	3,367,771	3,171,578	1.44
4,250,000	CIFC Funding Ltd 1A ER (a)	10.37	10/20/2037	4,250,000	4,272,117	1.94
2,775,000	CIFC Funding Ltd 1A ER (a)	11.16	7/15/2036	2,445,555	2,794,283	1.27
555,000	CIFC Funding Ltd 2A CR (a)	6.93	10/20/2034	555,831	556,048	0.25
1,540,000	CIFC Funding Ltd 2A ER (a)	11.38	10/20/2034	1,377,742	1,552,154	0.70
2,000,000	CIFC Funding Ltd 3A ER (a)	11.38	10/20/2034	1,839,609	2,016,244	0.91
2,500,000	CIFC Funding Ltd 1A ER (a)	10.63	7/25/2037	2,500,000	2,539,073	1.15
750,000	CIFC Funding Ltd 2A SUB (a)	—	4/15/2034	627,740	481,958	0.22
2,250,000	CIFC Funding Ltd 4A ER (a)	11.37	7/23/2037	2,250,000	2,237,112	1.01
500,000	CIFC Funding Ltd 5A D (a)	8.16	7/15/2034	500,867	502,298	0.23
925,000	CIFC Funding Ltd 2A E (a)	11.62	4/19/2035	810,207	934,040	0.42
2,500,000	CIFC Funding Ltd 7A E (a)	13.57	10/22/2035	2,443,338	2,553,835	1.16
1,500,000	Cayuga Park CLO, Ltd. 1A ER (a)	10.91	7/17/2034	1,303,555	1,508,831	0.68
750,000	Dryden Senior Loan Fund 50A E (a)	11.17	7/15/2030	644,902	746,822	0.34
2,000,000	Elmwood CLO 26 Ltd 1A E (a)	11.08	4/18/2037	2,000,000	2,064,780	0.94
2,000,000	Elmwood CLO I Ltd. 1A SUB (a)	—	10/20/2033	1,339,218	1,453,326	0.66
5,000,000	Elmwood CLO VII Ltd. 4A ERR (a)	10.45	10/17/2037	5,000,000	5,143,020	2.33
3,000,000	Elmwood CLO VIII Ltd 1A ER (a)	10.87	4/20/2037	2,973,226	3,082,500	1.40
2,250,000	Flatiron CLO Ltd 1A E (a)	10.06	4/17/2031	1,934,605	2,262,483	1.03
1,000,000	Flatiron CLO Ltd 1A ER (a)	11.46	11/16/2034	844,710	1,003,951	0.46
500,000	Galaxy CLO Ltd 20A D1R (a)	7.48	4/20/2031	499,902	502,066	0.23
2,750,000	Galaxy CLO Ltd 31A E (a)	13.08	4/15/2036	2,713,108	2,832,940	1.28
5,000,000	GoldenTree Loan Management US 6X ER	11.32	4/20/2035	4,218,563	5,044,280	2.29
3,000,000	GoldenTree Loan Management US 7A ER (a)	11.38	4/20/2034	2,675,228	3,029,772	1.37
1,000,000	GoldenTree Loan Management US 11A F (a)	12.38	10/20/2034	802,290	981,200	0.45
875,000	Harriman Park CLO 1A ER (a)	11.28	4/20/2034	773,816	881,828	0.40
250,000	Rad CLO Ltd 5A E (a)	11.55	7/24/2032	250,248	251,467	0.11
1,500,000	KKR Financial CLO Ltd 22A E (a)	10.88	7/20/2031	1,257,017	1,510,269	0.68
1,000,000	KKR Financial CLO Ltd 32A D2R (a)	9.95	4/15/2037	1,000,000	1,022,175	0.46
5,000,000	KKR Financial CLO Ltd 32A SUB (a)	—	1/15/2032	3,894,193	3,214,260	1.46

The accompanying notes are an integral part of these unaudited financial statements.

2

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Schedule of Investments (continued)

October 31, 2024

(In U.S. Dollars)

Principal	Asset-backed security	Coupon %	Maturity Date	Cost	Fair Value	Percentage of Partner's Capital
	Cayman Islands (continued)
1,000,000	KKR Financial CLO Ltd 37A E (a)	11.98%	1/20/2035	$874,855	$1,001,470	0.45%
800,000	Magnetite CLO Ltd 19A FR (a) (b)	13.68	4/17/2034	682,803	785,159	0.36
1,250,000	Magnetite CLO Ltd 23A CR (a)	6.94	1/25/2035	1,251,871	1,253,507	0.57
750,000	Magnetite CLO Ltd 27A ER (a)	10.88	10/20/2034	657,759	755,791	0.34
500,000	Magnetite CLO Ltd 31A D (a)	7.91	7/15/2034	501,230	501,330	0.23
3,000,000	Magnetite CLO Ltd 35A ER (a)	11.88	10/25/2036	3,000,000	3,074,484	1.39
1,000,000	Magnetite CLO Ltd 37A E (a)	11.62	10/20/2036	1,000,000	1,034,986	0.47
2,500,000	Madison Park Funding Ltd 29A E (a)	10.59	10/18/2030	2,196,393	2,513,203	1.14
1,000,000	Newark BSL CLO 1 Ltd. 1A DR (a)	11.13	12/21/2029	882,072	999,777	0.45
2,000,000	Neuberger Berman CLO Ltd 18A DR2 (a)	10.80	10/21/2030	1,743,066	2,012,184	0.91
1,100,000	Neuberger Berman CLO Ltd 21A ER2 (a)	11.34	4/20/2034	969,573	1,110,511	0.50
3,600,000	Neuberger Berman CLO Ltd 21A SUB (a)	—	4/20/2034	2,845,730	2,128,190	0.97
1,650,000	Neuberger Berman CLO Ltd 16SA FR (a) (b)	13.20	4/15/2034	1,353,970	1,538,189	0.70
3,000,000	Neuberger Berman CLO Ltd 24A ER2 (a)	11.62	10/19/2038	3,000,000	3,111,039	1.41
750,000	Neuberger Berman CLO Ltd 35A E (a)	11.88	1/19/2033	686,762	754,992	0.34
500,000	Neuberger Berman CLO Ltd 40A D (a)	7.66	4/16/2033	501,550	501,250	0.23
670,000	Neuberger Berman CLO Ltd 40A E (a)	10.76	4/15/2033	587,611	674,868	0.31
2,500,000	Neuberger Berman CLO Ltd 41A E (a)	11.41	4/15/2034	2,223,102	2,523,248	1.14
2,000,000	Neuberger Berman CLO Ltd 55A E (a)	11.13	4/22/2038	2,000,000	2,051,878	0.93
1,500,000	Neuberger Berman Loan Advisers 2A E (a)	12.12	4/20/2038	1,500,000	1,522,658	0.69
1,000,000	Oak Hill Credit 2A DR (a)	8.18	4/21/2034	1,004,198	1,004,477	0.46
1,000,000	Oak Hill Credit 4A ER (a)	11.25	10/22/2036	881,112	1,010,533	0.46
1,000,000	Oak Hill Credit 8A D (a)	7.74	1/18/2034	1,001,231	1,003,987	0.46
1,000,000	Octagon Investment Partners 43 1A E (a)	11.49	10/25/2032	882,984	1,000,183	0.45
500,000	Point Au Roche Park CLO, Ltd 1A E (a)	10.98	7/20/2034	488,015	502,892	0.23
2,750,000	Palmer Square CLO Ltd 1A SUB (a)	—	5/21/2034	1,449,461	829,543	0.38
3,500,000	Palmer Square CLO Ltd 4A SUB (a)	—	10/15/2034	2,884,221	2,211,496	1.00
938,000	Palmer Square CLO Ltd 1A E (a)	10.97	4/20/2035	794,755	945,495	0.43
2,000,000	Palmer Square CLO Ltd 4A E (a)	13.20	10/20/2035	1,907,347	2,000,100	0.91
1,500,000	Palmer Square CLO Ltd 4A ER (a)	10.06	10/20/2037	1,500,000	1,507,809	0.68
1,500,000	Palmer Square CLO Ltd 1A E (a)	12.70	1/20/2036	1,485,985	1,517,771	0.69
1,500,000	Rad CLO Ltd 6A ER (a)	11.37	10/20/2037	1,500,000	1,503,927	0.68
2,500,000	Rad CLO Ltd 24A E (a)	11.12	7/20/2037	2,500,000	2,564,210	1.16
1,500,000	Regatta XXIII Funding Ltd 4A E (a)	11.58	1/20/2035	1,243,035	1,514,181	0.69
1,250,000	Rockford Tower CLO Ltd 3A E (a)	10.63	10/20/2030	1,034,176	1,253,391	0.57
1,000,000	Sixth Street CLO LTD. 19A E (a)	10.78	7/20/2034	876,642	1,005,743	0.46
500,000	Symphony Static CLO Ltd 1A E2 (a)	12.64	10/25/2029	423,709	484,535	0.22
800,000	TCW Gem Ltd 1A DRR (a)	8.28	4/20/2034	723,823	802,994	0.36
2,719,000	TCW CLO 2021-2, Ltd. 2A E (a)	11.71	7/25/2034	2,434,196	2,727,081	1.24
3,000,000	TCW Gem Ltd 1A E (a)	11.74	1/16/2037	2,971,622	3,036,783	1.38
1,500,000	Thayer Park CLO, Ltd. 1A ER (a)	13.75	4/20/2034	1,263,697	1,302,719	0.59
1,000,000	Sixth Street CLO LTD. 8A DR (a)	11.58	10/20/2034	895,753	1,008,024	0.46
1,000,000	TICP CLO Ltd 11A ER (a)	11.33	4/25/2037	1,000,000	1,015,031	0.46
2,700,000	TICP CLO Ltd 13A ER (a)	11.11	4/15/2034	2,350,231	2,719,008	1.23
1,000,000	Trinitas CLO Ltd 18A E (a)	11.93	1/20/2035	865,900	945,579	0.43
1,500,000	Upland CLO Ltd 1A CR (a)	7.78	4/20/2031	1,504,873	1,503,750	0.68
	Total Cayman Islands (cost $155,350,526)			155,350,526	158,761,372	72.02

The accompanying notes are an integral part of these unaudited financial statements.

3

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Schedule of Investments (continued)

October 31, 2024

(In U.S. Dollars)

Principal	Asset-backed security	Coupon %	Maturity Date	Cost	Fair Value	Percentage of Partner's Capital
	Jersey
1,000,000	Boyce Park CLO, LLC 1A E (a)	10.87%	4/21/2035	$985,586	$1,005,474	0.46%
1,500,000	GoldenTree Loan Management US 12A ER (a)	10.32	7/20/2037	1,500,000	1,510,127	0.68
37,700,000	Hamlin Park CLO 1A M (a)	—	10/20/2037	0	0	0.00
18,900,000	Hamlin Park CLO 1A SUB (a)	—	10/20/2037	16,821,000	16,821,000	7.63
4,000,000	KKR Financial CLO Ltd 40A ER (a)	11.87	10/20/2034	4,000,000	4,019,748	1.82
1,750,000	Neuberger Berman CLO Ltd 52A ER (a)	10.63	10/24/2038	1,750,000	1,759,109	0.80
2,500,000	Neuberger Berman CLO Ltd 53A E (a)	12.26	10/24/2032	2,500,000	2,539,202	1.15
3,000,000	Unity-Peace Park CLO, Ltd. 1A SUB (a)	—	4/20/2035	2,514,942	2,145,696	0.97
	Total Jersey (cost $30,071,528)			30,071,528	29,800,356	13.51

	United States
19,000,000	GSO 2023-HMPK SUB (c)	—	1/1/2030	19,000,000	19,000,000	8.62
2,000,000	Invesco CLO LTD 1A ER (a)	11.53	4/22/2037	2,000,000	2,034,606	0.92
5,072,000	MG.7T0140O.HAMLIN PARK WH (c)	—	1/1/2030	5,072,000	5,072,000	2.30
	Total United States (cost $26,072,000)			26,072,000	26,106,606	11.84
	Total Investments, at fair value (cost $211,494,054)			$211,494,054	$214,668,334	97.37%

(a) Security is exempt from registration under Rule 144A of the Securities Act of 1933, as amended. These securities are deemed illiquid and may be resold in transactions exempt from registration, which are normally transactions with qualified institutional buyers. As of the end of the reporting period, the aggregate value of these securities is $185,552,054 or 86.4% of Total Investments.

(b) Floating or variable rate security includes the reference rate and spread, unless the variable rate is based on the underlying assets of the security. Coupon rate reflects the rate at period end.

(c) For fair value measurement disclosure purposes, investment classified as Level 3.

The accompanying notes are an integral part of these unaudited financial statements.

4

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Operations

For the period January 1, 2024 through October 31, 2024

(In U.S. Dollars)

Investment income
Interest Income	$25,664,658
Total investment income	25,664,658
Investment Expenses
Administrative fees	(115,427)
Management fees	(1,182,690)
Professional fees	(51,667)
Other expenses	(82,841)
Total investment expenses	(1,432,625)
Net investment expenses	(1,432,625)

Net investment income/(expense)	24,232,033

Net realized and change in unrealized gain/(loss) on investments
Net realized gain/(loss) on investments	5,211,580
Net change in unrealized gain/(loss) on investments	(7,162,739)
Net realized and change in unrealized gain/(loss) on investments	(1,951,159)

Net increase/(decrease) in partners' capital resulting from operations	$22,280,874

The accompanying notes are an integral part of these unaudited financial statements.

5

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Changes in Partners' Capital

For the period January 1, 2024 through October 31, 2024

(In U.S. Dollars)

	General Partner	Nuveen CLO Opportunities Fund, L.P.	Total

Partners' capital, beginning of period	$—	$162,352,901	$162,352,901

Capital contributions		50,000,000	50,000,000

Net investment income/(expense)	—	24,232,033	24,232,033
Net realized gain/(loss) on investments	—	5,211,580	5,211,580
Net change in unrealized gain/(loss) on investments	—	(7,162,739)	(7,162,739)

Incentive Allocation	1,502,193	(1,502,193)	—
Distributions		(14,139,967)	(14,139,967)

Partners' capital, end of period	$1,502,193	$218,991,615	220,493,808

The accompanying notes are an integral part of these unaudited financial statements.

6

Nuveen CLO Opportunities Master Fund LP

(A Cayman Islands Exempted Partnership)

Statement of Cash Flows

For the period January 1, 2024 through October 31, 2024

(In U.S. Dollars)

Cash flows from operating activities
Net increase/(decrease) in partners' capital resulting from operations	$22,280,874
Adjustments to reconcile net increase/(decrease) in partners' capital resulting from operations to net cash provided by/(used in) operating activities:

Purchases of securities	(115,654,125)
Proceeds from sales of securities	21,881,987
Principal paydowns received on senior loans	40,035,000
Net accretion of discounts and amortization of premiums	(2,981,659)
Net realized (gain)/loss on investments	(5,211,580)
Net change in unrealized (gain)/loss on investments	7,162,739
Net change in assets and liabilities:
Interest receivable	2,559,346
Payable for securities purchased	21,201,314
Management fee payable	(172,931)
Interest payable	12,953
Accrued expenses	64,344
Net cash provided by/(used in) operating activities	(8,821,738)

Cash flows from financing activities

Proceeds from partners' capital contributions	50,000,000
Distributions	(14,139,967)
Capital withdrawals	—
Net of change in capital withdrawal payable	(2,781,919)
Net cash provided by/(used in) financing activities	33,078,114

Net change in cash and cash equivalents	24,256,376

Cash and cash equivalents, beginning of period	2,311,966
Cash and cash equivalents, end of period	$26,568,342

The accompanying notes are an integral part of these unaudited financial statements.

7

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

1. Organization and Investment Objective

Nuveen CLO Opportunities Master Fund LP (“The Master Fund”) is a Cayman Islands exempted limited partnership which was formed under the laws of the Cayman Islands on August 17, 2022. The Master Fund commenced operations on September 30, 2022. The Master Fund’s limited partnership interest is held by Nuveen CLO Opportunities Fund LP, a Delaware limited partnership and feeder fund.

The Master Fund is managed by Nuveen CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company. The Master Fund’s investment manager is Nuveen Asset Management, LLC, a Delaware limited liability company.

The term of the Master Fund commenced upon the registration of the Master Fund as an exempted limited partnership in accordance with the provisions of the Partnership Act on August 17, 2022 and shall continue indefinitely, unless the Master Fund is terminated.

The primary purpose of the Master Fund is to seek to generate attractive risk-adjusted returns by investing primarily in CLO Securities, denominated in U.S. dollars, of broadly syndicated loan CLOs and CLO Warehouse Interests (collectively, “BSL CLO Investments”). The Master Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets, predominantly through investments in BSL CLO Investments issued by CLOs managed or sponsored by investment managers that are unaffiliated with Nuveen. Subject to the investment restrictions, the Master Fund may also on an opportunistic basis invest in senior loans, high yield bonds, convertible bonds, other securitized assets and investment vehicles investing in the foregoing, including, without limitation, Nuveen Related Investments (other than Nuveen Related Investments that are BSL CLO Investments), as defined in the Master Fund’s Amended and Restated Limited Partnership Agreement.

The Master Fund has retained JP Morgan Hedge Fund Services (the "Administrator") as the Master Fund’s administrator for certain administrative and accounting services on behalf of the Master Fund, including maintaining the official books and records.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in United States (“U.S.”) dollars in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Master Fund is an investment company and follows the accounting and reporting guidance in FASB ASC Topic 946.

Cash and Cash Equivalents

Cash represents cash on hand at October 31, 2024. Cash accounts are maintained with financial institutions where balances may exceed insured limits. Cash equivalents include short-term, highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less.

Valuation of Investment

The investment is recorded at its estimated fair value, as described in Note 3.

8

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Income/Expense Recognition

Interest income includes discounts accreted and premiums amortized over the contractual maturities or callable date for debt securities held at premium of the respective fixed income investments using the effective yield method. Non-cash interest income related to such accretion and amortization was ($2,981,659) for the period ended October 31, 2024.

Dividends are recognized on the ex-dividend date and interest is recognized on the accrual basis. Interest income and interest expense include discounts accreted and premiums amortized over the contractual maturities of the respective fixed income securities using the effective yield method.

For the investments owned at the end of the period, the difference between the cost and the market value or estimated fair value represents unrealized appreciated or depreciation.

Income Taxes

The Master Fund is a Cayman Islands exempted partnership. Under the current laws of the Cayman Islands, there are no income, estate, transfer, sale or other taxes payable by the Master Fund. The Master Fund has elected to be taxed and files as a partnership for U.S. Federal income tax purposes, and as such, is not itself subject to U.S. income taxes; however each partner may be individually liable for income taxes, if any, on such partner’s allocation of the Master Fund's net taxable income.

The Master Fund trades securities for its own account and, as such, non-U.S. partners that are not otherwise subject to U.S. tax are generally not subject to U.S. tax on such earnings (other than certain withholding taxes indicated below). The investment adviser intends to conduct the business of the Master Fund to the maximum extent practicable so that the Master Fund's activities do not constitute a U.S. trade or business. To the extent there are non-U.S. partners, dividends as well as certain interest and other income received by the Master Fund from sources within the U.S. may be subject to, and reflected net of, U.S. withholding tax at the rate of 30%. Such withholding tax is allocated solely to the non-U.S. investors, if any.

Interest, dividend and other income realized by the Master Fund from non-U.S. sources as well as capital gains realized on the sale of investments of non-U.S. issuers, if any, may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

The investment manager is required to determine whether a tax position of the Master Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The investment manager is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits or losses will significantly change in the next twelve months. However, the investment manager’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for the period covered by these financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

3. Investments

Investment transactions primarily are cleared through and held in custody by State Street Bank and Trust Company (the “Custodian”).

Generally, Nuveen Asset Management, LLC relies upon independent third-party pricing services for pricing securities held by the Master Fund.

As of October 31, 2024, all investments were valued per the Nuveen Asset Management, LLC valuation policy.

In connection with the calculation of the Master Fund’s net asset value, the Administrator reviews the valuations provided by the investment adviser in accordance with the valuation policy and compares the prices to its own independent pricing sources. Based on this comparison, if individual prices and total portfolio value variances in excess of certain thresholds are identified, additional support is provided. This instance did not occur in 2024.

4. Fair Value Measurements

Fair Value – Definition and Hierarchy

Fair value is defined under U.S. GAAP as the expected price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Master Fund uses various valuation techniques. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available. Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access.

Level 2 - Valuations based on inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Valuations based on inputs that are unobservable.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity- specific measure. Therefore, even when market assumptions are not readily available, the Master Fund’s own assumptions are intended to reflect those that market participants would use in pricing the asset or liability at the measurement date.

10

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

Recurring Fair Value: Assets and liabilities measured at fair value on a recurring basis are summarized in the following table:

	Level 1	Level 2	Level 3	Total
Investments in:
Long-Term bonds	$—	$190,596,334	$24,072,000	$214,668,334

The following table presents purchases, transfers into and out of Level 3:

	Purchases	Transfers into Level 3	Transfers out of Level 3
Assets:
Long-Term bonds	$19,000,000	$5,072,000	$—

The Partnership’s Level 3 assets valued at $24,072,000 were priced using cost.

5. Principal Risks

The following summary of certain risk factors is not intended to be a comprehensive summary of all risks inherent in the Master Fund.

Market Risk

Market risk represents the potential loss that can be caused by a change in the fair value of the Master Fund’s investment. The Master Fund generally intends to hold its investments to maturity. Holding investments to maturity adds a level of protection against significant reductions of fair value during the life of the investment by allowing the fair value to potentially recover prior to maturity. However, if such investments do not recover these losses prior to maturity, the Master Fund would realize those losses upon maturity.

Credit Risk

Credit risk represents the potential loss that the Master Fund would incur if the counterparties of the investments failed to perform pursuant to the terms of their obligations to the Master Fund. The Master Fund attempts to minimize its exposure to credit risk by conducting transactions with established, reputable institutions.

11

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Liquidity Risk

Liquidity risk represents the possibility that the Master Fund may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price. The Master Fund does not deem the risk to be material as the CLO securities held by the Master Fund are generally expected to be held to maturity.

Interest Rate Risk

Liquidity risk represents the possibility that the Master Fund may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price. The Master Fund does not deem the risk to be material as the CLO securities held by the Master Fund are generally expected to be held to maturity.

6. Allocation of Partnership Income, Incentive Allocation and Partner Liquidity

Profits and losses are allocated to the partners in proportion to their respective ownership percentages as of the first day of each month.

Limited partner may request a partial or total redemption of its Units acquired in connection with capital contribution as of the last day of each fiscal quarter following expiration of the twelve (12) month period following the date of such capital contribution to the Master Fund, by providing at least ninety (90) calendar days’ prior written notice to the partnership. Each limited partner generally is not permitted to redeem, as of any redemption date applicable to each capital contribution, more than twenty percent (20%) of its Units issued in connection with such capital contribution. Limited partner will generally be permitted to fully redeem its Units issued in connection with any capital contribution over the course of a minimum of five redemption dates. If the value of a limited partner’s Units is less than or equal to $1 million, such limited partner may redeem in full on a single redemption date.

Adjustments are made with respect to any limited partner’s partial or complete withdrawal prior to the last day of the measurement period.

At the end of each incentive allocation period, the General Partner is allocated and paid as a distribution a incentive allocation with respect to each limited partner in an amount equal to twenty percent (20%) of such limited partner’s performance amount through the last day of such incentive allocation period that exceeds the sum of such limited partner’s loss recovery amount, if any, and the hurdle amount, which is calculated as 8% simple rate of return on such limited partner’s proportionate share of the Master Fund’s beginning value adjusted for any capital activity during the incentive allocation period.

For the period ending October 31, 2024, total amount of accrued incentive allocation to General Partner was $1,502,193.

7. Units of the Master Fund and Organizational cost amortization

Each limited partner receives Units for their capital contribution into the Master Fund equal to the amount of such capital contribution divided by the price per Unit. The number of Units issued to each partner is set forth in the books and records of the Master Fund.

12

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Units issued and redeemed during the period ended October 31, 2024, were as follows:

	Units outstanding beginning of the period	Transfer of Units	Units issued during the period	Units redeemed during the period	Units outstanding end of period
General Partner	—	—	—	—	—
Nuveen CLO Opportunities Fund, L.P.	145,835	—	50,000	(1,046)	194,789
	145,835	—	50,000	(1,046)	194,789

Per Unit Operating Performance

	GAAP	Adjusted Net Asset Value
Partners’ capital, beginning of period	$1,113.26	$1,114.85
Contributions	16.08	15.53
Distributions	(4.55)	(4.39)
Withdrawals	—	—
Net investment income/(loss)	7.79	7.51
Net realized gain/(loss) from investments	1.68	1.62
Net unrealized gain/(loss) from investments	(2.30)	(2.22)
Partners' capital, end of period	$1,131.96	$1,132.89

Adjusted Net Asset Value is adjusted to amortize organizational expense over 60 months after the commencement of operations. For the period ended October 31, 2024 amount of organizational expense was $51,365.

Under US GAAP, organizational expenses are expensed as incurred. The Master Fund had no organizational expenses during the period ended October 31, 2024.

8.  Fees and Expenses

Administrative Fee

The Administrator receives a monthly administrator's fee, which represents compensation for administering the business and affairs of the Master Fund. The administrative fee incurred by the Master Fund for the period ended October 31, 2024, was $115,427 of which $30,475 was payable at October 31, 2024.

Management Fee

Pursuant to the Investment Management Agreement, the Master Fund shall pay to the Investment Manager compensation for the Investment Manager’s services in the form of an annual fee of 1.25%, calculated with respect to each Limited Partner and payable quarterly in arrears.

The management fee incurred by the Master Fund for the period ended October 31, 2024, was $1,182,690 of which $140,271 was payable at October 31, 2024.

13

Nuveen CLO Opportunities Master Fund LP

Notes to Unaudited Financial Statements

For the period January 1, 2024 through October 31, 2024

Expenses

The Master Fund incurs portfolio and other fund level expenses such as custodian, professional fees, and other operating expenses.

9. Financial Highlights

Financial highlights for the period ended October 31, 2024 are as follows:

For the period ended October 31, 2024

Net investment income/(expense)	12.92%

Investment expenses (including investment-related and operating expenses)	(0.76)%
Incentive allocation	(1.82)%
Total investment expenses (including investment-related and operating expenses) and incentive allocation	(2.58)%

Total return before incentive allocation	13.76%
Incentive allocation	(1.82)%
Total return after incentive allocation	11.94%

The net investment income/(expense), investment expenses (including investment-related and operating expenses), and incentive allocation ratios presented above for the period ended October 31, 2024 are calculated, for the limited partners as of October 31, 2024, taken as a whole using average monthly capital. An individual limited partner’s return and ratios may vary based on the timing of capital transactions.

Total return, which reflects the annual performance of partners’ capital, is calculated by mathematically linking monthly returns for the limited partners as of October 31, 2024. The ratios are not annualized.

10. Subsequent Events

Management has evaluated all subsequent events and transactions from November 1, 2024, through January 6, 2025, the date on which these financial statements were available to be issued. On November 15, 2024, the Master Fund made a distribution to partners in the amount of $5,076,805. All of the net assets of Nuveen CLO Opportunities Master Fund LP will be transferred to a 40 Act fund on January 10, 2025. The name of the new 40 Act fund will be Nuveen Enhanced CLO Income Fund.

14

Nuveen Enhanced CLO Income Fund

Common Shares

Class A1 Common Shares

Class A2 Common Shares

STATEMENT OF ADDITIONAL INFORMATION

January 8, 2025